Exhibit 10.1
AMENDMENT NO. 1 TO
CREDIT AGREEMENT
dated as of March 10, 2011,
among
NOVELIS INC.,
as Borrower,
AV METALS INC.,
as Holdings,
and
THE OTHER LOAN PARTIES PARTY HERETO,
THE LENDERS PARTY HERETO,
BANK OF AMERICA, N.A.,
as Administrative Agent,
and
MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED,
CITIGROUP GLOBAL MARKETS INC.
and
UBS SECURITIES LLC,
as Joint Lead Arrangers and Joint Bookrunners

          This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of March 10, 2011, is entered into among NOVELIS INC., a corporation amalgamated under the Canada Business Corporations Act (the “Borrower”), AV METALS INC., a corporation formed under the Canada Business Corporations Act (“Holdings”), the SUBSIDIARY GUARANTORS (as defined in the Credit Agreement referred to below), NOVELIS ITALIA S.P.A., NOVELIS FOIL FRANCE S.A.S. and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) under the Credit Agreement referred to below.
RECITALS
          WHEREAS, the Borrower, Holdings, the Subsidiary Guarantors, the Administrative Agent and the Lenders from time to time party thereto entered into that certain Credit Agreement, dated as of December 17, 2010 (the “Credit Agreement”);
          WHEREAS, each of Novelis Italia S.p.A. and Novelis Foil France S.A.S. (each, a “Third Party Security Provider”) have pledged certain assets to secure the Secured Obligations of the Loan Parties;
          WHEREAS, the Borrower has requested an amendment to the Credit Agreement as herein set forth; and
          WHEREAS, the Borrower, Holdings, the Subsidiary Guarantors, the Administrative Agent and the Lenders signatory to a consent (an “Acknowledgment and Consent”) have agreed to amend the Credit Agreement on the terms and subject to the conditions herein provided.
          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:
     Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement, as amended hereby.
     Section 2. Amendments. Subject to the terms and conditions set forth herein, effective as of the Amendment Effective Date (as defined below), the Credit Agreement (including Annex I, but excluding the Exhibits and Schedules thereto) is hereby amended in its entirety to read as Exhibit A attached hereto.
     Section 3. Consent to Amendments; Further Assurances. The Administrative Agent and each Lender signatory to an Acknowledgment and Consent hereby consent to the amendments to each of the security agreements and/or guarantees listed on Exhibit B attached hereto as may be necessary or advisable in connection with this Amendment, each in form and substance satisfactory to the Administrative Agent.

     Section 4. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which each of the following conditions precedent shall have been satisfied or duly waived:
     (a) Certain Documents. The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:
          (i) this Amendment, duly executed by each of the Loan Parties, each Third Party Security Provider and the Administrative Agent;
          (ii) Acknowledgment and Consents, in the form set forth hereto as Exhibit C, duly executed by all of the Lenders holding Term Loans on the Amendment Effective Date (after giving effect to any assignments of Term Loans effectuated pursuant to Section 2.16(c) of the Credit Agreement on or prior to the Amendment Effective Date);
          (iii) amendments to the other Loan Documents or such other documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect fully the purposes of this Amendment executed by the parties thereto, including without limitation, any documents that the Administrative Agent may deem reasonably necessary or advisable to reaffirm, confirm or ensure that the Secured Obligations are guaranteed by Holdings and all of the Subsidiary Guarantors and are secured by all Collateral;
          (iv) a certificate of the secretary, assistant secretary or managing director (where applicable) of each Loan Party and each Third Party Security Provider dated the Amendment Effective Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document (or its equivalent including the constitutional documents) of such Loan Party or Third Party Security Provider, as applicable, certified (to the extent customary in the applicable jurisdiction) as of a recent date by the Secretary of State (or equivalent Governmental Authority) of the jurisdiction of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors and/or shareholders, as applicable, of such Loan Party or such Third Party Security Provider, as applicable, authorizing the execution, delivery and performance of this Amendment and the other Loan Documents executed as of the Amendment Effective Date to which such person is a party and that such resolutions, or any other document attached thereto, have not been modified, rescinded, amended or superseded and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer executing this Amendment and the other Loan Documents as of the Amendment Effective Date (together with a certificate of another officer as to the incumbency and specimen signature of the secretary, assistant secretary or managing director executing the certificate in this clause (v), and other customary evidence of incumbency) (provided that, with respect to each of the Third Party Security Providers, Holdings and the Subsidiary Guarantors, the matters referred to in clause (A) and (C) may be evidenced by certifications that the items reference in clauses (A) and (C) have not been modified since the Closing Date and are accurately reflected in the certificates delivered on the Closing Date);
          (v) such good standing certificates (where applicable or such other customary functionally equivalent certificates or abstracts) as the Administrative Agent may request of each Loan Party and each Third Party Security Provider (in so-called “long-form” if available), as of a recent date prior to the Amendment Effective Date, from the applicable Governmental Authority of such Loan Party’s or Third Party Security Provider’s (as the case may be) jurisdiction of organization;

          (vi) a favorable opinion of counsels to the Loan Parties, addressed to the Agents and the Lenders in form and substance and from counsels reasonably satisfactory to the Administrative Agent;
          (vii) an Officer’s Certificate of a Responsible Officer of the Borrower, addressed to the Revolving Credit Administrative Agent certifying that the Borrower has determined in good faith that this Amendment satisfies the requirements of Section 6.11(d) of the Revolving Credit Agreement; and
          (viii) such additional documentation as the Administrative Agent may reasonably require.
     (b) Payment of Fees Costs and Expenses. The Administrative Agent (and its Affiliates) shall have received all fees required to be paid, and all expenses (including the reasonable fees and expenses of legal counsels) for which invoices have been presented, on or before the Amendment Effective Date, in connection with this Amendment. The Borrower shall have paid the premium required under Section 2.10(j) of the Credit Agreement in connection with this Amendment (which for the avoidance of doubt, will not require payments to a replacement Lender with respect to any Loans acquired by it from a non-consenting Lender under Section 2.16 (c)).
     (c) Representations and Warranties. Each of the representations and warranties contained in Section 5 and 6 below shall be true and correct in all material respects and the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, addressed to the Administrative Agent and dated as of the Amendment Effective Date, certifying the same.
     (d) No Default or Event of Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing and the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, addressed to the Administrative Agent and dated as of the Amendment Effective Date, certifying the same.
     Section 5. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and each Lender as follows:
     (a) After giving effect to this Amendment, each of the representations and warranties in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date.
     (b) The execution, delivery and performance by such Loan Party have been duly authorized by all requisite corporate, limited liability company, limited partnership or other organizational action on the part of such Loan Party and will not violate any of the articles of incorporation or bylaws (or other Organizational Documents) of such Loan Party.
     (c) This Amendment has been duly executed and delivered by such Loan Party, and each of this Amendment, the Credit Agreement as amended hereby, and each other Loan Document constitutes the legal, valid and binding obligation of such Loan Party , in each case, to the extent party to such Loan Document, enforceable against such Loan Party in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.
     (d) Before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.
     Section 6. Representations and Warranties. Each Third Party Security Provider hereby represents and warrants to the Administrative Agent and each Lender as follows:
     (a) The execution, delivery and performance by such Third Party Security Provider of this Amendment have been duly authorized by all requisite corporate, limited liability company, limited partnership or other organizational action on the part of such Third Party Security Provider and will not violate any of the articles of incorporation or bylaws (or other Organizational Documents) of such Third Party Security Provider.
     (b) This Amendment has been duly executed and delivered by such Third Party Security Provider, and the Amendment and each other Loan Document constitutes the legal, valid and binding obligation of such Third Party Security Provider, in each case, to the extent party to such Loan Document, enforceable against such Third Party Security Provider in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.
     Section 7. Continuing Effect; Liens and Guarantees.
     (a) Each of the Loan Parties and each of the Third Party Security Providers hereby consents to this Amendment, and the execution, delivery and performance of the other Loan Documents to be executed in connection therewith. Each of the Loan Parties and each of the Third Party Security Providers hereby acknowledges and agrees that all of its Secured Obligations, including all Liens and (in the case of the Loan Parties) Guarantees granted to the Secured Parties under the applicable Loan Documents, are ratified and reaffirmed and that such Liens and Guarantees shall continue in full force and effect on and after Amendment Effective Date to secure and support the Secured Obligations of the Borrower and the Guarantors. Each of the Loan Parties hereby further ratifies and reaffirms the validity, enforceability and binding nature of the Secured Obligations.
     (b) Holdings and each Subsidiary Guarantor hereby (i) acknowledges and agrees to the terms of this Amendment and (ii) confirms and agrees that, each of its Guarantee and any Foreign Guarantee is, and shall continue to be, in full force and effect, and shall apply to all Secured Obligations without defense, counterclaim or offset of any kind and each of its Guarantee and any such Foreign Guarantee is hereby ratified and confirmed in all respects. The Borrower hereby confirms its liability for the Secured Obligations, without defense, counterclaim or offset of any kind.
     (c) Holdings, the Borrower, each other Loan Party and each Third Party Security Provider hereby ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens and security interests granted by it to the Collateral Agent for the benefit of the Secured Parties to secure any of the Secured Obligations by Holdings, the Borrower, any other Loan Party and each Third Party Security Provider pursuant to the Loan Documents to which any of Holdings, the Borrower, any other Loan Party or any Third Party Security Provider is a party and hereby confirms and agrees that notwithstanding the effectiveness of this Agreement, and except as expressly amended by this Agreement, each such Loan Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” (and each reference in the Credit Agreement to this “Agreement”, “hereunder” or “hereof”) or words of like import shall mean and be a reference to the Credit Agreement as amended by this Agreement.
     Section 8. Reference to and Effect on the Loan Documents.
     (a) Except as expressly set forth in this Amendment, all of the terms and provisions of the Credit Agreement and the other Loan Documents (including all exhibits and schedules to each of the Credit Agreement and the other Loan Documents) are and shall remain in full force and effect and are hereby ratified and confirmed. The Amendment provided for herein is limited to the specific provisions of the Credit Agreement specified herein and shall not constitute an amendment of, or an indication of the Administrative Agent’s or any Lender’s willingness to amend or waive, any other provisions of the Credit Agreement or the same sections or any provision of any other Loan Document for any other date or purpose.
     (b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Credit Agreement or any Loan Document except as and to the extent expressly set forth herein.
     (c) The execution and delivery of this Agreement by any Loan Party or Third Party Security Provider shall not constitute a joinder by, or agreement to be bound by the terms of, any Loan Document to which such Loan Party or Third Party Security Provider is not a party.
     (d) Each Lender agrees that assignments requested in the Acknowledgement and Consent by any Lender may be effected through recordation in the Register notwithstanding anything in the contrary in the Credit Agreement.
     Section 9. Further Assurances. Holdings, the Borrower, each other Loan Party and each Third Party Security Provider hereby agree to execute any and all further documents, financing statements, agreements and instruments, and take all further actions that the Administrative Agent deems reasonably necessary or advisable in connection with this Amendment to continue and maintain the effectiveness of the Liens and guarantees provided for under the Loan Documents, with the priority contemplated under the Loan Documents. The Administrative Agent and the Collateral Agent are hereby authorized by the Lenders to enter into all such further documents, financing statements, agreements and instruments.
     Section 10. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Receipt by the Administrative Agent of a facsimile copy or electronic image scan transmission (e.g., PDF via electronic email) of an executed signature page hereof shall constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.

     Section 11. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
     Section 12. Headings. Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
     Section 13. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.
[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, on the date indicated above.

NOVELIS INC., as the Borrower

By:	/s/ Randal P. Miller
Name:	Randal P. Miller
Title:	Authorized Signatory

AV METALS INC., as Holdings

By:	/s/ Anil Malik
Name:	Anil Malik

NOVELIS CORPORATION, as U.S. Guarantor

By:	/s/ Randal P. Miller
Name:	Randal P. Miller
Title:	Authorized Signatory

NOVELIS PAE CORPORATION, as U.S. Guarantor

By:	/s/ Randal P. Miller
Name:	Randal P. Miller
Title:	Authorized Signatory

NOVELIS BRAND LLC, as U.S. Guarantor

By:	/s/ Marion G. Barnes
Name:	Marion G. Barnes
Title:	Authorized Signatory

NOVELIS SOUTH AMERICA HOLDINGS LLC, as U.S. Guarantor

By:	/s/ Randal P. Miller
Name:	Randal P. Miller
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

ALUMINUM UPSTREAM HOLDINGS LLC, as U.S. Guarantor

By:	/s/ Randal P. Miller
Name:	Randal P. Miller
Title:	Authorized Signatory

NOVELIS ACQUISITIONS LLC, as U.S. Guarantor

By:	/s/ Randal P. Miller
Name:	Randal P. Miller
Title:	Authorized Signatory

NOVELIS NORTH AMERICA HOLDINGS INC., as U.S. Guarantor

By:	/s/ Randal P. Miller
Name:	Randal P. Miller
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

NOVELIS UK LTD, as U.K. Guarantor

By:	/s/ Randal P. Miller
Name:	Randal P. Miller
Title:	Authorized Signatory

NOVELIS SERVICES LIMITED, as U.K. Guarantor

By:	/s/ Randal P. Miller
Name:	Randal P. Miller
Title:	Authorized Signatory

NOVELIS AG, as Swiss Guarantor

By:	/s/ Randal P. Miller
Name:	Randal P. Miller
Title:	Authorized Signatory

NOVELIS CAST HOUSE TECHNOLOGY LTD., as Canadian Guarantor

By:	/s/ Marion G. Barnes
Name:	Marion G. Barnes
Title:	Authorized Signatory

4260848 CANADA INC., as Canadian Guarantor

By:	/s/ Marion G. Barnes
Name:	Marion G. Barnes
Title:	Authorized Signatory

4260856	CANADA INC., as Canadian Guarantor

By:	/s/ Marion G. Barnes
Name:	Marion G. Barnes
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

NOVELIS NO. 1 LIMITED PARTNERSHIP, as Canadian Guarantor,

By:	4260848 CANADA INC.
Its:	General Partner

By:	/s/ Marion G. Barnes
Name:	Marion G. Barnes
Title:	Authorized Signatory

NOVELIS EUROPE HOLDINGS LIMITED, as U.K. Guarantor

By:	/s/ Randal P. Miller
Name:	Randal P. Miller
Title:	Authorized Signatory

NOVELIS SWITZERLAND SA, as Swiss Guarantor

By:	/s/ Randal P. Miller
Name:	Randal P. Miller
Title:	Authorized Signatory

NOVELIS TECHNOLOGY AG, as Swiss Guarantor

By:	/s/ Randal P. Miller
Name:	Randal P. Miller
Title:	Authorized Signatory

NOVELIS DEUTSCHLAND GMBH, as German Guarantor

By:	/s/ Randal P. Miller
Name:	Randal P. Miller
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

NOVELIS MADEIRA UNIPESSOAL, LDA, as Madeira Guarantor

By:	/s/ Randal P. Miller
Name:	Randal P. Miller
Title:	Authorized Signatory

NOVELIS PAE S.A.S., as French Guarantor

By:	/s/ Randal P. Miller
Name:	Randal P. Miller
Title:	Authorized Signatory

NOVELIS LUXEMBOURG S.A., as Luxembourg Guarantor

By:	/s/ Randal P. Miller
Name:	Randal P. Miller
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

NOVELIS DO BRASIL LTDA., as Brazilian Guarantor

By:	/s/ Alexandre Di Sesso
Name:	Alexandre Di Sesso
Title:	Finance Director

[Signature Page to Amendment No. 1 to Credit Agreement]

Signed and Delivered as a Deed for and on behalf of

NOVELIS ALUMINIUM HOLDING COMPANY,

by its duly authorised attorney,

as Irish Guarantor,

in the presence of:

Name:	/s/ Leslie J. Parrette, Jr.
Title:	Authorized Signatory

Name:	/s/ Thomas W. LaBarge
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

NOVELIS ITALIA S.P.A., as Third Party Security Provider

By:	/s/ Randal P. Miller
Name:	Randal P. Miller
Title:	Authorized Signatory

NOVELIS FOIL FRANCE S.A.S., as Third Party Security Provider

By:	/s/ Randal P. Miller
Name:	Randal P. Miller
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Christopher Kelly Nall
Name:	Christopher Kelly Nall
Title:	Managing Director

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Credit Agreement]

EXHIBIT A
[Published CUSIP Number 67001BAK9]
$1,500,000,000
CREDIT AGREEMENT
dated as of December 17, 2010,
among
NOVELIS INC.,
as Borrower,
AV METALS INC.,
as Holdings,
and
THE OTHER GUARANTORS PARTY HERETO,
THE LENDERS PARTY HERETO,
BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent,
JPMORGAN CHASE BANK, N.A.,
as Syndication Agent,
CITIBANK, N.A.,
THE ROYAL BANK OF SCOTLAND PLC
and
UBS SECURITIES LLC,
as Co-Documentation Agents,
and
MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED
and
J.P. MORGAN SECURITIES LLC,
as Joint Lead Arrangers
and
MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED,
J.P. MORGAN SECURITIES LLC,
CITIGROUP GLOBAL MARKETS INC.,
RBS SECURITIES INC.
and
UBS SECURITIES LLC,
as Joint Bookrunners

TABLE OF CONTENTS

i

v

ANNEXES
Annex I	Amortization Table

SCHEDULES

Schedule 1.01(a)	Refinancing Indebtedness to Be Repaid
Schedule 1.01(b)	Subsidiary Guarantors
Schedule 1.01(c)	Excluded Collateral Subsidiaries
Schedule 1.01(d)	Existing Secured Hedge Providers
Schedule 1.01(e)	Administrative Agent’s Office
Schedule 1.01(f)	Closing Date Unrestricted Subsidiaries
Schedule 3.06(c)	Violations or Proceedings
Schedule 3.17	Pension Matters
Schedule 3.19	Insurance
Schedule 3.21	Material Documents
Schedule 3.24	Location of Material Inventory
Schedule 4.01(g)	Local and Foreign Counsel
Schedule 4.01(o)(iii)	Title Insurance Amounts
Schedule 5.11(b)	Certain Subsidiaries
Schedule 5.15	Post-Closing Covenants
Schedule 6.01(b)	Existing Indebtedness
Schedule 6.02(c)	Existing Liens
Schedule 6.04(b)	Existing Investments
EXHIBITS

Exhibit A	Form of Administrative Questionnaire
Exhibit B	Form of Assignment and Assumption
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Interest Election Request
Exhibit F	Form of Joinder Agreement
Exhibit G	Form of Landlord Access Agreement
Exhibit H	[INTENTIONALLY OMITTED]
Exhibit I	Form of Lender Addendum
Exhibit J	Form of Mortgage
Exhibit K	Form of Term Loan Note
Exhibit L-1	Form of Perfection Certificate
Exhibit L-2	Form of Perfection Certificate Supplement
Exhibit M-1	Form of U.S. Security Agreement
Exhibit M-2	Form of Canadian Security Agreement
Exhibit M-3	Form of U.K. Security Agreement
Exhibit M-4	Form of Swiss Security Agreement
Exhibit M-5	Form of German Security Agreement
Exhibit M-6	Form of Irish Security Agreement
Exhibit M-7	Form of Brazilian Security Agreement

Exhibit M-8	Form of Luxembourg Security Agreement
Exhibit M-9	Form of Madeira Security Agreement
Exhibit M-10	Form of French Security Agreement
Exhibit N	Form of Opinion of Company Counsel
Exhibit O	Form of Solvency Certificate
Exhibit P	Form of Intercompany Note
Exhibit Q	Form of Secured Hedge Provider Joinder

CREDIT AGREEMENT
This CREDIT AGREEMENT (as amended by Amendment No. 1, the “Agreement”), dated as of December 17, 2010, is among NOVELIS INC., a corporation amalgamated under the Canada Business Corporations Act (the “Borrower”), AV METALS INC., a corporation formed under the Canada Business Corporations Act, the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Lenders, and BANK OF AMERICA, N.A., as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Lenders.
WITNESSETH:
     WHEREAS, the Borrower has requested the Lenders to extend credit in the form of Term Loans on the Closing Date in an aggregate principal amount not in excess of $1,500,000,000.
     WHEREAS, the proceeds of the Loans are to be used in accordance with Section 3.12.
     WHEREAS, Holdings, the Borrower, Novelis Corporation, a Texas corporation, and the other Subsidiary Guarantors party thereto shall enter into the Revolving Credit Agreement providing for Revolving Credit Loans at any time and from time to time prior to the Revolving Credit Maturity Date in the aggregate principal amount of up to $800,000,000 simultaneously herewith.
     NOW, THEREFORE, the Lenders are willing to extend such Term Loans to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01 Defined Terms. As used in this Agreement (including the preamble), the following terms shall have the meanings specified below:
     “Acceptable Price” shall have the meaning assigned to such term in the definition of “Dutch Auction”.

     “Accounts” shall mean all “accounts,” as such term is defined in the UCC, in which such Person now or hereafter has rights.
     “Acquisition” shall mean any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property and assets or business of any Person, or of any business unit, line of business or division of any Person or assets constituting a business unit, line of business or division of any other Person (other than a Person that is a Restricted Subsidiary on the Closing Date), (b) acquisition of in excess of 50% of the Equity Interests of any Person or otherwise causing a person to become a Restricted Subsidiary of the acquiring Person (other than in connection with the formation or creation of a Restricted Subsidiary of the Borrower by any Company), or (c) merger, consolidation or amalgamation, whereby a person becomes a Restricted Subsidiary of the acquiring person, or any other consolidation with any Person, whereby a Person becomes a Restricted Subsidiary of the acquiring Person.
     “Acquisition Consideration” shall mean the purchase consideration for any Permitted Acquisition, whether paid in cash, properties, any assumption of Indebtedness or otherwise (other than by the issuance of Qualified Capital Stock of Holdings permitted to be issued hereunder) and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under US GAAP at the time of such sale to be established in respect thereof by Holdings, the Borrower or any of its Restricted Subsidiaries.
     “Additional Accrued Interest” has the meaning assigned to such term in the definition of “Applicable Margin”.
     “Additional Lender” shall mean, at any time, any financial institution that agrees to provide any portion of any (a) Incremental Term Loans pursuant to an Increase Joinder in accordance with Section 2.23 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.24; provided that (i) the Administrative Agent shall have consented (not to be unreasonably withheld) to such Additional Lender if such consent would be required under Section 11.04(b) for an assignment of Loans to such Additional Lender and (ii) the Borrower shall have consented to such Additional Lender.
     “Additional Senior Secured Indebtedness” shall mean any Indebtedness incurred in reliance of Section 6.01(u).

     “Additional Senior Secured Indebtedness Documents” shall mean all documents executed and delivered with respect to the Additional Senior Secured Indebtedness or delivered in connection therewith.
     “Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor pursuant to ARTICLE X.
     “Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.01(e), or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
     “Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form of Exhibit A.
     “Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.09, the term “Affiliate” shall also include (i) any person that directly or indirectly owns more than 10% of the voting power of the total outstanding Voting Stock of the person specified or (ii) any person that is an executive officer or director of the person specified.
     “Agents” shall mean the Administrative Agent and the Collateral Agent; and “Agent” shall mean any of them.
     “Agreement” shall have the meaning assigned to such term in the preamble hereto.
     “Alternative Currency” shall mean (x) the lawful currency of Canada or (y) the lawful currency of the Participating Member States introduced in accordance with the legislative measures of the European Council for the introduction of, changeover to or operation of a single unified European currency.
     “Amendment No. 1” shall mean that certain Amendment No. 1 to Credit Agreement, dated as of March 10, 2011, by and among the Borrower, Holdings, the Subsidiary Guarantors and the Administrative Agent (and consented to by the Lenders).
     “Amendment No. 1 Effective Date” shall mean the date on which Amendment No. 1 becomes effective in accordance with the terms of Amendment No. 1.

     “Annual Credit” shall mean the cumulative amount of $150,000,000 for each fiscal year of the Borrower commencing after the Closing Date (beginning with the fiscal year commencing April 1, 2011) minus, in each case from and after the Closing Date until the applicable time of determination (and taking into all transactions being consummated concurrently with the transaction then being measured), (x) the cumulative amount of all Investments made pursuant to Section 6.04(r)(iii), (y) the cumulative amount of all Dividends made pursuant to Section 6.08(d)(ii) and (z) the cumulative amount of all payments and redemptions of Indebtedness made pursuant to Section 6.11(a)(i)(y)(2).
     “Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.22.
     “Applicable Discount” shall have the meaning assigned to such term in the definition of “Dutch Auction”.
     “Applicable Margin” shall mean, for any day, with respect to any Term Loan, the applicable percentage set forth below under the appropriate caption:

	Total Net
Pricing	Leverage	Eurodollar
Level	Ratio	Rate	Base Rate
1	Greater than 3.5 to 1.00	3.00%	2.00%
2	Equal to or less than 3.5 to 1.00	2.75%	1.75%
     For purposes of the foregoing, (a) the Applicable Margin shall be determined as of the end of each fiscal quarter of the Borrower based upon the Borrower’s Compliance Certificate delivered pursuant to Section 5.01(d) for such fiscal quarter and (b) each change in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such Compliance Certificate indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that Total Net Leverage Ratio shall be deemed to be in Pricing Level 1 (i) from the Closing Date until the Borrower’s delivery of a Compliance Certificate with respect to the first full fiscal quarter of Borrower commencing after the Amendment No. 1 Effective Date, (ii) if the Borrower fails to deliver the Compliance Certificate required to be delivered by it pursuant to Section 5.01(d), during the period from the expiration of the time for delivery thereof until such Compliance Certificate is delivered, (iii) as of the first Business Day after an Event of Default under Section 8.01(a) or (b) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (iv) upon and after the occurrence of an Event of Default under Section 8.01(g) or (h). In the event that the Borrower has actual knowledge or receives notice from the Administrative Agent that any financial statement or certificate delivered pursuant to clause (a), (b) or (d) of Section 5.01 is discovered to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for Term Loans for any period (an “Applicable Calculation Period”) than the Applicable Margin applied for such Applicable Calculation Period, then (i) the Borrower shall promptly (and in no event later than five Business Days following either (x) the date upon which the Borrower has actual knowledge of such inaccuracy or (y) the receipt of written notice from the Administrative Agent of such inaccuracy) deliver to the Administrative Agent a correct certificate for such Applicable Calculation Period, (ii) the Borrower and the Administrative Agent shall, in consultation with each other, recalculate the Applicable Margin and the additional amount of interest that would have been paid based on such Applicable Margin for such Applicable Calculation Period taking into account the Total Net Leverage Ratio at the corrected level (such amount, the “Additional Accrued Interest”) and (iii) the Borrower shall promptly pay any Additional Accrued Interest (and in no event later than five Business Days after determination thereof) (and, for the avoidance of doubt, the Default Rate shall not be applied to such Additional Accrued Interest).
     “Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Approved Member State” shall mean Belgium, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Spain, Sweden and the United Kingdom.
     “Arrangers” shall mean Merrill Lynch, Pierce, Fenner and Smith Incorporated and J.P. Morgan Securities LLC.
     “Asset Sale” shall mean (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any property, excluding sales of Inventory and dispositions of cash and Cash Equivalents, in each such excluded case, which are in the ordinary course of business, by Holdings, the Borrower or any of its Restricted Subsidiaries, or (b) any issuance of any Equity Interests of any Restricted Subsidiary of the Borrower.
     “Asset Swap” shall mean the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between any Company and another person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 2.10(c).
     “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

     “Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.04(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B, or any other form approved by the Administrative Agent.
     “Attributable Indebtedness” shall mean, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at the rate implicit in the lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.
     “Auction Purchase” shall mean a purchase of Loans by the Borrower pursuant to a Dutch Auction in accordance with the provisions of Section 11.04(b)(iv).
     “Auditor’s Determination” shall have the meaning assigned to such term in Section 7.11(b).
     “AV Metals” shall mean AV Metals Inc., a corporation formed under the Canada Business Corporations Act.
     “Available Amount” shall have the meaning assigned to such term in Section 7.12(a).
     “Bank of America” shall mean Bank of America, N.A. and its successors.
     “Base Rate” shall mean for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate (determined on such day (or if such day is not a Business Day, on the immediately preceding Business Day) for a one month period) plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding the foregoing, the Base Rate shall be deemed to be 2.00% per annum if the Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 2.00% per annum.
     “Base Rate Borrowing” shall mean a Borrowing comprised of Base Rate Loans.
     “Base Rate Loan” shall mean a Term Loan that bears interest based on the Base Rate.

     “Beneficially Own,” “Beneficial Owner” and “Beneficial Ownership” shall each have the meaning assigned to such term in Rules 13d-3 and 13d-5 under the Exchange Act.
     “Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
     “Board of Directors” shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers (or the functional equivalent) of such person, (iii) in the case of any limited partnership, the Board of Directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.
     “Bookrunners” shall mean Merrill Lynch, Pierce, Fenner and Smith Incorporated, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., RBS Securities Inc. and UBS Securities LLC.
     “Borrower” shall have the meaning assigned to such term in the preamble hereto.
     “Borrowing” shall mean Loans to the Borrower of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Rate Loans, as to which a single Interest Period is in effect.
     “Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.
     “Brazilian Guarantor” shall mean each Restricted Subsidiary of the Borrower organized in Brazil party hereto as a Guarantor, and each other Restricted Subsidiary of the Borrower organized in Brazil that is required to become a Guarantor pursuant to the terms hereof.
     “Brazilian Security Agreements” shall mean, collectively, any Security Agreements substantially in the form of Exhibit M-7, including all sub-parts thereto, among the Brazilian Guarantor and the Collateral Agent for the benefit of the Secured Parties.
     “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

     “Calculation Date” shall have the meaning assigned to such term in the definition of “Senior Secured Net Leverage Ratio”.
     “Canadian Guarantor” shall mean Holdings and each Restricted Subsidiary of the Borrower organized in Canada party hereto as a Guarantor, and each other Restricted Subsidiary of the Borrower organized in Canada that becomes or is required to become a Guarantor pursuant to the terms hereof.
     “Canadian Loan Parties” shall mean Borrower and the Canadian Guarantors.
     “Canadian Security Agreement” shall mean the Security Agreements substantially in the form of Exhibit M-2, including all sub-parts thereto, among the Canadian Loan Parties and the Collateral Agent for the benefit of the Secured Parties.
     “Cancellation” shall mean the cancellation, termination and forgiveness by Borrower of all Loans, Commitments and related Obligations acquired in connection with an Auction Purchase, which cancellation shall be consummated as described in Section 11.04(b)(iv)(D) and the definition of “Eligible Assignee”.
     “Capital Assets” shall mean, with respect to any person, all equipment, fixed assets and Real Property or improvements of such person, or replacements or substitutions therefor or additions thereto, that, in accordance with US GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such person.
     “Capital Expenditures” shall mean, for any period, without duplication, all expenditures made directly or indirectly by Borrower and its Restricted Subsidiaries during such period for Capital Assets (whether paid in cash or other consideration, financed by the incurrence of Indebtedness or accrued as a liability), together with Borrower’s proportionate share of such amounts for Norf GmbH for such period.
     “Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under US GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with US GAAP. It is understood that with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting on the definitions and covenants herein, US GAAP as in effect on the Closing Date shall be applied.
     “Cash Equivalents” shall mean, as to any person, (a) securities issued or fully guaranteed or insured by the federal government of the United States, Canada, Switzerland, any

Approved Member State or any agency of the foregoing, (b) marketable direct obligations issued by Canada or any province thereof, any state of the United States or the District of Columbia or any political subdivision, government-sponsored entity or instrumentality thereof that, at the time of the acquisition, are rated at least “A-2” by S&P, “P-2” by Moody’s or in the “R-2” category by the Dominion Bond Rating Service Limited, (c) certificates of deposit, Eurocurrency time deposits, overnight bank deposits and bankers’ acceptances of any commercial bank or trust company organized under the laws of Canada or any province thereof, the United States, any state thereof, the District of Columbia, any non-U.S. bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, is rated at least “A-2” by S&P, “P-2” by Moody’s or in the “R-2” category by the Dominion Bond Rating Service Limited, (d) commercial paper of an issuer rated at least “A-2” by S&P, “P-2” by Moody’s or in the “R-2” category by the Dominion Bond Rating Service Limited, and (e) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a), (b) and (c) above, (ii) has net assets, the Dollar Equivalent of which exceeds $500,000,000 and (iii) is rated at least “A-2” by S&P, “P-2” by Moody’s or in the “R-2” category by the Dominion Bond Rating Service Limited; provided, however, that the maturities of all obligations of the type specified in clauses (a), (b) and (c) above shall not exceed 365 days; provided, further, that, to the extent any cash is generated through operations in a jurisdiction outside of the United States, Canada, Switzerland or an Approved Member State, such cash may be retained and invested in obligations of the type described in clause (c) applicable to such jurisdiction to the extent that such obligations are customarily used in such other jurisdiction for short term cash management purposes.
     “Cash Interest Expense” shall mean, for any period, Consolidated Interest Expense for such period, less the sum of (a) interest on any debt paid by the increase in the principal amount of such debt including by issuance of additional debt of such kind, (b) items described in clause (c) of the definition of “Consolidated Interest Expense” and (c) gross interest income of Borrower and its Restricted Subsidiaries for such period.
     “Cash Pooling Arrangements” shall mean (i) the DB Cash Pooling Arrangement, the Novelis AG Cash Pooling Agreement and the Commerzbank Cash Pooling Agreement; provided that the Commerzbank Cash Pooling Agreement shall cease to be effective not later than 180 days after the Closing Date (or such later date as may be agreed to by the Administrative Agent) and (ii) any other cash pooling arrangements (including all documentation pertaining thereto) entered into by any Company in accordance with Section 6.07.
     “Casualty Event” shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any expropriation, condemnation or other taking (including by any Governmental Authority) of, any property of Holdings, the Borrower or any of its Restricted Subsidiaries. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any person or any part thereof, in or by expropriation, condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real

Property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.
     “CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq. and all implementing regulations.
     A “Change in Control” shall be deemed to have occurred if:
     (a) At any time prior to a Qualified IPO, Hindalco ceases to be the Beneficial Owner of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of Holdings;
     (b) At any time prior to a Qualified Borrower IPO, Holdings at any time ceases to be the Beneficial Owner and the direct record owner of 100% of the Equity Interests of Borrower; provided that a Permitted Holdings Amalgamation shall not constitute a Change in Control;
     (c) Borrower at any time ceases to be the Beneficial Owner and the direct or indirect owner of 100% of the Equity Interests of each of Novelis Corporation and Novelis Deutschland GmbH;
     (d) at any time a change in control (or change of control or similar event) with respect to the Borrower or the U.S. Issuer occurs under (and as defined in) any Material Indebtedness of any Loan Party;
     (e) (i) at any time after a Qualified IPO (other than a Qualified Borrower IPO), any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Specified Holders is or becomes the Beneficial Owner (provided that for purposes of this clause (except as set forth below) such person or group shall be deemed to have Beneficial Ownership of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of Voting Stock of Holdings representing 35% or more of the voting power of the total outstanding Voting Stock of Holdings unless the Specified Holders at all times Beneficially Own Voting Stock of Holdings representing greater voting power of the total outstanding Voting Stock of Holdings than such voting power held by such person or group; or (ii) at any time after a Qualified Borrower IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Specified Holders is or becomes the Beneficial Owner (provided that for purposes of this clause (except as set forth below) such person or group shall be deemed to have Beneficial Ownership of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of Voting Stock of Borrower representing 35% or more of the voting power of the total outstanding Voting Stock of Borrower unless the Specified Holders at all times Beneficially Own

Voting Stock of Borrower representing greater voting power of the total outstanding Voting Stock of Borrower than such voting power held by such person or group; or
     (f) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings or Borrower (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by the Specified Holders or by a vote of at least a majority of the members of the Board of Directors of Holdings or Borrower, as the case may be, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings or Borrower.
     For purposes of this definition, a person shall not be deemed to have Beneficial Ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.
     “Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
     “Chattel Paper” shall mean all “chattel paper,” as such term is defined in the UCC, in which any Person now or hereafter has rights.
     “Chief Executive Office” shall mean, with respect to any Person, the location from which such Person manages the main part of its business operations or other affairs.
     “Class” shall mean (a) when used with respect to Commitments, whether such Commitments are Term Loan Commitments, Incremental Term Loan Commitments or Other Term Loan Commitments, as the context may require, and (b) when used with respect to Loans or a Borrowing, whether such Loans, or the Loans comprising such Borrowing, are Term Loans, Incremental Term Loans or Other Term Loans. Other Term Loan Commitments, Other Term Loans and Incremental Term Loans made pursuant to any Increase Joinder that have different terms and conditions than the Other Term Loans or Incremental Term Loans shall be construed to be in different Classes.

     “Closing Date” shall mean the date of the initial Credit Extension hereunder.
     “Closing Date Distribution” shall mean (i) the payment by the Borrower no later than 45 days following the Closing Date with the proceeds of loans advanced under this Agreement, the Revolving Credit Agreement and the New Senior Notes and/or cash on hand of a return of capital or other distribution to Holdings not to exceed $1,700,000,000 in the aggregate, and (ii) the payment by Holdings within 45 days of the Closing Date of a return of capital or other distribution to its equity holder not to exceed the amount received as a return of capital or other distribution from the Borrower pursuant to clause (i) above.
     “Code” shall mean the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.
     “Co-Documentation Agents” shall mean Citibank, N.A., The Royal Bank of Scotland plc and UBS Securities LLC.
     “Collateral” shall mean, all of the “Collateral”, “Pledged Collateral” and “Mortgaged Property” referred to in the Security Documents and all of the other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.
     “Collateral Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor pursuant to Article X.
     “Commerzbank Cash Pooling Agreement” shall mean an Agreement regarding an Automatic Cash Management System entered into between Novelis AG, the “Companies” (as defined therein) and Commerzbank Aktiengesellschaft, Berlin dated 15 January 2007, together with all ancillary documentation thereto.
     “Commitment” shall mean, with respect to any Lender, such Lender’s Term Loan Commitment, including any Incremental Term Loan Commitment and any Other Term Loan Commitment, as the context requires.
     “Companies” shall mean Holdings (unless Holdings has been released as a Guarantor pursuant to Section 7.09(d)), the Borrower and its Restricted Subsidiaries; and “Company” shall mean any one of them.
     “Compensation Plan” shall mean any program, plan or similar arrangement (other than employment contracts for a single individual) relating generally to compensation, pension, employment or similar arrangements with respect to which any Company, any Affiliate of any

Company or any ERISA Affiliate of any of them has any obligation or liability, contingent or otherwise, under any Requirement of Law other than that of the United States.
     “Compliance Certificate” shall mean a certificate of a Financial Officer substantially in the form of Exhibit D.
     “Confidential Information Memorandum” shall mean that certain confidential information memorandum of Novelis Inc., dated November 2010.
     “Consolidated Amortization Expense” shall mean, for any period, the amortization expense of Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with US GAAP.
     “Consolidated Current Assets” shall mean, as at any date of determination, the total assets of Borrower and its Restricted Subsidiaries which may properly be classified as current assets on a consolidated balance sheet of Borrower and its Restricted Subsidiaries in accordance with GAAP, excluding cash and Cash Equivalents.
     “Consolidated Current Liabilities” shall mean, as at any date of determination, the total liabilities of Borrower and its Restricted Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Loans) on a consolidated balance sheet of Borrower and its Restricted Subsidiaries in accordance with US GAAP, but excluding (a) the current portion of any Funded Debt of Borrower and its Restricted Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans to the extent otherwise included therein.
     “Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with US GAAP.
     “Consolidated EBITDA” shall mean, for any period, the sum of (A) Consolidated Net Income for such period, adjusted by (without duplication):
     (x) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income and without duplication:
     (a) Consolidated Interest Expense for such period;
     (b) Consolidated Amortization Expense for such period;
     (c) Consolidated Depreciation Expense for such period;

     (d) Consolidated Tax Expense for such period;
     (e) (i) non-recurring items or unusual charges or expenses, severance, relocation costs or expenses, other business optimization expenses (including costs and expenses relating to business optimization programs), new systems design and implementation costs, project start-up costs, restructuring charges or reserves, costs related to the closure and/or consolidation of facilities and one-time costs associated with a Qualified IPO and (ii) the annualized amount of net cost savings, operating expense reductions and synergies reasonably projected by the Borrower in good faith to be realized as a result of specified actions (x) taken since the beginning of the Test Period in respect of which Consolidated EBITDA is being determined or (y) initiated prior to or during the Test Period (in each case, which cost savings shall be added to Consolidated EBITDA until fully realized, but in no event for more than four fiscal quarters) (calculated on a pro forma basis as though such annualized cost savings, operating expense reductions and synergies had been realized on the first day of such Test Period, net of the amount of actual benefits realized during such Test Period from such actions; provided that (A) such cost savings, operating expense reductions and synergies are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Borrower, and (B) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (e) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such Test Period; provided that the aggregate amount added to Consolidated EBITDA pursuant to this clause (e) shall not exceed in the aggregate 10% of Consolidated EBITDA for any one Test Period; provided, further that projected (and not yet realized) amounts may no longer be added in calculating Consolidated EBITDA pursuant to clause (ii) of this paragraph (e) to the extent occurring more than four full fiscal quarters after the specified action taken or initiated in order to realize such projected cost savings, operating expense reductions and synergies;
     (f) for purposes of determining compliance with the Financial Performance Covenant only (solely for the purposes of Section 6.10 and not for determining whether any action predicted on being in compliance with the Financial Performance Covenant is permitted), Specified Equity Contributions made pursuant to Section 8.04 to cure failure to comply with the Financial Performance Covenant for a fiscal quarter in such period;
     (g) the aggregate amount of all other non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period;
     (h) the amount of net income (loss) attributable to non-controlling interests deducted (and not added back) in computing Consolidated Net Income; and
     (i) Management Fees paid in compliance with Section 6.08(c);

     (y) subtracting therefrom, (a) the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period and (b) interest income; and
     (z) excluding therefrom,
     (a) gains and losses due solely to fluctuations in currency values of non-current assets and liabilities, realized gains and losses on currency derivatives related to such non-current assets and liabilities determined in accordance with US GAAP for such period;
     (b) earnings or losses resulting from any reappraisal, revaluation or write-up or write-down of assets;
     (c) non-recurring or unusual gains; and
     (d) any gain or loss relating to cancellation or extinguishment of Indebtedness plus (B) the proportionate interest of the Borrower and its consolidated Restricted Subsidiaries in Non-consolidated Affiliate EBITDA for such period.
Notwithstanding the foregoing clause (x), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.
Consolidated EBITDA shall not include the Consolidated EBITDA of any Non-consolidated Affiliate if such Non-consolidated Affiliate is subject to a prohibition, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Borrower, to the extent of such prohibition.
     “Consolidated Interest Expense” shall mean, for any period, the total consolidated interest expense of Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with US GAAP plus, without duplication:
     (a) imputed interest on Capital Lease Obligations and Attributable Indebtedness of Borrower and its Restricted Subsidiaries for such period;
     (b) commissions, discounts and other fees and charges owed by Borrower or any of its Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period;
     (c) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by Borrower or any of its Restricted Subsidiaries for such period;

     (d) all interest paid or payable with respect to discontinued operations of Borrower or any of its Restricted Subsidiaries for such period; and
     (e) the interest portion of any deferred payment obligations of Borrower or any of its Restricted Subsidiaries for such period.
     “Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with US GAAP; provided, however, that the following shall be excluded in the calculation of “Consolidated Net Income”:
     (a) any net income (loss) of any person (other than the Borrower) if such person is not a Restricted Subsidiary of the Borrower, except that:
     (i) subject to the exclusion contained in clause (c) below, equity of the Borrower and its consolidated Restricted Subsidiaries in the net income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such person during such period to the Borrower or to a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b), below); and
     (ii) the equity of the Borrower and its consolidated Restricted Subsidiaries in a net loss of any such person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income;
     (b) any net income (loss) of any Restricted Subsidiary of the Borrower if such Restricted Subsidiary is subject to a prohibition, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Borrower, to the extent of such prohibition, except that:
     (i) subject to the exclusion contained in clause (c) below, equity of the Borrower and its consolidated Restricted Subsidiaries in the net income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in this clause (b)); and
     (ii) the equity of the Borrower and its consolidated Restricted Subsidiaries in a net loss of any such person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income;
     (c) any gain or loss realized upon the sale or other disposition of any property of the Borrower or Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business (provided that sales or other dispositions of assets in connection with any Qualified

Securitization Transaction permitted hereunder shall be deemed to be in the ordinary course);
     (d) any extraordinary gain or loss;
     (e) the cumulative effect of a change in accounting principles;
     (f) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Borrower or any Restricted Subsidiary; provided that such shares, options or other rights can be redeemed at the option of the holders only for Qualified Capital Stock of the Borrower or Holdings;
     (g) any unrealized gain or loss resulting in such period from Hedging Obligations;
     (h) any expenses or charges in such period related to the Transactions (including, but not limited to, any premiums, fees, discounts, expenses and losses payable by the Borrower in connection with the Debt Tender Offer) and any acquisition, disposition, recapitalization or the incurrence of any Indebtedness permitted hereunder, including such fees, expenses or charges related to the Transactions; and
     (i) the effects of adjustments in the property, plant and equipment, inventories, goodwill, intangible assets and debt line items in the Borrower’s consolidated financial statements pursuant to US GAAP resulting from the application of purchase accounting in relation to any acquisition or the amortization or write-off of any amounts thereof, net of taxes.
Notwithstanding the foregoing, for purposes of the calculation of Cumulative Credit only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of property from Unrestricted Subsidiaries to the Borrower or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Cumulative Credit pursuant to clause (d) of the definition of Cumulative Credit.
     “Consolidated Net Tangible Assets” shall mean, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Borrower and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):
     (a) the excess of cost over fair market value of assets or businesses acquired;

     (b) any revaluation or other write-up in book value of assets subsequent to September 30, 2010 as a result of a change in the method of valuation in accordance with US GAAP;
     (c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;
     (d) minority interests in consolidated Subsidiaries held by Persons other than the Borrower or any Restricted Subsidiary of the Borrower;
     (e) treasury stock;
     (f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Equity Interests to the extent such obligation is not reflected in Consolidated Current Liabilities; and
     (g) Investments in and assets of Unrestricted Subsidiaries.
     “Consolidated Tax Expense” shall mean, for any period, the tax expense of Borrower and its Restricted Subsidiaries, for such period determined on a consolidated basis in accordance with US GAAP.
     “Consolidated Total Assets” shall mean at any date of determination, the total assets of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with US GAAP.
     “Consolidated Total Net Debt” shall mean, as of any date of determination and without duplication, the sum of (A) the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date of the type referenced in clauses (a), (b) and (f) of the definition of Indebtedness, and any Continent Obligations of the Borrower and its Restricted Subsidiaries in respect of Indebtedness of any Person under clauses (a), (b) and (f) of the definition of Indebtedness, minus the aggregate amount of Unrestricted Cash on such date, plus (B) the proportionate interest of the Borrower and its consolidated Restricted Subsidiaries in the Non-consolidated Affiliate Debt of each of the Non-consolidated Affiliates at any date of determination. The aggregate principal amount of such Indebtedness shall be determined according to the face or principal amount thereof, based on the amount owing under the applicable contractual obligation (without regard to any election by the Borrower, Holdings or any other Person to measure an item of Indebtedness using fair value or any other discount that may be applicable under GAAP (including the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities) on a consolidated basis with respect to the Borrower and its Restricted Subsidiaries in accordance with consolidation principles utilized in GAAP.

     “Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) under any guaranty, endorsement, co-making or sale with recourse of any obligation of a primary obligor, (b) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (c) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (d) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (e) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (f) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.
     “Contribution, Intercompany, Contracting and Offset Agreement” shall mean that certain Contribution, Intercompany, Contracting and Offset Agreement dated as of the date hereof by and among the Loan Parties (other than certain Foreign Subsidiaries), the Collateral Agent and the Administrative Agent.
     “Contribution Notice” shall mean a contribution notice issued by the Pensions Regulator under Section 38 or Section 47 of the Pensions Act 2004.
     “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
     “Control Agreement” shall mean, with respect to a Deposit Account, Securities Account, or Commodity Account (each as defined in the UCC), (i) located in the United States, an agreement in form and substance reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s “control” (within the meaning of the UCC) in such account, or (ii) located in other jurisdictions, agreements with regard to such accounts establishing and perfecting the First

Priority Lien of the Collateral Agent in such accounts), and otherwise in form and substance reasonably satisfactory to the Collateral Agent.
     “Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such extending, renewing or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (except for unpaid accrued interest and premium thereon and any make-whole payments applicable thereto), (ii) such Indebtedness has a later maturity and a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt and (iii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.
     “Credit Extension” shall mean the making of a Loan by a Lender.
     “Cumulative Credit” shall mean, at any date, an amount equal to:
     (a) 50% of the aggregate Consolidated Net Income accrued during the period commencing on October 1, 2010 to and including the last day of the fiscal quarter most recently ended for which the Borrower has delivered to the Administrative Agent the financial statements required to be delivered by Section 5.01(a) or Section 5.01(b), taken as a single accounting period (or, in the event Consolidated Net Income for such period is a deficit, minus 100% of such deficit); plus
     (b) 100% of the Net Cash Proceeds received by (x) Holdings from the issuance of Qualified Capital Stock of Holdings or as a capital contribution to Holdings after the Closing Date to the extent that such Net Cash Proceeds are immediately contributed by Holdings to the Borrower following such sale or contribution to Holdings (including the Net Cash Proceeds of a Qualified IPO) and (y) Borrower from the issuance of Qualified Capital Stock of the Borrower in a Qualified Borrower IPO; provided that, in each case, no issuances to or contributions from a Restricted Subsidiary shall be counted for the purposes of this clause (b); plus
     (c) the aggregate net cash proceeds received by the Borrower or any Restricted Subsidiary from the issuance or sale after the Closing Date of convertible or exchangeable Indebtedness that has been converted into or exchanged for Qualified Capital Stock of Holdings or of the Borrower after a Qualified Borrower IPO, excluding:
     (i) any such Indebtedness issued or sold to any Loan Party or a Subsidiary of any Loan Party or an employee stock ownership plan or trust established by any Loan Party or any such Subsidiary for the benefit of their employees, and

     (ii) the aggregate amount of any cash or other property distributed by Holdings, the Borrower or any Restricted Subsidiary upon any such conversion or exchange; plus
     (d) the net reduction in Investments made in reliance on the Cumulative Credit pursuant to Section 6.04(r)(ii) in any person other than the Borrower or an Unrestricted Grantor resulting from cash dividends, repayments of loans or advances or other transfers of property (valued at fair market value), in each case to the Borrower or any Unrestricted Grantor; provided that the foregoing amount shall not exceed, in the case of any person, the amount of Investments made after the Closing Date by the Borrower or any Unrestricted Grantor in such person in reliance on the Cumulative Credit pursuant to Section 6.04(r)(ii); plus
     (e) upon the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary pursuant to Section 5.16, the lesser of (i) the fair market value of the net assets of such Unrestricted Subsidiary at the time of redesignation and (ii) the aggregate amount of Investments made by the Borrower or any Restricted Subsidiary in reliance on the Cumulative Credit pursuant to Section 6.04(r)(ii) in such Unrestricted Subsidiary after the Closing Date and prior to such redesignation; minus
     (f) in each case from and after the Closing Date, (x) the cumulative amount of all Investments made pursuant to Section 6.04(r)(ii), (y) the cumulative amount of all Dividends made pursuant to Section 6.08(c), Section 6.08(d)(i), Section 6.08(i) and Section 6.08(j) and (z) the cumulative amount of all payments and redemptions of Indebtedness made pursuant to Section 6.11(a)(i)(y)(1); minus
     (g) if, at such date of determination, the Total Net Leverage Ratio determined on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter for which the Borrower has delivered to the Administrative Agent the financial statements required to be delivered by Section 5.01(a) or Section 5.01(b) would be greater than or equal to 3.0 to 1.0, the cumulative amount of Recapture Amounts paid since the Closing Date;
provided that amounts received by Holdings or the Borrower in connection with Specified Equity Contributions made pursuant to Section 8.04 shall not be included in the calculation of the Cumulative Credit.
     “DB Cash Pooling Arrangements” shall mean the cash pooling arrangements among the Borrower, certain other Loan Parties and Deutsche Bank pursuant to the Transaction Banking Services Agreement among such parties and any documents ancillary thereto.
     “Debt Issuance” shall mean the incurrence by Holdings, the Borrower or any of its Restricted Subsidiaries of any Indebtedness after the Closing Date (other than as permitted by Section 6.01).
     “Debt Service” shall mean, for any period, Cash Interest Expense for such period plus scheduled principal amortization of all Indebtedness paid in such period.

     “Debt Tender Offer” shall mean the tender offers and consent solicitations for each series of Existing Senior Notes pursuant to the Offer to Purchase and Consent Solicitation Statement of the Borrower dated November 26, 2010 relating to each series of Existing Notes, as in effect on the Closing Date.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” shall mean an Event of Default or an event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.
     “Default Rate” shall have the meaning assigned to such term in Section 2.06(c).
     “Defaulting Lender” means, subject to Section 2.18(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder within three Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, examiner or assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.
     “Delegate” shall mean any delegate, agent, attorney, trustee or co-trustee appointed by the Collateral Agent or any Receiver.
     “Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable other than solely for Qualified Capital Stock, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to 180 days after the Latest Maturity Date in effect at the time of issuance of such Equity Interest, (b) is convertible into or exchangeable

(unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to 180 days after the Latest Maturity Date in effect at the time of issuance of such Equity Interest, or (c) contains any mandatory repurchase obligation which may come into effect prior to 180 days after the Latest Maturity Date in effect at the time of issuance of such Equity Interest; provided, however, that any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to 180 days after the Latest Maturity Date in effect at the time of issuance of such Equity Interest shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations.
     “Distribution” shall mean, collectively, with respect to each Loan Party, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Loan Party in respect of or in exchange for any or all of the Pledged Securities or Pledged Intercompany Notes.
     “Dividend” with respect to any person shall mean that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the Equity Interests of such person outstanding (or any options or warrants issued by such person with respect to its Equity Interests). Without limiting the foregoing, “Dividends” with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes, except to the extent such payments reduce Consolidated Net Income.
     “Dividend Recapture Amount” shall have the meaning assigned to such term in Section 6.08(d)(iii).
     “Dollar Equivalent” shall mean, as to any amount denominated in any currency other than Dollars as of any date of determination, the amount of Dollars that would be required to purchase the amount of such currency based upon the Spot Selling Rate as of such date, and as to any amount denominated in Dollars, such amount in Dollars.

     “Dollars” or “dollars” or “$” shall mean lawful money of the United States.
     “Dutch Auction” means one or more purchases by the Borrower (each, a “Purchase”) of Term Loans; provided that, each such Purchase is made on the following basis:
     (a) The Borrower will notify the Administrative Agent in writing (a “Purchase Notice”) (and the Administrative Agent will deliver such Purchase Notice to each relevant Lender) that the Borrower wishes to make an offer to purchase (i) from each Lender with respect to any Class of Term Loans on an individual tranche basis, Term Loans, in an aggregate principal amount as is specified by the Borrower (the “Term Loan Purchase Amount”) with respect to each applicable tranche, subject to a range or minimum discount to par expressed as a price at which range or price the Borrower would consummate the Purchase (the “Offer Price”) of such Term Loans to be purchased (it being understood that different Offer Prices and/or Term Loan Purchase Amounts may be offered with respect to different Classes of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section); provided that the Purchase Notice shall specify that each Return Bid (as defined below) must be submitted by a date and time to be specified in the Purchase Notice, which date shall be no earlier than the second Business Day following the date of the Purchase Notice and no later than the fifth Business Day following the date of the Purchase Notice; (ii) at the time of delivery of the Purchase Notice to the Administrative Agent, no Default shall have occurred and be continuing or would result therefrom (which condition shall be certified as being satisfied in such Purchase Notice) and (iii) the Term Loan Purchase Amount specified in each Purchase Notice delivered by the Borrower to the Administrative Agent shall not be less than $25,000,000 in the aggregate;
     (b) The Borrower will allow each Lender holding the Class of Term Loans subject to the Purchase Notice to submit a notice of participation (each, a “Return Bid”) which shall specify (i) one or more discounts to par of such Lender’s Class or Classes of Term Loans subject to the Purchase Notice expressed as a price (each, an “Acceptable Price”) (but in no event will any such Acceptable Price be greater than the highest Offer Price for the Purchase subject to such Purchase Notice) and (ii) the principal amount of such Lender’s Class of Term Loans at which such Lender is willing to permit a purchase of all or a portion of its Term Loans to occur at each such Acceptable Price (the “Reply Amount”);
     (c) based on the Acceptable Prices and Reply Amounts of the Term Loans as are specified by the Lenders, the Administrative Agent in consultation with the Borrower, will determine the applicable discount (the “Applicable Discount”), which will be the lowest Acceptable Price at which the Borrower can complete the Purchase for the entire Term Loan Purchase Amount; provided, that in the event that the aggregate Reply Amounts relating to such Purchase Notice are insufficient to allow the Borrower to complete a purchase of the entire Term Loan Purchase Amount, the Borrower may, at its election, either (x) withdraw the Purchase Notice and terminate the Purchase or (y)

complete the Purchase for the aggregate Reply Amounts at an Applicable Discount equal to the highest Acceptable Price that is less than or equal to maximum Offer Price for the Purchase subject to the Purchase Notice;
     (d) The Borrower shall purchase Term Loans from each Lender with one or more Acceptable Prices that are equal to or less than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount (such Term Loans, as applicable, being referred to as “Qualifying Loans” and such Lenders being referred to as “Qualifying Lenders”), subject to clauses (e), (f), (g) and (h) below;
     (e) The Borrower shall purchase the Qualifying Loans offered by the Qualifying Lenders at the Applicable Discount; provided that if the aggregate principal amount required to purchase the Qualifying Loans would exceed the Term Loan Purchase Amount, the Borrower shall purchase Qualifying Loans ratably based on the aggregate principal amounts of all such Qualifying Loans tendered by each such Qualifying Lender;
     (f) the Purchase shall be consummated pursuant to and in accordance with Section 11.04 and, to the extent not otherwise provided herein, shall otherwise be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Interest Periods, and other notices by the Borrower) mutually acceptable to the Administrative Agent and the Borrower (provided that such Purchase shall be required to be consummated no later than five Business Days after the time that Return Bids are required to be submitted by Lenders pursuant to the applicable Purchase Notice);
     (g) upon submission by a Lender of a Return Bid, subject to the foregoing clause (f), such Lender will be irrevocably obligated to sell the entirety or its pro rata portion (as applicable pursuant to clause (e) above) of the Reply Amount at the Applicable Discount plus accrued and unpaid interest through the date of purchase to the Borrower pursuant to Section 11.04 and as otherwise provided herein; and
     (h) purchases by the Borrower of Qualifying Loans shall result in the immediate cancellation of such Qualifying Loans.
     “Eligible Assignee” shall mean (a) any Lender, (b) an Affiliate of any Lender, (c) an Approved Fund of a Lender and (d) any other person approved by the Administrative Agent and the Borrower (each such approval not to be unreasonably withheld or delayed and, with respect to the Borrower, such approval shall be deemed given if no objection is made by the Borrower within five Business Days after receipt of a notice of an assignment proposing such person as an assignee of any interest in any Loans); provided that (x) no approval of the Borrower shall be required during the continuance of a Default under Sections 8.01(a), (b), (f) or (g) or prior to the earlier of (i) 45 days after the Closing Date or (ii) the completion of the primary syndication of the Commitments and Loans (as determined by the Arrangers), (y) “Eligible Assignee” shall not include Holdings or any of its Affiliates or Subsidiaries (other than the Borrower, solely to the extent that the Borrower purchases or acquires Term Loans pursuant to a Dutch Auction and effects a Cancellation immediately upon such purchase or acquisition pursuant to documentation reasonably satisfactory to the Administrative Agent) or any natural person and (z) each assignee Lender shall be subject to each other applicable requirement regarding Lenders hereunder.
     “Embargoed Person” shall have the meaning assigned to such term in Section 6.21.
     “Environment” shall mean the natural environment, including air (indoor or outdoor), surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.
     “Environmental Claim” shall mean any claim, notice, demand, order, action, suit, proceeding or other formal communication alleging liability for or obligation with respect to any investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to the Environment or to human health or safety relating to or arising out of the use of, exposure to or Releases or threatened Releases of Hazardous Material.
     “Environmental Law” shall mean any and all treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees, code or other legally binding requirements, and the common law, relating to protection of human health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health, and any and all Environmental Permits.
     “Environmental Permit” shall mean any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.
     “Equipment” shall mean “equipment,” as such term is defined in the UCC, in which such Person now or hereafter has rights.
     “Equity Interest” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.
     “Equity Issuance” shall mean, without duplication, (i) prior to a Qualified Borrower IPO, any issuance or sale by Holdings after the Closing Date of any Equity Interests in Holdings (including any Equity Interests issued upon exercise of any warrant or option) or any warrants or options to purchase Equity Interests or any contribution to the capital of Holding and (ii) after a Qualified Borrower IPO, any issuance or sale by the Borrower after the Closing Date of any Equity Interests in the Borrower (including any Equity Interests issued upon exercise of any warrant or option) or any warrants or options to purchase Equity Interests or any contribution to the capital of Borrower.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
     “ERISA Affiliate” shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414 of the Code.
     “ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the thirty (30) day notice period is waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Plan whether or not waived; (c) the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (f) the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the occurrence of any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (h) the incurrence by any Company or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan subject to Section 4063 of ERISA or a cessation of opration that is treated as a withdrawal under Section 406(e) of ERISA; (i) a complete or partial withdrawal by any Company or any ERISA Affiliate from a Multiemployer Plan resulting in material Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (j) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; and (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in a Material Adverse Effect.
     “Eurodollar Base Rate” shall mean, (a) for any Interest Period, the rate per annum equal to the higher of (i) British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or another commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period and (ii) 1.00%. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the higher of (i) the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America (or such other amount as the Administrative Agent shall determine) and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period and (ii) 1.00%; and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.
     “Eurodollar Rate” shall mean for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage
     “Eurodollar Rate Borrowing” shall mean a Borrowing comprised of Eurodollar Rate Loans.
     “Eurodollar Rate Loan” shall mean a Term Loan that bears interest at a rate determined by reference to the Eurodollar Rate.
     “Eurodollar Reserve Percentage” shall mean, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurodollar funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.
     “Eurofoil” shall mean Eurofoil Inc. (USA), a New York corporation.
     “Event of Default” shall have the meaning assigned to such term in Section 8.01.
     “Excess Amount” shall have the meaning assigned to such term in Section 2.10.
     “Excess Cash Flow” shall mean, for any Excess Cash Flow Period, Consolidated EBITDA for such Excess Cash Flow Period, minus, without duplication:
     (a) Debt Service for such Excess Cash Flow Period;
     (b) the aggregate amount of prepayments, redemptions and repurchases (to the extent resulting in cancellation of the underlying obligation and in the case of revolving Indebtedness, a simultaneous permanent reduction in commitments) made by the Borrower and its Restricted Subsidiaries from Internally Generated Cash Flow during such Excess Cash Flow Period in respect of principal on Capital Lease Obligations, Purchase Money Obligations, Additional Senior Secured Indebtedness and any Indebtedness of a Restricted Subsidiary that is not a Loan Party (and, in the case of prepayments of any revolving Indebtedness, to the extent accompanied by a simultaneous permanent reduction in an equal amount of the revolving commitments in respect of such Indebtedness), in each case, so long as such amounts are not already reflected in Debt Service, during such Excess Cash Flow Period;
     (c) Capital Expenditures during such Excess Cash Flow Period (excluding Capital Expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following clause (d) was previously delivered) that are paid in cash from Internally Generated Cash Flow;
     (d) Capital Expenditures that Borrower or any of its Restricted Subsidiaries shall, during such Excess Cash Flow Period, become obligated to make but that are not made during such Excess Cash Flow Period; provided that Borrower shall deliver a certificate to the Administrative Agent not later than 105 days after the end of such Excess Cash Flow Period, signed by a Responsible Officer of Borrower and certifying that such Capital Expenditures will be made in the following Excess Cash Flow Period from Internally Generated Cash Flow;

     (e) the aggregate amount of Investments made in cash during such Excess Cash Flow Period pursuant to Sections 6.04(e), (h), (l), (m) and (r)(i), (iii), (iv) and (v);
     (f) (i) taxes of Borrower and its Restricted Subsidiaries that were paid in cash during such Excess Cash Flow Period (excluding taxes paid in such Excess Cash Flow period where a certificate contemplated by the following clause (ii) was previously delivered) and (ii) taxes of Borrower and its Restricted Subsidiaries that will be paid within six months after the end of such Excess Cash Flow Period and for which reserves have been established; provided that Borrower shall deliver a certificate to the Administrative Agent not later than 105 days after the end of such Excess Cash Flow Period, signed by a Responsible Officer of Borrower and certifying that such taxes will be paid within such six month period;
     (g) the absolute value of the difference, if negative, of the amount of Net Working Capital at the end of the prior Excess Cash Flow Period (or, in the case of the Excess Cash Flow Period for the first complete fiscal year of Borrower commencing after the Closing Date, at the first day of such Excess Cash Flow Period) over the amount of Net Working Capital at the end of such Excess Cash Flow Period (excluding or removing any impacts from non-cash currency translation adjustments, non-cash unrealized derivatives, non-cash reclassifications, interest, income taxes and dividends);
     (h) to the extent added to determine Consolidated EBITDA and paid in cash during such Excess Cash Flow Period, cash charges referred to in clause (x)(e)(i) of the definition of Consolidated EBITDA;
     (i) losses excluded from the calculation of Consolidated Net Income by operation of clause (d) of the definition thereof that are paid or realized in cash during such Excess Cash Flow Period;
     (j) cash payments made in satisfaction of non-current liabilities reflected on the balance sheet of the Borrower (excluding payments of Indebtedness for borrowed money) paid from Internally Generated Cash Flow;
     (k) cash payments associated with realized currency derivatives hedging non-current assets and liabilities paid from Internally Generated Cash Flow;
     (l) Dividends paid in cash to (i) Holdings and Management Fees paid in cash during such Excess Cash Flow period in accordance with Section 6.08(c) and (ii) to holders of Equity Interests of Restricted Subsidiaries other than any Company or any Unrestricted Subsidiary; and

     (m) to the extent added to determine Consolidated EBITDA, all items that did not result from a cash payment to the Borrower or any of its Restricted Subsidiaries on a consolidated basis during such Excess Cash Flow Period;
provided that any amount deducted pursuant of any of the foregoing clauses that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period; plus, without duplication:
          (i) the difference, if positive, of the amount of Net Working Capital at the end of the prior Excess Cash Flow Period (or, in the case of the Excess Cash Flow Period for the first complete fiscal year of the Borrower commencing after the Closing Date, at the first day of such Excess Cash Flow Period) over the amount of Net Working Capital at the end of such Excess Cash Flow Period (excluding or removing any impacts from non-cash currency translation adjustments, non-cash unrealized derivatives, non-cash reclassifications, interest, income taxes and dividends);
          (ii) to the extent any permitted Capital Expenditures referred to in clause (d) above do not occur in the Excess Cash Flow Period specified in the certificate of the Borrower provided pursuant to clause (d) above, such amounts of Capital Expenditures that were not so made in the Excess Cash Flow Period specified in such certificates;
          (iii) to the extent any tax payments referred to in clause (f)(ii) above do not occur in the Excess Cash Flow Period specified in the certificate of the Borrower provided pursuant to clause (f)(ii) above, such amounts of tax payments that were not so made in the Excess Cash Flow Period specified in such certificates;
          (iv) to the extent not reflected in Consolidated EBITDA for such Excess Cash Flow Period, any return on or in respect of Investments received in cash during such period, which Investments were made from Internally Generated Cash Flow pursuant to Sections 6.04(e), (h), (l), (m) and (r)(i), (iii), (iv) and (v);
          (v) income and gains excluded from the calculation of Consolidated Net Income in any period by operation of clause (d) of the definition thereof or excluded from the calculation of Consolidated EBITDA by operation of clause (z)(c) of the definition thereof that are realized in cash during such Excess Cash Flow Period;

          (vi) cash receipts associated with realized currency derivatives hedging non-current assets and liabilities; and
          (vii) to the extent subtracted in determining Consolidated EBITDA, all items that did not result from a cash payment by the Borrower or any of its Subsidiaries on a consolidated basis during such Excess Cash Flow Period.
     “Excess Cash Flow Percentage” shall have the meaning assigned to such term in Section 2.10(f).
     “Excess Cash Flow Period” shall mean each fiscal year of the Borrower, beginning with the fiscal year of the Borrower ending March 31, 2012.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Excluded Collateral Subsidiary” shall mean, at any date of determination, any Restricted Subsidiary designated as such in writing by the Borrower to the Administrative Agent that:
     (x) (i) contributed 2.5% or less of Consolidated EBITDA for the period of four fiscal quarters most recently ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination, and (ii) had consolidated assets representing 2.5% or less of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries on the last day of the most recent fiscal quarter ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination;
     (y) together with all other Restricted Subsidiaries constituting Excluded Collateral Subsidiaries (i) contributed 7.5% or less of Consolidated EBITDA for the period of four fiscal quarters most recently ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination, and (ii) had consolidated assets representing 7.5% or less of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries on the last day of the most recent fiscal quarter ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination; and
     (z) is not a Loan Party on the Closing Date; provided that no Loan Party shall constitute an Excluded Collateral Subsidiary except to the extent such Loan Party issues Equity Interests to Persons other than a Company pursuant to Section 6.06(l) and immediately prior to such issuance such Person would have otherwise qualified as an Excluded Collateral Subsidiary under clause (x) and (y) above.
     The Excluded Collateral Subsidiaries as of the Closing Date are listed on Schedule 1.01(c).
     “Excluded Contract” shall have the meaning assigned to such term in the definition of “Excluded Property”.
     “Excluded Equity Interests” means (a) any Equity Interests of any Person with respect to which the cost or other consequences (including any adverse tax consequences) of pledging such Equity Interests shall be excessive in view of the benefits to be obtained by the Lenders therefrom as reasonably determined by the Administrative Agent and the Borrower, (b) any Equity Interests to the extent the pledge thereof would be prohibited by any applicable law or contractual obligation (only to the extent such prohibition is applicable and not rendered ineffective by any applicable law and, in the case of any such contractual obligation, permitted under Section 6.19 hereof) and (c) the Equity Interests of any Unrestricted Subsidiary.
     “Excluded Property” means (a) any Excluded Equity Interests, (b) any property, including the rights under any contract or agreement (an “Excluded Contract”) to the extent that the grant of a Lien thereon (i) is prohibited by applicable law or contractual obligation, (ii) requires a consent not obtained of any governmental authority pursuant to such applicable law or any third party pursuant to any contract between the Borrower or any Subsidiary and such third party or (iii) would trigger a termination event pursuant to any “change of control” or similar provision, in each case pursuant to this clause (a), except to the extent such anti-assignment or negative pledge is not enforceable under the UCC or other applicable Requirements of Law, or such contractual obligation is prohibited under Section 6.19 hereof, (b) United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a Lien thereon would impair the validity or enforceability of such intent-to-use trademark applications under applicable United States federal law, (c) local petty cash deposit accounts maintained by the Borrower and its Restricted Subsidiaries in proximity to their operations, (d) payroll accounts maintained by the Borrower and its Subsidiaries, (e) Property that is, or is to become, subject to a Lien securing a Purchase Money Obligation or Capital Lease Obligation permitted to be incurred pursuant to this Agreement, if the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such Property and such prohibition is permitted under Section 6.19 hereof, (f)(x) any leasehold real property and (y) any fee-owned real property having an individual fair market value not exceeding $10,000,000, (g) any Letter-of-Credit Rights that are not Supporting Obligations (each as defined in the UCC), and (h) any other property with respect to which the cost or other consequences (including any materially adverse tax consequences) of pledging such property shall be excessive in view of the benefits to be obtained by the Lenders therefrom as reasonably determined by the Administrative Agent.
     “Excluded Subsidiaries” shall mean Restricted Subsidiaries of Holdings that are not organized in a Principal Jurisdiction.

     “Excluded Taxes” shall mean, with respect to the Agents, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), franchise taxes imposed on it (in lieu of net income taxes) and branch profits taxes imposed on it, by a jurisdiction (or any political subdivision thereof) as a result of the recipient being organized or having its principal office or, in the case of any Lender, its applicable lending office in such jurisdiction and (b) for greater certainty, taxes imposed on amounts deemed to be interest pursuant to section 214(7) of the Income Tax Act (Canada).
     “Executive Order” shall have the meaning assigned to such term in Section 3.22.
     “Existing Lien” shall have the meaning assigned to such term in Section 6.02(c).
     “Existing Senior Note Agreements” shall mean the collective reference to (i) the indenture dated as of February 3, 2005, pursuant to which the Existing 2005 Senior Notes were issued and (ii) the indenture dated as of August 11, 2009, pursuant to which the Existing 2009 Senior Notes were issued.
     “Existing Senior Note Documents” shall mean the Existing Senior Notes, the Existing Senior Note Agreements, the Existing Senior Note Guarantees and all other documents executed and delivered with respect to either Existing Senior Notes or the Existing Senior Note Agreements.
     “Existing Senior Note Guarantees” shall mean the guarantees pursuant to either Existing Senior Note Agreement.
     “Existing Senior Notes” shall mean the collective reference to the Existing 2005 Senior Notes and the Existing 2009 Senior Notes.
     “Existing 2005 Senior Notes” shall mean the Borrower’s 7-1/4% Senior Notes due 2015 issued pursuant to the Existing Senior Note Agreements.
     “Existing 2009 Senior Notes” shall mean the Borrower’s 11.5% Senior Notes due 2015 issued pursuant to the Existing Senior Note Agreements.
     “FASB ASC” shall mean the Accounting Standards Codification of the Financial Accounting Standards Board.

     “Federal Funds Effective Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
     “Fee Letter” shall mean that certain fee letter among the Borrower, the Arrangers and the Bookrunners, dated December 10, 2010, as the same may be amended, amended and restated, supplemented, revised or modified from time to time.
     “Fees” shall mean the fees and prepayment premiums payable hereunder or under the Fee Letter.
     “Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.
     “Financial Performance Covenant” shall mean the financial covenant contained in Section 6.10.
     “Financial Support Direction” shall mean a financial support direction issued by the Pensions Regulator under Section 43 of the Pensions Act 2004.
     “FIRREA” shall mean the Federal Institutions Reform, Recovery and Enforcement Act of 1989, as amended.
     “First Priority” shall mean, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is the most senior Lien to which such Collateral is subject, other than Permitted Liens of the type described in Section 6.02(a), (b), (c), (d), (f), (g), (h), (i), (j), (k) (to the extent provided in the Intercreditor Agreement), (n), (o), (q), (r), (s), (t) and (y) which have priority over the Liens granted pursuant to the Security Documents (and in each case, subject to the proviso to Section 6.02).
     “Foreign Asset Sale” shall have the meaning assigned to such term in Section 2.10(i).
     “Foreign Guarantee” shall have the meaning assigned to such term in Section 7.01.

     “Foreign Plan” shall mean any pension or other employee benefit or retirement plan, program, policy, arrangement or agreement maintained or contributed to by any Company with respect to employees employed outside the United States.
     “Foreign Subsidiary” shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.
     “Forward Share Sale Agreement” shall mean that certain Forward Share Sale Agreement, dated as of December 17, 2010, between Novelis Inc. and Novelis Acquisitions LLC pursuant to which Novelis Inc. has agreed to sell shares of 9.5% Preferred Stock of the capital stock of Novelis Corporation owned by it to Novelis Acquisitions LLC.
     “French Collateral Agent” shall mean Bank of America, N.A., in its capacity as security agent (agent des sûretés), under the French Security Agreements and any of its successors or assigns. For the avoidance of doubt, the French Collateral Agent is hereby appointed by the Lenders to act on their behalf as security agent (agent des sûretés) to constitute, register, manage and execute the security interests contemplated by the French Security Agreements in order to fully secure and guarantee their respective rights in each amount payable by each French Guarantor to each of the Secured Parties under each of the Loan Documents, and in that capacity to accomplish all actions and formalities eventually necessary under article 2328-1 of the French code civil.
     “French Guarantor” shall mean each Restricted Subsidiary of the Borrower organized in France party hereto as a Guarantor, and each other Restricted Subsidiary of the Borrower organized in France that is required to become a Guarantor pursuant to the terms hereof.
     “French Security Agreement” shall mean, collectively, any Security Agreements substantially in the form of Exhibit M-10, including all sub-parts thereto, among the French Guarantor and the French Collateral Agent for the benefit of the Secured Parties.
     “Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
     “Funded Debt” shall mean, as to any person, all Indebtedness of such person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the

Borrower and its Subsidiaries, Indebtedness in respect of the Loans and the Revolving Credit Loans.
     “GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis; provided that if the Borrower converts its financial reporting from generally accepted accounting principles in the United States to IFRS as permitted under Section 1.04, “GAAP” shall mean (subject to the provisions of Section 1.04 hereof) IFRS applied on a consistent basis.
     “German Guarantor” shall mean each Restricted Subsidiary of the Borrower organized in Germany party hereto as a Guarantor, and each other Restricted Subsidiary of the Borrower organized in Germany that is required to become a Guarantor pursuant to the terms hereof.
     “German Receivables Purchase Agreement” shall have the meaning assigned to such term in the definition of “Receivables Purchase Agreement”.
     “German Security Agreement” shall mean, collectively, any Security Agreement substantially in the form of Exhibit M-5, including all sub-parts thereto, among the German Guarantors and the Collateral Agent and/or the Revolving Credit Collateral Agent, among others, for the benefit of the Secured Parties.
     “German Seller” shall mean Novelis Deutschland GmbH, a company organized under the laws of Germany (including in its roles as seller and collection agent under the German Receivables Purchase Agreement).
     “Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Governmental Real Property Disclosure Requirements” shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.

     “Guarantee Payment” shall have the meaning assigned to such term in Section 7.12(b).
     “Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.
     “Guarantees” shall mean the guarantees issued pursuant to ARTICLE VII by the Guarantors.
     “Guarantors” shall mean Holdings and the Subsidiary Guarantors (including Holdings and each other Canadian Guarantor, each U.S. Guarantor, each Swiss Guarantor, each U.K. Guarantor, each German Guarantor, each Irish Guarantor, each Brazilian Guarantor, each Luxembourg Guarantor, each Madeira Guarantor, each French Guarantor, and each other Restricted Subsidiary of the Borrower that becomes or is required to become a Guarantor hereunder).
     “Hazardous Materials” shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation under or which can give rise to liability (including, but not limited to, due to their ignitability, corrosivity, reactivity or toxicity) under any Environmental Laws.
     “Hedging Agreement” shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies entered into for the purposes of hedging a Company’s exposure to interest or exchange rates, loan credit exchanges, security or currency valuations or commodity prices, in each case not for speculative purposes.
     “Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.
     “Hindalco” shall mean Hindalco Industries Limited, a corporation organized under the laws of India.
     “Holdings” shall mean (i) prior to the consummation of the Permitted Holdings Amalgamation, AV Metals, and (ii) upon and after the consummation of the Permitted Holdings Amalgamation, Successor Holdings.
     “IFRS” shall mean International Financial Reporting Standards consistently applied.

     “Immaterial Subsidiary” shall mean, at any date of determination, any Subsidiary that, together with all other Subsidiaries then constituting Immaterial Subsidiaries (i) contributed 5.0% or less of Consolidated EBITDA for the period of four fiscal quarters most recently ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination, (ii) had consolidated assets representing 5.0% or less of the Consolidated Total Assets on the last day of the most recent fiscal quarter ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination, and (iii) is not a Loan Party on the Closing Date.
     “Increase Effective Date” shall have the meaning assigned to such term in Section 2.23(a).
     “Increase Joinder” shall have the meaning assigned to such term in Section 2.23(c).
     “Incremental OID” shall have the meaning assigned to such term in Section 2.23(c).
     “Incremental Net Yield” shall have the meaning assigned to such term in Section 2.23(c).
     “Incremental Term Loan” shall have the meaning assigned to such term in Section 2.23(c).
     “Incremental Term Loan Commitment” shall have the meaning assigned to such term in Section 2.23(a).
     “Incremental Term Loan Maturity Date” shall have the meaning assigned to such term in Section 2.23(c).
     “Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than ninety (90) days (other than such overdue trade accounts payable being contested in good faith and by proper proceedings, for which appropriate reserves are being maintained with respect to such circumstances in accordance with US GAAP or other applicable accounting standards)); (e) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (f) all Capital Lease Obligations, Purchase Money Obligations and Synthetic Lease Obligations of such person; (g) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person; (h) all Attributable Indebtedness of such person; (i) all obligations of such person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; (j) all obligations of such person under any Qualified Securitization Transaction; and (k) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that the terms of such Indebtedness expressly provide that such person is not liable therefor.
     “Indemnified Taxes” shall mean all Taxes other than Excluded Taxes and Other Taxes.
     “Indemnitee” shall have the meaning assigned to such term in Section 11.03(b).
     “Information” shall have the meaning assigned to such term in Section 11.12.
     “Initial Term Loans” shall mean the Term Loans made on the Closing Date under Section 2.01(a).
     “Instruments” shall mean all “instruments,” as such term is defined in the UCC, in which any Person now or hereafter has rights.
     “Insurance Policies” shall mean the insurance policies and coverages required to be maintained by each Loan Party which is an owner of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section 5.04 and all renewals and extensions thereof.
     “Insurance Requirements” shall mean, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon each Loan Party which is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.
     “Intellectual Property” shall have the meaning assigned to such term in Section 3.06(a).

     “Interbank Rate” shall mean, for any period, (i) in respect of Loans denominated in dollars, the Federal Funds Effective Rate, and (ii) in respect of Loans denominated in any other currency, the Administrative Agent’s cost of funds for such period.
     “Intercompany Note” shall mean a promissory note substantially in the form of Exhibit P, or such other form as may be agreed to by the Administrative Agent in its sole discretion.
     “Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of the date hereof by and among the Companies party thereto, the Administrative Agent, the Collateral Agent, the Administrative Agent under the Revolving Credit Agreement and the Collateral Agent under the Revolving Credit Agreement, and such other persons as may become party thereto from time to time pursuant to the terms thereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Interest Election Request” shall mean a request by Borrower to convert or continue a Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit E.
     “Interest Payment Date” shall mean (a) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December to occur during any period in which such Loan is outstanding, (b) with respect to any Eurodollar Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Rate Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Term Loan, the Maturity Date of such Term Loan.
     “Internally Generated Cash Flow” shall mean cash generated by the Borrower and its Restricted Subsidiaries in the ordinary course of business, and in any event excluding (i) proceeds of Casualty Events and Asset Sales under Section 6.06(b), (e), (i), (j), (k), (l) and (q), (ii) proceeds of Indebtedness other than borrowings under the Revolving Credit Facility and intercompany loans from another Company funded in the ordinary course of operations (and not from sources otherwise not constituting Internally Generated Cash Flow) and (iii) proceeds of issuances of Equity Interests other than to another Company funded in the ordinary course of operations (and not from sources otherwise not constituting Internally Generated Cash Flow).
     “Interest Period” shall mean, with respect to any Eurodollar Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, if acceptable to each Lender, nine or twelve months), as Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) Borrower shall not select an Interest Period for a Class of Term Loans that would extend beyond the Latest Maturity Date of the applicable Class of such Term Loan, (d) Borrower shall not select Interest Periods so as to require a payment or prepayment of any Eurodollar Rate Loans during an Interest Period for such Loans and (e) any Eurodollar Rate Borrowings made or continued during the period ending on the earlier of (x) three months following the Closing Date and (y) the completion of the primary syndication of the Commitments (as determined by the Arrangers), shall have a Interest Period of one month. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
     “Inventory” shall mean all “inventory,” as such term is defined in the UCC, wherever located, in which any Person now or hereafter has rights.
     “Investment Recapture Amount” shall have the meaning assigned to such term in Section 6.04(r)(iv).
     “Investments” shall have the meaning assigned to such term in Section 6.04.
     “Irish Guarantor” shall mean each Restricted Subsidiary of the Borrower organized in Ireland party hereto as a Guarantor, and each other Restricted Subsidiary of the Borrower organized in Ireland that is required to become a Guarantor pursuant to the terms hereof.
     “Irish Security Agreement” shall mean, collectively, any Security Agreement substantially in the form of Exhibit M-6, including all sub-parts thereto, among the Irish Guarantors and the Collateral Agent, among others, for the benefit of the Secured Parties.
     “Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit F, or such other form as may be agreed to by the Administrative Agent in its sole discretion.
     “Joint Venture” shall mean any person (a) that is not a direct or indirect Subsidiary of Holdings and (b) in which the Borrower, in the aggregate, together with its Subsidiaries, is directly or indirectly, the beneficial owner of 5% or more of any class of Equity Interests of such person.
     “Joint Venture Subsidiary” shall mean each of (i) Aluminum Company of Malaysia Berhard, (ii) NKL and (iii) any other person that is a Subsidiary in which persons other than Holdings or its Affiliates own 10% or more of the Equity Interests of such person, excluding, to the extent they become Restricted Subsidiaries of the Borrower after the Closing Date, Logan and Norf GmbH.
     “Judgment Currency” shall have the meaning assigned to such term in Section 11.18(a).
     “Judgment Currency Conversion Date” shall have the meaning assigned to such term in Section 11.18(a).
     “Junior Lien” means a Lien designated as a “Subordinated Lien” under the Intercreditor Agreement on all or any portion of the Collateral, but only to the extent (i) any such Lien constitutes “Subordinated Liens” under, and as defined in, the Intercreditor Agreement (it being understood that such Subordinated Lien will be a junior, “silent” lien with respect to the Liens securing the Secured Obligations, as provided in the Intercreditor Agreement) and (ii) the holders of such Indebtedness (or a trustee, agent or other representative of such holders) secured by such Lien have become a party to the Intercreditor Agreement through the execution and delivery of joinders thereto.
     “Junior Secured Indebtedness” shall mean Indebtedness of a Loan Party that is secured by a Junior Lien.
     “Land Registry” shall mean the Land Registry of England and Wales.
     “Landlord Access Agreement” shall mean a Landlord Access Agreement, substantially in the form of Exhibit G, or such other form as may reasonably be acceptable to the Administrative Agent.
     “Latest Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Loan hereunder at such time, including the latest maturity or expiration date of any Initial Term Loan, Incremental Term Loan, Other Term Loan, any Other Term Loan Commitment or Incremental Term Loan Commitment, in each case as extended in accordance with this Agreement from time to time.
     “Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.
     “Lender Addendum” shall mean with respect to any Lender on the Closing Date, a lender addendum in the form of Exhibit I, to be executed and delivered by such Lender on the

Closing Date as provided in Section 11.15, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Lenders” shall mean (a) the financial institutions that have become a party hereto pursuant to a Lender Addendum, (b) any financial institution that has become a party hereto pursuant to an Assignment and Assumption, other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Assumption and (c) each Additional Lender that executes an Increase Joinder in accordance with Section 2.23 hereof.
     “Lien” shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, assignment, hypothecation, security interest or similar encumbrance of any kind or any arrangement to provide priority or preference in respect of such property or any filing of any financing statement or any financing change statement under the UCC, the PPSA or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority (other than any unauthorized notice or filing filed after the Closing Date for which there is not otherwise any underlying lien or obligation, so long as the Borrower is (if aware of same) using commercially reasonable efforts to cause the removal of same), including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “Liquidity” shall mean as of any date of determination, the sum of (i) Unrestricted Cash of the Borrower and its Restricted Subsidiaries as of such date plus (ii) unutilized and available commitments under the Revolving Credit Agreement.
     “Loan Documents” shall mean this Agreement, the Intercreditor Agreement, the Contribution, Intercompany, Contracting and Offset Agreement, the Notes (if any), the Security Documents, each Foreign Guarantee, the Fee Letter, each Hedging Agreement entered into with any Secured Hedge Provider (provided that such Hedging Agreements shall be deemed not to be Loan Documents for purposes of Sections 1.03 and 1.04 and Articles II, VI, VIII and XI hereof), and all other pledges, powers of attorney, consents, assignments, certificates, agreements or documents, whether heretofore, now or hereafter executed by or on behalf of any Loan Party for the benefit of any Agent or any Lender in connection with this Agreement.
     “Loan Modification Agreement” shall have the meaning assigned to such term in Section 11.02(f).
     “Loan Modification Offer” shall have the meaning assigned to such term in Section 11.02(f).

     “Loan Parties” shall mean Holdings (unless Holdings has been released as a Guarantor pursuant to Section 7.09(d)), the Borrower and the Subsidiary Guarantors.
     “Loans” shall mean Term Loans.
     “Logan” shall mean Logan Aluminum Inc., a Delaware corporation.
     “Logan Location” shall mean the premises of Logan Aluminum Inc., Route 431, North Russellville, Kentucky 42276.
     “London Banking Day” shall mean any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.
     “Luxembourg Guarantor” shall mean each Restricted Subsidiary of the Borrower organized in Luxembourg party hereto as a Guarantor, and each other Restricted Subsidiary of the Borrower organized in Luxembourg that is required to become a Guarantor pursuant to the terms hereof.
     “Luxembourg Security Agreements” shall mean, collectively, any Security Agreements substantially in the form of Exhibit M-8, including all sub-parts thereto, among the Luxembourg Guarantor and the Collateral Agent for the benefit of the Secured Parties.
     “Madeira Guarantor” shall mean each Restricted Subsidiary of the Borrower organized in Madeira party hereto as a Guarantor, and each other Restricted Subsidiary of the Borrower organized in Madeira that is required to become a Guarantor pursuant to the terms hereof.
     “Madeira Security Agreements” shall mean, collectively, any Security Agreements substantially in the form of Exhibit M-9, including all sub-parts thereto, among the Madeira Guarantor, the Collateral Agent for the benefit of the Secured Parties and the other parties referred to therein.
     “Management Fees” shall have the meaning assigned to such term in Section 6.08(c)(C).
     “Margin Stock” shall have the meaning assigned to such term in Regulation U.
     “Material Adverse Effect” shall mean (a) a material adverse effect on the business, property, results of operations, or financial condition of the Loan Parties and their Restricted Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Loan Parties to perform their payment and other material obligations under the Loan Documents; (c) a material impairment of the rights of or benefits or remedies available to the Lenders, the Collateral Agent or the Administrative Agent under the Loan Documents, taken as a whole; or (d)(i) a material adverse effect on the Revolving Credit Priority Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on such Collateral or the priority of such Liens, in each case for this clause (d)(i) taken as a whole, or (ii) a material adverse effect on the Pari Passu Priority Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on such Collateral or the priority of such Liens, in each case for this clause (d)(ii) taken as a whole.
     “Material Indebtedness” shall mean (a) Indebtedness under the Revolving Credit Loan Documents and any Permitted Revolving Credit Facility Refinancings thereof, (b) Indebtedness under the New Senior Notes, the Additional Senior Secured Indebtedness, the Junior Secured Indebtedness and any Permitted Refinancings of any thereof in each case in an aggregate outstanding principal amount exceeding $100,000,000 and (c) any other Indebtedness (other than the Loans and intercompany Indebtedness of the Companies permitted hereunder) of the Loan Parties in an aggregate outstanding principal amount exceeding $100,000,000.
     “Material Subsidiary” shall mean any Subsidiary of the Borrower that is not an Immaterial Subsidiary.
     “Maturity Date” shall mean (i) with respect to the Initial Term Loans, the Original Maturity Date, (ii) with respect to any tranche of Other Term Loans, the final maturity date as specified in the applicable Refinancing Amendment, and (iii) with respect to any Incremental Term Loans, the final maturity date as specified in the applicable Incremental Amendment; provided that if any such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.
     “Maximum Rate” shall have the meaning assigned to such term in Section 11.14.
     “Maximum Revolving Credit Facility Amount” shall mean, at any time, $1,000,000,000.
     “Minimum Amount” shall mean (i) an integral multiple of $1,000,000 and not less than $5,000,000 for Base Rate Loans and (ii) an integral multiple of $1,000,000 and not less than $5,000,000 for Eurodollar Rate Loans.
     “Moody’s” shall mean Moody’s Investors Service, Inc.
     “Mortgage” shall mean an agreement, including, but not limited to, a mortgage, charge, deed of trust, deed of hypothec or any other document, creating and evidencing a Lien on a

Mortgaged Property, which shall be substantially in the form of Exhibit J or, subject to the terms of the Intercreditor Agreement, other form reasonably satisfactory to the Collateral Agent, in each case, with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign law.
     “Mortgaged Property” shall mean (a) each Real Property identified as a Mortgaged Property on Schedule 8(a) to any Perfection Certificate dated the Closing Date, (b) each future Real Property covered by the terms of any Mortgage, and (c) each Real Property, if any, which shall be subject to a Mortgage (or other Lien created by a Security Document) delivered after the Closing Date pursuant to Section 5.11(c).
     “Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which any Company or any ERISA Affiliate is then making or accruing an obligation to make contributions; (b) to which any Company or any ERISA Affiliate has within the preceding six plan years made contributions; or (c) with respect to which any Company could incur liability.
     “Net Cash Proceeds” shall mean:
     (a) with respect to any Asset Sale, the cash proceeds received by Holdings, the Borrower or any of its Restricted Subsidiaries (including cash proceeds subsequently received (as and when received by Holdings, the Borrower or any of its Restricted Subsidiaries) in respect of non-cash consideration initially received) net of (without duplication) (i) selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and Borrower’s good faith estimate of income taxes paid or payable in connection with such sale and repatriation Taxes that are or would be payable in connection with any sale by a Restricted Subsidiary); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by Holdings, the Borrower or any of its Restricted Subsidiaries associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) the Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within ninety (90) days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within ninety (90) days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money (other than the Revolving Credit Loans) which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties); and (v) so long as any Revolving Credit Loans remain outstanding, the proceeds of any Revolving Credit Priority Collateral of any Loan Party sold in such Asset Sale (which shall include, for the avoidance of doubt, the portion of the sale price of the Equity Interests or all or substantially all of the property, assets or business of any Restricted Subsidiary of Holdings consisting of the net book value of any such Revolving Credit Priority Collateral);
     (b) with respect to any Debt Issuance or any Disqualified Capital Stock, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith;
     (c) with respect to any Equity Issuance or any other issuance of Equity Interests (other than Preferred Stock) by Holdings or the Borrower, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith; and
     (d) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of (i) all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event; and (ii) so long as any Revolving Credit Loans remain outstanding, any such cash insurance proceeds, condemnation awards and other compensation received in respect of Revolving Credit Priority Collateral of any Loan Party to the extent such amounts are required to be (and are) applied to the repayment of the Revolving Credit Loans pursuant to the terms of the Revolving Credit Agreement;
provided, however, that Net Cash Proceeds arising from any Asset Sale or Casualty Event by or applicable to a non-Wholly Owned Subsidiary shall equal the amount of such Net Cash Proceeds calculated as provided above less the percentage thereof equal to the percentage of any Equity Interests of such non-Wholly Owned Subsidiary not owned by Holdings, the Borrower and its Restricted Subsidiaries.
     “Net Cash Proceeds Account” shall mean any segregated Deposit Account or Securities Account established by the Borrower or any Guarantor with one or more financial institutions reasonably satisfactory to the Collateral Agent (which, in the case of an account established by Borrower, shall not be a Lender or an Affiliate of a Lender) that (i) is subject to a Control Agreement, (ii) is subject to a First Priority security interest in favor of the Collateral Agent for the ratable benefit of the Secured Parties to secure the Secured Obligations and (iii) solely contains proceeds of Pari Passu Priority Collateral (and any products of such proceeds), and which has been designated in writing to the Revolving Credit Agents as a “Net Cash Proceeds Account” on or prior to the time that the Net Cash Proceeds from any sale of Pari Passu Priority Collateral shall be deposited therein, pending application of such proceeds (and any products of such proceeds) in accordance with the terms hereof.
     “Net Working Capital” shall mean, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.

     “New Senior Note Agreements” shall mean the indentures dated as of December 17, 2010, pursuant to which the New Senior Notes were issued.
     “New Senior Note Documents” shall mean the New Senior Notes, the New Senior Note Agreements, the New Senior Note Guarantees and all other documents executed and delivered with respect to the New Senior Notes or the New Senior Note Agreements.
     “New Senior Note Guarantees” shall mean the guarantees of the Loan Parties (other than Holdings and the Borrower) pursuant to the New Senior Note Agreement.
     “New Senior Notes” shall mean the Borrower’s 8.375% Senior Notes due 2017 and 8.75% Senior Notes due 2020, each issued pursuant to the New Senior Note Agreements and any senior notes issued pursuant to a Permitted Refinancing of the New Senior Notes (including any Registered Equivalent Notes).
     “NKL” shall mean Novelis Korea Limited.
     “Non-consolidated Affiliate” shall mean each of Norf GmbH, MiniMRF LLC (Delaware), and Consorcio Candonga (unincorporated Brazil), in each case so long as they are not a Subsidiary of the Borrower.
     “Non-consolidated Affiliate Debt” shall mean with respect to the Non-consolidated Affiliates, as of any date of determination and without duplication, the Consolidated Total Net Debt of the Non-consolidated Affiliates and their Subsidiaries (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated Total Net Debt were references to Non-consolidated Affiliates and their Subsidiaries).
     “Non-consolidated Affiliate EBITDA” shall mean with respect to the Non-consolidated Affiliates for any period, the amount for such period of Consolidated EBITDA of such Non-consolidated Affiliates and their Subsidiaries (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to Non-consolidated Affiliates and their Subsidiaries); provided that Non-consolidated Affiliate EBITDA shall not include the Non-consolidated Affiliate EBITDA of Non-consolidated Affiliates if such Non-consolidated Affiliates are subject to a prohibition, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Borrower, to the extent of such prohibition.
     “Non-Guarantor Subsidiary” shall mean each Subsidiary that is not a Guarantor.

     “Norf GmbH” shall mean Aluminium Norf GmbH, a limited liability company (GmbH) organized under the laws of Germany.
     “Notes” shall mean any notes evidencing the Terms Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit K.
     “Notice of Intent to Cure” shall have the meaning assigned to such term in Section 5.01(d).
     “Novelis AG” shall mean Novelis AG, a stock corporation (AG) organized under the laws of Switzerland.
     “Novelis AG Cash Pooling Agreement” shall mean a Cash Management Agreement entered into among Novelis AG and certain “European Affiliates” (as identified therein) dated 1 February 2007, together with all ancillary documentation thereto.
     “Novelis Inc.” shall mean Novelis Inc., a corporation amalgamated under the Canada Business Corporations Act.
     “Obligation Currency” shall have the meaning assigned to such term in Section 11.18(a).
     “Obligations” shall mean (a) obligations of the Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing (and interest that would have accrued but for such proceeding) during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and the other Loan Parties under this Agreement and the other Loan Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents.
     “OFAC” shall have the meaning assigned to such term in Section 3.22.
     “Offer Price” shall have the meaning set forth in the definition of “Dutch Auction”.

     “Officer’s Certificate” shall mean a certificate executed by a Responsible Officer in his or her official (and not individual) capacity.
     “Organizational Documents” shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or equivalent or comparable constitutional documents with respect to any non-U.S. jurisdiction) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.
     “Original Maturity Date” shall mean March 10, 2017.
     “Other Taxes” shall mean all present or future stamp, recording, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Other Term Loan Commitments” shall mean one or more Classes of Term Loan commitments hereunder that result from a Refinancing Amendment.
     “Other Term Loans” shall mean one or more Classes of Term Loans that result from a Refinancing Amendment.
     “Pari Passu Priority Collateral” shall mean all “Pari Passu Priority Collateral” as defined in the Intercreditor Agreement.
     “Participant” shall have the meaning assigned to such term in Section 11.04(d).
     “Participating Member States” shall mean the member states of the European Communities that adopt or have adopted the euro as their lawful currency in accordance with the legislation of the European Union relating to European Monetary Union.
     “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
     “Pensions Regulator” shall mean the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.

     “Perfection Certificate” shall mean, individually and collectively, as the context may require, each certificate of a Loan Party in the form of Exhibit L-1 or any other form approved by the Collateral Agent in its sole discretion, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.
     “Perfection Certificate Supplement” shall mean a certificate supplement in the form of Exhibit L-2 or any other form approved by the Collateral Agent.
     “Permitted Acquisition” shall mean any Acquisition, if each of the following conditions is met:
     (i) no Default is then continuing or would result therefrom;
     (ii) no Company shall, in connection with any such transaction, assume or remain liable with respect to any Indebtedness of the related seller or the business, person or properties acquired, except to the extent permitted under Section 6.01, and any other such Indebtedness not permitted to be assumed or otherwise supported by any Company hereunder shall be paid in full or released as to the business, persons or properties being so acquired on or before the consummation of such acquisition;
     (iii) the person or business to be acquired shall be, or shall be engaged in, a business of the type that the Loan Parties and the Subsidiaries are permitted to be engaged in under Section 6.15, and the person or business and any property acquired in connection with any such transaction shall be free and clear of any Liens, other than Permitted Liens;
     (iv) the Board of Directors of the person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);
     (v) all transactions in connection therewith shall be consummated in all material respects in accordance with all applicable Requirements of Law;
     (vi) with respect to any transaction involving Acquisition Consideration of more than $50,000,000, unless the Administrative Agent shall otherwise agree, the Borrower shall have provided the Administrative Agent written notice on or before the consummation of such transaction, which notice shall describe (A) in reasonable detail the terms and conditions of such transaction and the person or business to be acquired and (B) all such other information and data relating to such transaction or the person or business to be acquired as may be reasonably requested by the Administrative Agent;
     (vii) the property acquired in connection with any such Acquisition shall, subject to any Permitted Liens, be made subject to the Lien of the Security Documents, and any person acquired in connection with any such transaction shall become a Guarantor, in each case, to the extent required under, and within the relevant time periods provided in, Section 5.11;

     (viii) with respect to any transaction involving Acquisition Consideration that, when added to the fair market value of Equity Interests, including Equity Interests of Holdings, constituting purchase consideration, exceeds $50,000,000, the Borrower shall have delivered to the Administrative Agent an Officers’ Certificate on or prior to the consummation of such transaction certifying that (A) such transaction complies with this definition and (B) such transaction could not reasonably be expected to result in a Material Adverse Effect;
     (ix) at the time of such Acquisition and after giving effect thereto and any Indebtedness incurred or acquired in connection therewith, on a Pro Forma Basis determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or (b) as though such Acquisition had been consummated, incurred or assumed as of the first day of the fiscal period covered thereby, the Total Net Leverage Ratio shall be no greater than the lesser of (x) 5.00 to 1.00 and (y) .25 to 1.00 less than the Total Net Leverage Ratio required to be maintained at such time under Section 6.10;
     (x) if any Person so acquired (or any Subsidiary of such Person) is not required to become a Loan Party pursuant to Section 5.11, the Acquisition Consideration payable for such Person (or the portion thereof attributable or allocated by the Borrower in good faith to each such Subsidiary) in connection with such Acquisition, and all other Acquisitions of non-Loan Parties consummated after the Closing Date shall not, unless, on the date of such Acquisition, the Senior Secured Net Leverage Ratio, determined on a Pro Forma Basis, after giving effect to such Acquisition shall be no greater than 1.75 to 1.00 determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or (b) as though such Acquisition had been consummated as of the first day of the fiscal period covered thereby, exceed $100,000,000 during any twelve month period or $250,000,000 in the aggregate since the Closing Date (provided that such amounts can be exceeded to the extent of Investments made pursuant to Section 6.04(r));
     (xi) immediately after giving effect to such Acquisition, the Borrower shall, on a Pro Forma Basis, be in compliance with the Financial Performance Covenant, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or (b) as though such Acquisition had been consummated as of the first day of the fiscal period covered thereby; and
     (xii) with respect to any transaction involving Acquisition Consideration of more than $50,000,000, the Borrower shall have delivered a certificate from a Financial Officer of the Borrower on or prior to the consummation of such transaction (A) as to the matters set forth in clause (i) above and (B) demonstrating its compliance with clause (ix) and (xi) above, and (C) to the extent the person so acquired is not required to become a Loan Party hereunder pursuant to Section 5.11, demonstrating compliance with clause (x) above, and in each case accompanied by compliance calculations in reasonable detail.

     “Permitted Factoring Facility” shall mean a sale of Receivables on a discounted basis by any Company that is not the Borrower and is not organized under the laws of, and does not conduct business in, a Principal Jurisdiction, so long as (i) no Loan Party has any obligation, contingent or otherwise in connection with such sale (other than to deliver the Receivables purported to be sold free and clear of any encumbrance), and (ii) such sale is for cash and fair market value.
     “Permitted First Priority Refinancing Debt” shall mean any secured Indebtedness incurred by Borrower or the U.S. Issuer in the form of one or more series of senior secured notes under one or more indentures; provided that (i) such Indebtedness is secured by the Collateral (or a portion thereof) on a pari passu basis (but without regard to the control of remedies, which shall be as set forth in the Intercreditor Agreement) with the Secured Obligations and is not secured by any property or assets other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans (including portions of Classes of Term Loans, Other Term Loans or Incremental Term Loans), (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption or prepayment (except customary asset sale or change of control provisions, which asset sale provisions may require the application of proceeds of asset sales and casualty events co-extensive with those set forth in Section 2.10(c) and 2.10(e), as applicable, to make mandatory prepayments or prepayment offers out of such proceeds on a pari passu basis with the Secured Obligations, all other Permitted First Priority Refinancing Debt and all Additional Senior Secured Indebtedness), in each case prior to the date that is 181 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any Persons other than the Guarantors (and the Borrower if the U.S. Issuer is the issuer thereof), (vi) the other terms and conditions of such Indebtedness (excluding pricing, premiums and optional prepayment or optional redemption provisions) are customary market terms for securities of such type (provided that such terms shall in no event include any financial maintenance covenants) and, in any event, when taken as a whole, are not materially more favorable to the investors providing such Indebtedness than the terms and conditions of the applicable Refinanced Debt (except with respect to any terms (including covenants) and conditions contained in such Indebtedness that are applicable only after the then Latest Maturity Date) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (vi) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)), (vii) no Default shall exist immediately prior to or after giving effect to such incurrence and the Borrower shall be in compliance, on a Pro Forma Basis, with Section 6.10 after giving effect to such incurrence, and (viii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Intercreditor Agreement. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

     “Permitted Holdings Amalgamation” shall mean the amalgamation of Holdings and Borrower on a single occasion following the Closing Date; provided that (i) no Default exists or would result therefrom and the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of the amalgamation, with the same effect as though made on such date, except to the extent such representations and warranties expressly relate to an earlier date, (ii) the person resulting from such amalgamation shall be named Novelis Inc., and shall be a corporation amalgamated under the Canada Business Corporations Act (such resulting person, the “Successor Borrower”), and the Successor Borrower shall expressly confirm its obligations as Borrower under this Agreement and the other Loan Documents to which Borrower is a party pursuant to a confirmation in form and substance reasonably satisfactory to the Administrative Agent, (iii) immediately upon consummation of such amalgamation, a new holding company with no material assets other than the Equity Interests in the Successor Borrower (the “Successor Holdings”) shall (A) be an entity organized or existing under the laws of Canada or a province thereof, (B) directly own 100% of the Equity Interests in the Successor Borrower, (C) execute a supplement or joinder to this Agreement in form and substance reasonably satisfactory to the Administrative Agent to become a Guarantor and execute Security Documents (or supplements or joinder agreements thereto) in form and substance reasonably satisfactory to the Administrative Agent, and take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Documents to be a duly perfected First Priority Lien in accordance with all applicable Requirements of Law, including the filing of financing statements (or other applicable filings) in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent and (D) subject to the terms of the Intercreditor Agreement, pledge and deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of the Successor Borrower, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of Successor Holdings, (iv) be in compliance with all covenants and obligations of Holdings under this Agreement, (v) immediately after giving effect to any such amalgamation, the Senior Secured Net Leverage Ratio is not greater than the Senior Secured Net Leverage Ratio immediately prior to such amalgamation, which shall be evidenced by a certificate from the chief financial officer of the Borrower demonstrating such compliance calculation in reasonable detail, (vi) the Successor Borrower shall have no Indebtedness after giving effect to the Permitted Holdings Amalgamation other than Indebtedness of the Borrower in existence prior to the date of the Permitted Holdings Amalgamation, (vii) each other Guarantor, shall have by a confirmation in form and substance reasonably satisfactory to the Administrative Agent, confirmed that its guarantee of the Guaranteed Obligations (including its Guarantee) shall apply to the Successor Borrower’s obligations under this Agreement, (viii) the Borrower and each other Guarantor shall have by confirmations and any required supplements to the applicable Security Documents reasonably requested by the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent, confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement and (ix) each Loan Party shall have delivered opinions of counsel and related officers’ certificates reasonably requested by the Administrative Agent with respect to the execution and delivery and enforceability of the documents referred to above and the compliance of such amalgamation with the provisions hereof, and all such opinions of counsel shall be satisfactory to the Administrative Agent; and provided, further, that (x) if the foregoing are satisfied, (1) Successor Holdings will be substituted for and assume all obligations of AV Metals under this Agreement and each of the other Loan Documents and (2) the Successor Borrower shall be substituted for Novelis Inc. under this Agreement and each of the other Loan Documents and all references hereunder and under the other Loan Documents to the Borrower shall be references to the Successor Borrower and (y) notwithstanding any provision of Section 11.02, the Administrative Agent is hereby authorized by the Lenders to make any amendments to the Loan Documents that are necessary to reflect such changes in the parties to the applicable Loan Documents.
     “Permitted Holdings Indebtedness” shall mean unsecured Indebtedness of Holdings (i) with respect to which neither the Borrower nor any Subsidiary has any Contingent Obligation, (ii) that will not mature prior to the 180th day following the Latest Maturity Date, (iii) that has no scheduled amortization of principal prior to the 180th day following the Latest Maturity Date, (iv) that does not require any payments in cash of interest or other amounts in respect of the principal thereof (other than optional redemption provisions customary for senior discount or “pay-in-kind” notes) for a number of years from the date of issuance or incurrence thereof equal to at least one-half of the term to maturity thereof, (v) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount or “pay-in-kind” notes of an issuer that is the parent of a borrower under senior secured credit facilities and (vi) that is issued to a person that is not an Affiliate of Borrower or any of its Subsidiaries in an arm’s-length transaction on fair market terms; provided that at least five Business Days prior to the incurrence of such Indebtedness, a Responsible Officer of Holdings shall have delivered a certificate to the Administrative Agent (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) stating that Holdings has determined in good faith that such terms and conditions satisfy the foregoing requirements.
     “Permitted Liens” shall have the meaning assigned to such term in Section 6.02.
     “Permitted Prepayments” shall have the meaning assigned to such term in Section 6.11.
     “Permitted Refinancing” shall mean, with respect to any person, any refinancing or renewal of any Indebtedness of such person; provided that (a) the aggregate principal amount (or accreted value, if applicable) of the Indebtedness incurred pursuant to such refinancing or renewal does not exceed the aggregate principal amount (or accreted value, if applicable) of the Indebtedness so refinanced or renewed except by an amount equal to unpaid accrued interest and premium thereon and any make-whole payments applicable thereto plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing or renewal and by an amount equal to any existing commitments unutilized thereunder, (b) such refinancing or renewal has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced or renewed (excluding the effects of nominal amortization in the amount of no greater than one percent per annum and prepayments of Indebtedness), (c) no Default is then continuing or would result therefrom, (d) the persons that are (or are required to be) obligors under such refinancing or renewal do not include any person that is not an obligor under the Indebtedness being so refinanced or renewed (or, in the case of a Permitted Refinancing of the Senior Notes, such obligors are Loan Parties (other than Holdings)) and (e) the subordination provisions thereof (if any) shall be, in the aggregate, no less favorable to the Lenders than those contained in the Indebtedness being so refinanced or renewed; provided that at least five Business Days prior to the incurrence of such refinancing or renewal, a Responsible Officer of the Borrower shall have delivered an Officers’ Certificate to the Administrative Agent (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) certifying that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements.
     “Permitted Revolving Credit Facility Refinancing” shall mean any credit facility that refinances or renews or replaces any of the Indebtedness incurred and commitments available under the Revolving Credit Loan Documents (which may be an asset-based or cash flow financing); provided that (a) the aggregate principal amount (or accreted value, if applicable) of all such Indebtedness, after giving effect to such refinancing or renewal, shall not exceed the Maximum Revolving Credit Facility Amount then in effect plus an amount equal to unpaid accrued interest and premium on the Indebtedness being so refinanced or renewed plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing or renewal, (b) such refinancing or renewal has a final maturity date equal to or later than the final maturity date of the Indebtedness being so refinanced or renewed, (c) no Default is existing or would result therefrom, (d) the collateral securing such refinancing, renewal or replacement is not greater than the Collateral (but without regard to whether such collateral is treated as Pari Passu Priority Collateral or Revolving Credit Priority Collateral for purposes of such credit facility under the Intercreditor Agreement) and (e) the persons that are (or are required to be) obligors under such refinancing or renewal do not include any person that is not an obligor under the Indebtedness being so refinanced or renewed (unless, in the case of a refinancing of Indebtedness of a Loan Party, such persons are or become obligors under the Loan Documents); provided that at least five Business Days prior to the incurrence of such refinancing or renewal, a Responsible Officer of Borrower shall have delivered an Officers’ Certificate to the Administrative Agent (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) certifying that Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements.
     “Permitted Second Priority Refinancing Debt” shall mean secured Indebtedness incurred by the Borrower or the U.S. Issuer in the form of one or more series of junior lien secured notes under one or more indentures or junior lien secured loans under one or more other debt instruments or facilities; provided that (i) such Indebtedness is secured by a Junior Lien on the Collateral (or a portion thereof) and is not secured by any property or assets other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans (including portions of Classes of Term Loans, Other Term Loans or Incremental Term Loans), (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption or prepayment (except customary asset sale or change of control provisions), in each case prior to the date that is 181 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any Persons other than the Guarantors, (vi) the other terms and conditions of such Indebtedness (excluding pricing, premiums and optional prepayment or optional redemption provisions) are customary market terms for securities of such type and, in any event, when taken as a whole, are not materially more favorable to the investors or lenders providing such Indebtedness than the terms and conditions of the applicable Refinanced Debt (except with respect to any terms (including covenants) and conditions contained in such Indebtedness that are applicable only after the then Latest Maturity Date) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (vi) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)), (vii) the security agreements relating to such Indebtedness (together with the Intercreditor Agreement) reflect the Junior Lien nature of the security interests and are otherwise substantially the same as the applicable Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (viii) no Default shall exist immediately prior to or after giving effect to such incurrence and the Borrower shall be in compliance, on a Pro Forma Basis, with Section 6.10 after giving effect to such incurrence, and (ix) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Intercreditor Agreement. Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
     “Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness incurred by the Borrower or the U.S. Issuer in the form of one or more series of senior unsecured or subordinated notes or loans under one or more instruments; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans (including portions of Classes of Term Loans, Other Term Loans or Incremental Term Loans), (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption or prepayment (except customary asset sale or change of control provisions), in each case prior to the date that is 181 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iii) such Indebtedness is not guaranteed by any Persons other than the Guarantors, (iv) the other terms and conditions of such Indebtedness (excluding pricing, premiums and optional prepayment or optional redemption provisions) are customary market terms for Indebtedness of such type and, when taken as a whole, are not materially more restrictive (provided that such terms shall in no event include any financial maintenance covenants) on the Borrower and the Restricted Subsidiaries than the terms and conditions applicable to the Term Loans (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the

Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iv) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)) and (v) such Indebtedness (including related guarantees) is not secured. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
     “person” or “Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which is maintained or contributed to by any Company or its ERISA Affiliate or with respect to which any Company could incur liability (including under Section 4069 of ERISA).
     “Platform” shall have the meaning assigned to such term in Section 11.01(d).
     “Pledged Intercompany Notes” shall mean, with respect to each Loan Party, all intercompany notes described in Schedule 11 to the Perfection Certificate as of the Closing Date and intercompany notes hereafter acquired by such Loan Party and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.
     “Pledged Securities” shall mean, collectively, with respect to each Loan Party, (i) all issued and outstanding Equity Interests of each issuer set forth on Schedule 10 to the Perfection Certificate as of the Closing Date as being owned by such Loan Party and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Loan Party (including by issuance), together with all rights, privileges, authority and powers of such Loan Party relating to such Equity Interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Loan Party in the entries on the books of any financial intermediary pertaining to such Equity Interests, (ii) all Equity Interests of any issuer, which Equity Interests are hereafter acquired by such Loan Party or are owned by a Loan Party as of the date hereof (including by issuance) and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Loan Party (including by issuance), together with all rights, privileges, authority and powers of such Loan Party relating to such Equity Interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Loan Party in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such

Loan Party in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests other than to the extent any of the foregoing constitute Excluded Equity Interests.
     “PPSA” shall mean the Personal Property Security Act (Ontario) and the regulations promulgated thereunder and other applicable personal property security legislation of the applicable Canadian province or provinces in respect of the Canadian Loan Parties (including the Civil Code of Quebec and the regulations respecting the register of personal and movable real rights promulgated thereunder) as all such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.
     “Preferred Stock” shall mean, with respect to any person, any and all preferred or preference Equity Interests (however designated) of such person whether now outstanding or issued after the Closing Date.
     “Prepayments Recapture Amount” shall have the meaning assigned to such term in Section 6.11(a)(i)(C).
     “Principal Jurisdiction” shall mean (i) the United States, Canada, the United Kingdom, Switzerland and Germany, (ii) each other country in which a Restricted Subsidiary is organized in respect of which Accounts are included in the borrowing base for purposes of the Revolving Credit Agreement and (iii) and any state, province or other political subdivision of the foregoing.
     “Pro Forma Basis” shall mean, with respect to compliance with any test or covenant hereunder at any time of determination (excluding any calculation of the amount of Excess Cash Flow and the amount referred to in clause (a) of the definition of Cumulative Credit), that all Specified Transactions and the following transactions in connection therewith (if any) shall be deemed to have occurred as of the first day of the applicable Test Period or other period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale or other disposition of all or substantially all Equity Interests in or assets of any Restricted Subsidiary of the Borrower or any division, business unit, line of business or facility used for operations of the Borrower or any of its Restricted Subsidiaries, shall be excluded (as if such sale or disposition occurred on the first day of the applicable Test Period), and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included (as if such Permitted Acquisition or Investment occurred on the first day of the applicable Test Period), (b) any retirement of Indebtedness in connection therewith, and (c) any Indebtedness incurred or assumed by the Borrower or any of its Restricted Subsidiaries in connection therewith.

     “Pro Rata Percentage” of any Lender at any time shall mean the percentage of the sum of the total outstanding Loans and unused Commitments of all Lenders represented by such Lender’s outstanding Loans and unused Commitments.
     “Process Agent” shall have the meaning assigned to such term in Section 11.09(d).
     “property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.
     “Property Material Adverse Effect” shall mean, with respect to any Mortgaged Property, as of any date of determination and whether individually or in the aggregate, any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on (a) the business or operations of any Company as presently conducted at the Mortgaged Property; (b) the value or utility of the Mortgaged Property; or (c) the legality, priority or enforceability of the Lien created by the Mortgage or the rights and remedies of the Mortgagee thereunder.
     “Public Lender” shall have the meaning assigned to such term in Section 11.01(d).
     “Purchase” shall have the meaning assigned to such term in the definition of “Dutch Auction”.
     “Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such property by such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.
     “Purchase Notice” shall have the meaning assigned to such term in the definition of “Dutch Auction”.
     “Qualified Borrower IPO” shall mean the issuance by the Borrower of its common Equity Interests in an underwritten primary or secondary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act.

     “Qualified Capital Stock” of any person shall mean any Equity Interests of such person that are not Disqualified Capital Stock.
     “Qualified IPO” shall mean (i) the issuance by Holdings, or any direct or indirect parent of Holdings which owns no material assets other that its direct or indirect ownership interest in the Equity Interests of the Borrower, of its common Equity Interests in an underwritten primary or secondary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act or (ii) a Qualified Borrower IPO.
     “Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by any Restricted Subsidiary (other than a Restricted Subsidiary organized under the laws of a Principal Jurisdiction) pursuant to which any such Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Entity or may grant a security interest in any Receivables (whether now existing or arising or acquired in the future) of the Borrower or any Restricted Subsidiary or any Related Security or Securitization Assets.
     “Qualifying Bids” shall have the meaning assigned to such term in the definition of “Dutch Auction”.
     “Qualifying Lenders” shall have the meaning assigned to such term in the definition of “Dutch Auction”.
     “Qualifying Loans” shall have the meaning assigned to such term in the definition of “Dutch Auction”.
     “Real Property” shall mean, collectively, all right, title and interest (including any freehold, leasehold, minerals or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
     “Recapture Amounts” shall mean, at any time of determination, the cumulative amount of the Investment Recapture Amount plus the Dividend Recapture Amount plus the Prepayments Recapture Amount paid since the Closing Date.
     “Receivable” shall mean the indebtedness and other obligations owed to any Company (other than any Company organized under the laws of a Principal Jurisdiction) (at the time such indebtedness and other obligations arise, and before giving effect to any transfer or conveyance contemplated under any Qualified Securitization Transaction documentation) arising in connection with the sale of goods or the rendering of services by such person, including any indebtedness, obligation or interest constituting an Account, contract right, payment intangible, promissory note, chattel paper, instrument, document, investment property, financial asset or general intangible, in each case, arising in connection with the sale of goods or the rendering of services by such person, and further includes, the obligation to pay any finance charges with respect thereto.
     “Receivables Purchase Agreement” shall mean each of (a) the Non-Recourse Receivables Purchase Agreement dated July 6, 2007 (as amended and restated on or around the date hereof) and any related servicing agreements (collectively, the “German Receivables Purchase Agreement”) between the German Seller, on the one hand, and Novelis AG, on the other hand, in each case providing, inter alia, for the sale and transfer of Accounts by the German Seller to Novelis AG and (b) any other receivables purchase agreement and related servicing agreements entered into after the Closing Date between a Subsidiary Guarantor organized under the laws of a Principal Jurisdiction and a “Borrower” or a “Borrowing Base Guarantor” (as each is defined in the Revolving Credit Agreement and any corresponding term in any successor agreement), in order that the receivables subject thereto may be included in the borrowing base established under the Revolving Credit Agreement and in form and substance reasonably satisfactory to the Revolving Credit Administrative Agent.
     “Receiver” shall mean a receiver or receiver and manager or, where permitted by law, an administrative receiver of the whole or any part of the Collateral, and that term will include any appointee under joint and/or several appointments.
     “Refinancing” shall mean the purchase and retirement of the Existing Senior Notes purchased under the Debt Tender Offers on the Closing Date and repayment in full and the termination of any commitment to make extensions of credit under all of the outstanding Indebtedness listed on Schedule 1.01(a) of the Borrower or any of its Restricted Subsidiaries.
     “Refinancing Amendment” shall mean an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.24.
     “Refinanced Debt” shall have the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.
     “Register” shall have the meaning assigned to such term in Section 11.04(c).

     “Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
     “Regulation” shall have the meaning assigned to such term in Section 3.25.
     “Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act.
     “Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by any Loan Party in exchange for assets transferred by a Loan Party shall not be deemed to be Related Business Assets if they consist of securities of a person, unless upon receipt of the securities of such person, such person would become a Loan Party.
     “Related Parties” shall mean, with respect to any person, such person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such person and of such person’s Affiliates.
     “Related Security” shall mean, with respect to any Receivable, all of the applicable Company’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by the applicable Company gave rise to such Receivable, and all insurance contracts with respect thereto, all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable, all guaranties, letters of credit, letter-of-credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the contract related to such Receivable or otherwise, all service contracts and other contracts and agreements associated with such Receivable, all records related to such Receivable, and all of the applicable Company’s right, title and interest in, to and under the applicable Qualified Securitization Transaction documentation.
     “Release” shall mean any spilling, leaking, seepage, pumping, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.
     “Repatriation Limitation” shall have the meaning assigned to such term in Section 2.10(i).
     “Reply Amount” shall have the meaning assigned to such term in the definition of “Dutch Auction”.
     “Required Lenders” shall mean, as of any date of determination, Lenders holding more than 50% of the sum of all Loans outstanding and unused Commitments (if any); provided that the Commitment of, and the portion of the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
     “Requirements of Law” shall mean, collectively, any and all legally binding requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law.
     “Response” shall mean (a) ”response” as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, clause (i) or (ii) above.
     “Responsible Officer” shall mean, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but, in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such person. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

     “Restricted Grantor” shall mean a Loan Party that has granted a Guarantee that is subject to limitations that impair in any material respect the benefit of such Guarantee (as determined by the Administrative Agent in its reasonable discretion) (it being expressly understood and agreed that (i) neither the Borrower nor any Loan Party that is a Canadian Guarantor, a U.K. Guarantor, a Madeira Guarantor or a U.S. Guarantor shall be a Restricted Grantor and (ii) except as may be otherwise determined by the Administrative Agent in its reasonable discretion, each Loan Party that is a German Guarantor, an Irish Guarantor, a Swiss Guarantor, a French Guarantor, a Luxembourg Guarantor or a Brazilian Guarantor shall be a Restricted Grantor).
     “Restricted Subsidiary” shall mean, as the context requires, (i) any Subsidiary of Holdings other than an Unrestricted Subsidiary and (ii) any Subsidiary of Borrower other than an Unrestricted Subsidiary.
     “Return Bid” shall have the meaning assigned to such term in the definition of “Dutch Auction”.
     “Revolving Credit Administrative Agent” shall mean Bank of America, in its capacity as administrative agent under the Revolving Credit Agreement, and its successors and assigns in such capacity.
     “Revolving Credit Agents” shall mean the “Agents” (as defined in the Revolving Credit Loan Documents, including the Revolving Credit Administrative Agent and the Revolving Credit Collateral Agent).
     “Revolving Credit Agreement” shall mean (i) that certain $800,000,000 Credit Agreement dated as of the date hereof among the Loan Parties, the Revolving Credit Lenders, Bank of America, as U.S./European issuing bank, as U.S. swingline lender, and European swingline lender, the Revolving Credit Collateral Agent, the Revolving Credit Administrative Agent, Citibank, N.A., JPMorgan Chase Bank, N.A., The Royal Bank of Scotland plc and UBS AG, Stamford Branch, as syndication agents, Merrill, Lynch, Pierce, Fenner and Smith Incorporated, as lead arranger, and Merrill, Lynch, Pierce, Fenner and Smith Incorporated, Citigroup Global Markets, Inc., J.P. Morgan Securities LLC, The Royal Bank of Scotland plc and UBS Securities LLC, as joint bookmanagers, as amended, restated, supplemented or modified from time to time to the extent permitted by this Agreement and the Intercreditor Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend (subject to the limitations set forth herein and in the Intercreditor Agreement) or refinance in whole or in part the indebtedness and other obligations outstanding under the (x) credit agreement referred to in clause (i) or (y) any subsequent Revolving Credit Agreement, in each case which constitutes a Permitted Revolving Credit Facility Refinancing with respect to the Revolving Credit Loans, unless such agreement or instrument expressly provides that it is not intended to be and is not a

Revolving Credit Agreement hereunder. Any reference to the Revolving Credit Agreement hereunder shall be deemed a reference to any Revolving Credit Agreement then in existence.
     “Revolving Credit Collateral Agent” shall mean Bank of America, in its capacity as collateral agent under the Revolving Credit Agreement, and its successors and assigns in such capacity.
     “Revolving Credit Commitments” shall mean the commitments of the Revolving Credit Lenders to make Revolving Credit Loans under the Revolving Credit Agreement.
     “Revolving Credit Lenders” shall mean the banks, financial institutions and other entities from time to time party to the Revolving Credit Agreement as lenders.
     “Revolving Credit Loan Documents” shall mean the Revolving Credit Agreement and the other “Loan Documents” as defined in the Revolving Credit Agreement and any corresponding term in any successor Revolving Credit Agreement permitted hereby, including the mortgages and other security documents, guaranties and the notes issued thereunder.
     “Revolving Credit Loans” shall mean the revolving loans and swingline loans outstanding under the Revolving Credit Agreement.
     “Revolving Credit Maturity Date” shall have meaning assigned to the term “Maturity Date” in the Revolving Credit Agreement (and any corresponding term in any successor Revolving Credit Agreement permitted hereby).
     “Revolving Credit Priority Collateral” shall mean all “Revolving Credit Priority Collateral” as defined in the Intercreditor Agreement.
     “Revolving Credit Secured Parties” shall mean the Revolving Credit Administrative Agent, the Revolving Credit Collateral Agent and each other Person that is a “Secured Party” under the Revolving Credit Agreement.
     “Revolving Credit Security Documents” shall have the meaning assigned to the term “Security Documents” in the Revolving Credit Agreement (and any corresponding term in any successor Revolving Credit Agreement permitted hereby).
     “S&P” shall mean Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc. and any successor thereto.

     “Sale and Leaseback Transaction” shall have the meaning assigned to such term in Section 6.03.
     “Sarbanes-Oxley Act” shall mean the United States Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder.
     “Section 347” shall have the meaning assigned to such term in Section 2.19(a).
     “Secured Debt Agreement” shall mean (i) this Agreement and (ii) the other Loan Documents.
     “Secured Hedge Provider” shall mean (i) any person that is a counterparty to a Hedging Agreement with the Borrower or any Loan Party that was a Lender, Arranger, Bookrunner or Agent (or an Affiliate of a Lender, Arranger, Bookrunner or Agent) on the date of entering into such Hedging Agreement (or, with respect to Hedging Agreements in effect at the date hereof, on the date hereof), (ii) any other person that is counterparty to a Hedging Agreement with the Borrower or any Loan Party if, at or prior to the time such Hedging Agreement is entered into, the Borrower shall designate such person as a “Secured Hedge Provider” in a notice to the Administrative Agent and the Collateral Agent, which person shall execute a Secured Hedge Provider Joinder and (iii) any Person that is a counterparty to a Hedging Agreement with the Borrower or any Loan Party that is in effect on the Closing Date and was entered into prior to the Closing Date to the extent that such Person is listed as a “Secured Hedge Provider” on Schedule 1.01(d), which Person shall become a Secured Hedge Provider on the day following the Closing Date but shall cease to be a Secured Hedge Provider if such Person fails to execute a Secured Hedge Provider Joinder on or prior to the ninetieth (90th) day after the Closing Date and (y) such Secured Hedge Provider shared in the collateral granted in connection with the Borrower’s and the U.S. Issuer’s existing term loan facility (which is further identified on Schedule 1.01(a)).
     “Secured Hedge Provider Joinder” shall mean a letter agreement substantially in the form of Exhibit Q attached hereto or in such other form as may be acceptable to the Administrative Agent pursuant to which such person (i) appoints the Administrative Agent and the Collateral Agent as its agent under the applicable Loan Documents with respect to Collateral, as provided therein, and (ii) agrees to be bound by the provisions of Section 10.03, Section 10.09, the Intercreditor Agreement and the Security Documents as if it were a Lender.
     “Secured Obligations” shall mean (a) the Obligations and (b) the due and punctual payment and performance of all obligations of the Borrower and the other Loan Parties under each Hedging Agreement entered into with any Secured Hedge Provider.
     “Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each co-agent or sub-agent appointed by the Administrative Agent or the Collateral Agent,

any Receiver or Delegate, the Lenders and any Secured Hedge Provider (to the extent such Secured Hedge Provider executes and delivers to the Administrative Agent and the Collateral Agent a Secured Hedge Provider Joinder).
     “Securities Act” shall mean the Securities Act of 1933.
     “Securities Collateral” shall mean, collectively, the Pledged Securities, the Pledged Intercompany Notes and the Distributions.
     “Securitization Assets” shall mean all existing or hereafter acquired or arising (i) Receivables that are sold, assigned or otherwise transferred pursuant to a Qualified Securitization Transaction, (ii) the Related Security with respect to the Receivables referred to in clause (i) above, (iii) the collections and proceeds of the Receivables and Related Security referred to in clauses (i) and (ii) above, (iv) all lockboxes, lockbox accounts, collection accounts or other deposit accounts into which such collections are deposited (and in any event excluding any lockboxes, lockbox accounts, collection accounts or deposit accounts that any Company organized under the laws of any Principal Jurisdiction has an interest in) and which have been specifically identified and consented to by the Administrative Agent, (v) all other rights and payments which relate solely to such Receivables and (vi) all cash reserves comprising credit enhancements for such Qualified Securitization Transaction.
     “Securitization Entity” shall mean any corporation, company (including any limited liability company), association, partnership, joint venture, trust, mutual fund or other business entity to which any Restricted Subsidiary (excluding any Restricted Subsidiary that is in a Principal Jurisdiction) or any other Securitization Entity transfers Receivables and Related Security) (a) which engages in no activities other than in connection with the financing of Receivables or Related Security, (b) which is designated by the Board of Directors of the Borrower as a Securitization Entity, (c) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any Restricted Subsidiary (excluding guarantees of such transferor Restricted Subsidiary of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings and guarantees by the Securitization Entity), (ii) is recourse to or obligates the Borrower or any Restricted Subsidiary (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Borrower or any Restricted Subsidiary (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the Receivables and Related Security being financed (whether in the form of any equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by the transferor Restricted Subsidiary, (d) to which none of the Borrower nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results and (e) with which none of Holdings, the Borrower nor any Restricted Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding other than those customary for a Qualified Securitization Transaction and, in any

event, on terms no less favorable to the Borrower or such Restricted Subsidiary that those that might be obtained at the time from Persons that are not Affiliates of the Borrower or such Restricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by providing the Administrative Agent with a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
     “Security Agreement” shall mean each U.S. Security Agreement, each Canadian Security Agreement, each U.K. Security Agreement, each Swiss Security Agreement, each German Security Agreement, each Irish Security Agreement, each Brazilian Security Agreement, each Luxembourg Security Agreement, each Madeira Security Agreement, each French Security Agreement, and each other Security Agreement entered into pursuant to Section 5.11(b), individually and collectively, as the context may require.
     “Security Agreement Collateral” shall mean all property pledged or granted as Collateral pursuant to any Security Agreement (a) on the Closing Date or (b) thereafter pursuant to Section 5.11.
     “Security Documents” shall mean each Security Agreement, the Mortgages, any Security Trust Deed, and each other security document, deed of trust, charge or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as Collateral for the Secured Obligations, and all UCC or other financing statements or financing change statements, control agreements, bailee notification letters, or instruments of perfection required by this Agreement, any Security Agreement, any Mortgage or any other such security document, charge or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to any Security Agreement or any Mortgage and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as Collateral for the Secured Obligations or to perfect, obtain control over or otherwise protect the interest of the Collateral Agent therein.
     “Security Trust Deed” shall mean any security trust deed to be executed by, among others, the Collateral Agent, the Administrative Agent and any Loan Party granting security over U.K. or Irish assets of any Loan Party.
     “Senior Note Documents” shall mean the collective reference to the Existing Senior Note Documents and the New Senior Note Documents.
     “Senior Notes” shall mean shall mean the collective reference to the Existing Senior Notes and the New Senior Notes.

     “Senior Representative” means, with respect to any series of Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt, Additional Senior Secured Indebtedness or Junior Secured Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
     “Senior Secured Net Leverage Ratio” shall mean, with respect to any date of determination (the “Calculation Date”), the ratio of (a) Consolidated Total Net Debt as of the Calculation Date (other than any portion of Consolidated Total Net Debt that is unsecured or is secured solely by Liens that are subordinated to the Liens securing the Secured Obligations pursuant to the Intercreditor Agreement) (it being understood that Indebtedness under the Revolving Credit Loan Documents which constitutes Consolidated Total Net Debt will be included in the Senior Secured Net Leverage Ratio) to (b) Consolidated EBITDA for the Test Period most recently ended prior to the Calculation Date for which financial information has been delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or (b); provided that if the Senior Secured Net Leverage Ratio is being determined for purposes of determining the Excess Cash Flow Percentage for a particular Excess Cash Flow Period, then Consolidated EBITDA for such Excess Cash Flow Period shall be utilized in clause (b) of this ratio.
     “Series of Cash Neutral Transactions” means any series of Investments, incurrences of Indebtedness, Asset Sales in the form of transfers of intercompany promissory notes and preferred stock or similar instruments and/or Dividends solely among Companies; provided that (i) the amount of cash or Cash Equivalents transferred by any Company (each such Company, an “Initiating Company”) to another Company in such Series of Cash Neutral Transactions is not greater than the amount of cash or Cash Equivalents received by such Initiating Company in such Series of Cash Neutral Transactions less reasonable transaction expenses and taxes (which cash and Cash Equivalents must be received by such Initiating Company within three Business Days of the initiation of such Series of Cash Neutral Transactions), (ii) any Collateral (including cash or Cash Equivalents of any Loan Party involved in such Series of Cash Neutral Transactions) shall remain subject to a perfected security interest of the Collateral Agent, and the validly, perfection and priority of such security interest shall not be impaired by or in connection with such Series of Cash Neutral Transactions, (iii) no more than $50,000,000 in aggregate of cash or Cash Equivalents may be held by Companies that are not Loan Parties in connection with transfers from Loan Parties as part of such Series of Cash Neutral Transactions (and any such Company that is not a Loan Party may not retain any of such cash or Cash Equivalents after giving effect to the Cash Neutral Transactions) and (iv) the fair market value of the assets (other than cash or Cash Equivalents) that may be held by Companies that are not Loan Parties in connection with transfers from Loan Parties as part of such Series of Cash Neutral Transactions may not exceed $50,000,000 in the aggregate.
     “Significant Event of Default” shall mean any Event of Default under Section 8.01(a), (b), (g) or (h).

     “Similar Business” shall mean any business conducted by the Borrower and the other Loan Parties on the Closing Date as described in the Confidential Information Memorandum (or, in the good faith judgment of the Board of Directors of the Borrower, which is substantially related thereto or is a reasonable extension thereof).
     “Specified Equity Contribution” shall mean any cash contribution to the common equity of Holdings and/or any purchase or investment in an Equity Interest of Holdings other than Disqualified Capital Stock in each case made pursuant to Section 8.04.
     “Specified Holders” shall mean Hindalco and its Affiliates.
     “Specified Transaction” shall mean, with respect to any period, any Permitted Acquisition (other than Permitted Acquisitions where the amount of the Acquisition Consideration plus the fair market value of any Equity Interests which constitutes all or a portion of the purchase price is less than $15,000,000), Asset Sales (other than any dispositions in the ordinary course of business and dispositions where the fair market value of the assets disposed of is less than $15,000,000), Dividend, designation or redesignation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, incurrence or prepayment of Indebtedness (including any transaction under Section 6.11), any Incremental Term Loan or Revolving Credit Commitment increase that by the terms of this Agreement requires compliance on a Pro Forma Basis with a test or covenant hereunder or requires such test or covenant (or a component of such test or covenant) to be calculated on a “Pro Forma Basis”.
     “Spot Selling Rate” shall mean, on any date of determination, the spot selling rate determined by the Administrative Agent which shall be the spot selling rate posted by Reuters on its website for the sale of the applicable currency for Dollars at approximately 5:00 p.m. (New York City time) on the prior Business Day; provided that if such rate is not available, such rate shall be the spot selling rate posted by the Federal Reserve Bank of New York on its website for the sale of the applicable currency for Dollars at approximately 5:00 p.m. (New York City time) on the prior Business Day.
     “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by any Restricted Subsidiary (other than a Restricted Subsidiary organized under the laws of a Principal Jurisdiction) that are negotiated in good faith at arm’s length in a Receivables securitization transaction so long as none of the same constitute Indebtedness, a Contingent Obligation (other than in connection with an obligation to repurchase receivables that do not satisfy related representations and warranties) or otherwise require the provision of credit support in excess of customary credit enhancement established upon entering into such Receivables securitization transaction negotiated in good faith at arm’s length.

     “Subordinated Indebtedness” shall mean Indebtedness of a Loan Party that is subordinated by its terms (including pursuant to the terms of any subordination agreement, intercreditor agreement, or otherwise) in right of payment to the Obligations of such Loan Party.
     “Subsidiary” shall mean, with respect to any person (the “parent”) at any date, (i) any corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (ii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iii) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of Holdings. Notwithstanding the foregoing, Logan shall not be treated as a Subsidiary hereunder or under the other Loan Documents unless it qualifies as a Subsidiary under clause (i) of this definition.
     “Subsidiary Guarantor” shall mean each Restricted Subsidiary listed on Schedule 1.01(b), and each other Restricted Subsidiary that is or becomes a party to this Agreement as a Subsidiary Guarantor pursuant to Section 5.11.
     “Successor Holdings” shall have the meaning assigned to such term in the definition of “Permitted Holdings Amalgamation”.
     “Support Agreement” shall mean the Support Agreement, dated December 17, 2010, among Novelis North America Holdings Inc., Novelis Acquisitions LLC and the Borrower.
     “Survey” shall mean a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) current as of a date which shows all exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, unless otherwise acceptable to the Collateral Agent, (iii) certified by the surveyor (in a manner reasonably acceptable to the Collateral Agent) to the Administrative Agent, the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association (or the local equivalent) as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by Section 4.01(o)(iii) or (b) otherwise reasonably acceptable to the Collateral Agent.

     “Swiss Guarantor” shall mean each Restricted Subsidiary of the Borrower organized in Switzerland party hereto as a Guarantor, and each other Restricted Subsidiary of the Borrower organized in Switzerland that is required to become a Guarantor pursuant to the terms hereof.
     “Swiss Security Agreement” shall mean, collectively, any Security Agreement substantially in the form of Exhibit M-4, including all sub-parts thereto, among the Swiss Guarantors and the Collateral Agent for the benefit of the Secured Parties.
     “Swiss Withholding Tax” shall mean any withholding tax in accordance with the Swiss Federal Statute on Anticipatory Tax of 13 October 1965 (Bundesgesetz uber die Verrechnungssteuer) and any successor provision, as appropriate.
     “Syndication Agent” shall mean JPMorgan Chase Bank, N.A.
     “Synthetic Lease Obligation” means the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease.
     “Tax Return” shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.
     “Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, payroll, social security, employment and unemployment taxes, assessments, fees or other charges imposed by any Taxing Authority, including any interest, additions to tax or penalties applicable thereto. For greater certainty it shall further be specified that Taxes shall also include any federal, cantonal and municipal direct taxes levied at source in Switzerland as per Article 51 § 1 lit. d and Article 94 of the Swiss Federal Direct Tax Act of December 14, 1990 and as per Article 21 § 2 lit. a and Article 35 § lit. e of the Swiss Federal Harmonization Direct Tax Act of December 14, 1990.
     “Taxing Authority” shall mean any Governmental Authority of any jurisdiction or political subdivision thereof with the authority to impose, assess, and collect Taxes and engage in activities of a similar nature with respect to such Taxing Authority.
     “Term Loan Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Term Loans hereunder up to the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Lender directly under the column entitled “Term Loan Commitment” or in an Increase Joinder. The aggregate amount of the Lenders’ Term Loan Commitments on the Closing Date is $1,500,000,000.

     “Term Loan Purchase Amount” shall have the meaning assigned to such term in the definition of “Dutch Auction”.
     “Term Loan Repayment Date” shall have the meaning assigned to such term in Section 2.09.
     “Term Loans” shall mean the Initial Term Loan, the Other Term Loan and the Incremental Term Loan, as the context requires.
     “Test Period” shall mean, at any time, the four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period).
     “Title Company” shall mean any title insurance company as shall be retained by the Borrower and reasonably acceptable to the Administrative Agent.
     “Title Policy” shall have the meaning assigned to such term in Section 4.01(o)(iii).
     “Total Net Leverage Ratio” shall mean, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period; provided that if the Total Net Leverage Ratio is being determined for purposes of whether an action or transaction is permitted under this Agreement (and not for purposes of compliance with Section 6.10, but including for purposes of determining whether the Borrower will be in compliance with Section 6.10 on a Pro Forma Basis after giving effect to or taking into account an action or transaction), then Consolidated Total Net Debt shall be determined as of the particular Calculation Date upon which such action or transaction is being measured and Consolidated EBITDA shall be determined for the Test Period most recently ended prior to the Calculation Date for which financial information has been delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or (b).
     “Transaction Documents” shall mean the Loan Documents (other than Hedging Agreements), the New Senior Note Documents and the Revolving Credit Loan Documents.
     “Transactions” shall mean, collectively, the transactions to occur pursuant to the Transaction Documents, including (a) the execution and delivery of the Loan Documents and the initial borrowings hereunder; (b) the Refinancing; (c) the execution and delivery of the Revolving Credit Loan Documents and the borrowings thereunder; (d) the execution and delivery of the New Senior Note Documents on the Closing Date and the receipt by Borrower of at least $2,500,000,000 in gross proceeds from the sale of the New Senior Notes, (e) the consummation of the Debt Tender Offer, (f) the payment of the Closing Date Distribution and (g) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

     “Transferred Guarantor” shall have the meaning assigned to such term in Section 7.09.
     “Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurodollar Rate or the Base Rate.
     “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
     “U.K. Guarantor” shall mean each Restricted Subsidiary of the Borrower incorporated in England and Wales party hereto as a Guarantor, and each other Restricted Subsidiary of the Borrower incorporated in England and Wales that is required to become a Guarantor pursuant to the terms hereof.
     “U.K. Security Agreement” shall mean, collectively, any Security Agreement substantially in the form of Exhibit M-3, including all sub-parts thereto, among the U.K. Guarantors and the Collateral Agent for the benefit of the Secured Parties, including the U.K. Share Charge.
     “U.K. Share Charge” shall mean shall mean a Security Agreement in substantially the form of Exhibit M-3-2, among the Borrower and the Collateral Agent.
     “United States” shall mean the United States of America.
     “Unrestricted Cash” shall mean cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries (in each case, free and clear of all Liens (other than Liens permitted pursuant to Section 6.02(a), (j), and (k)), to the extent the use thereof for the application to payment of Indebtedness is not prohibited by law or any contract to which the Borrower or any of the Restricted Subsidiaries is a party and excluding cash and Cash Equivalents (i) which are listed as “restricted” on the consolidated balance sheet of the Borrower and its Subsidiaries as of such date or (ii) constituting proceeds of a Specified Equity Contribution.
     “Unrestricted Grantors” shall mean Loan Parties that are not Restricted Grantors.

     “Unrestricted Subsidiary” shall mean any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 5.16 subsequent to the Closing Date.
     “Upfront Fees” shall have the meaning assigned to such term in Section 2.05.
     “US GAAP” shall have the meaning assigned to such term in Section 1.04.
     “U.S. Guarantor” shall mean each Restricted Subsidiary of the Borrower organized in the United States, any state thereof or the District of Columbia, party hereto as a Guarantor, and each other Restricted Subsidiary of the Borrower organized in the United States, any state thereof or the District of Columbia that is required to become a Guarantor pursuant to the terms hereof.
     “U.S. Issuer” shall mean Novelis Corporation, a Texas corporation.
     “U.S. Loan Parties” shall mean the U.S. Guarantors.
     “U.S. Security Agreement” shall mean a Security Agreement substantially in the form of Exhibit M-1 among the Borrower, the U.S. Loan Parties and the Collateral Agent for the benefit of the Secured Parties.
     “Voting Stock” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.
     “Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
     “Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.

     “Wind-Up” shall have the meaning assigned to such term in Section 6.05(g), and the term “Winding-Up” shall have a meaning correlative thereto.
     “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Initial Term Loan” or an “Incremental Term Loan”) or Type (e.g., a “Eurodollar Rate Loan”). Borrowings also may be classified and referred to by Class or Type (e.g., a “Eurodollar Term Borrowing”).
Section 1.03 Terms Generally; Currency Translation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document (including any Organizational Document) herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) any reference to a Subsidiary of a Person shall include any direct or indirect Subsidiary of such Person, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference to any law or regulation herein shall include all statutory and regulatory provisions consolidating, amendment or interpreting such law or regulation and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (h) “on,” when used with respect to the Mortgaged Property or any property adjacent to the Mortgaged Property, means “on, in, under, above or about.” For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in dollars, such amounts shall be deemed to refer to Dollars or Dollar Equivalents and any requisite currency translation shall be based on the Spot Selling Rate in effect on the Business Day immediately preceding the date of such transaction or determination and the permissibility of actions taken under Article VI shall not be affected by subsequent fluctuations in exchange rates (provided that if Indebtedness is incurred to refinance other Indebtedness, and such refinancing would cause the applicable dollar denominated limitation to be exceeded if calculated at the Spot Selling Rate in effect on the Business Day immediately preceding the date of such refinancing, such dollar denominated restriction shall be deemed not to have been exceeded so long as (x) such refinancing Indebtedness is denominated in the same currency as such Indebtedness being refinanced and (y) the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced except as permitted by the definition of Permitted Refinancing Indebtedness). For purposes of this Agreement and the other Loan Documents, the word “foreign” shall refer to jurisdictions other than the United States, the states thereof and the District of Columbia. From and after the effectiveness of the Permitted Holdings Amalgamation (i) all references to Borrower in any Loan Document shall refer to the Successor Borrower and (ii) all references to Holdings in any Loan Document shall refer to the Successor Holdings.
Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis as in effect from time to time (“US GAAP”) and all terms of an accounting or financial nature shall be construed and interpreted in accordance with US GAAP, as in effect from time to time unless otherwise agreed to by Borrower and the Required Lenders or as set forth below; provided that (i) the Borrower may elect to convert from US GAAP for the purposes of preparing its financial statements and keeping its books and records to IFRS and if the Borrower makes such election it shall give prompt written notice to the Administrative Agent and the Lenders within five Business Days of such election, along with a reconciliation of the Borrower’s financial statements covering the four most recent fiscal quarters for which financial statements are available (including a reconciliation of the Borrower’s audited financial statements prepared during such period), (ii) upon election of any conversion to IFRS, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend the financial ratios and requirements and other terms of an accounting or a financial nature in the Loan Documents to preserve the original intent thereof in light of such conversion to IFRS (subject to the approval of the Required Lenders); provided that, until so amended (x) such ratios or requirements (and all terms of an accounting or a financial nature) shall continue to be computed in accordance with US GAAP prior to such conversion to IFRS and (y) the Borrower shall provide to the Administrative Agent and the Lenders any documents and calculations required under this Agreement or as reasonably requested hereunder by the Administrative Agent or any Lender setting forth a reconciliation between calculations of such ratios and requirements and other terms of an accounting or a financial nature made before and after giving effect to such conversion to IFRS and (iii) if at any time any change in US GAAP or change in IFRS would affect the computation of any financial ratio or requirement or other terms of an accounting or a financial nature set forth in any Loan Document, and the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement or other terms of an accounting or a financial nature to preserve the original intent thereof in light of such change in US GAAP or change in IFRS (subject to the approval of the Required Lenders); provided that, until so amended, (x) such ratio or requirement or other terms of an accounting or a financial nature shall continue to be computed in accordance with US GAAP prior to such change therein or change in IFRS and (y) the Borrower shall provide to the Administrative Agent and the Lenders any documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement or other terms of an accounting or a financial nature made before and after giving effect to such change in US GAAP or change in IFRS.

Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Holdings, the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.
Section 1.05 Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.
Section 1.06 Pro Forma Calculations. Notwithstanding anything to the contrary herein, the Total Net Leverage Ratio and the Senior Secured Net Leverage Ratio shall be calculated on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, or subsequent to the end of such four-quarter period but not later than the date of such calculation; provided that notwithstanding the foregoing, when calculating the Total Net Leverage Ratio and the Senior Secured Net Leverage Ratio, as applicable, for purposes of (i) determining the applicable percentage of Excess Cash Flow set forth in Section 2.10(f), (ii) determining actual compliance with any covenant pursuant to Section 6.10 (and not compliance for the purposes of determining whether a specific action or transaction is permitted) and (iii) determining the Applicable Margin, the Specified Transactions and the events described in the definition of Pro Forma Basis (and corresponding provisions of the definition of Consolidated EBITDA) that occurred subsequent to the end of the applicable four quarter period shall not be given pro forma effect or calculated on a Pro Forma Basis.
ARTICLE II
THE CREDITS
Section 2.01 Commitments.
     (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make a Term Loan in Dollars to the Borrower on the Closing Date in the principal amount not to exceed its Term Loan Commitment.
     (b) Amounts paid or prepaid in respect of Term Loans may not be reborrowed.
Section 2.02 Loans.
     (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make its Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Borrowing shall be in an aggregate principal amount that is not less than (and in integral amounts consistent with) the Minimum Amount.
     (b) Subject to Section 2.11 and Section 2.12, each Borrowing shall be comprised entirely of Base Rate Loans or Eurodollar Rate Loans as the Borrower may request pursuant to Section 2.03; provided that all Loans comprising the same Borrowing shall at all times be of the same Type. Each Lender may at its option make any Eurodollar Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than eight (8) Eurodollar Rate Borrowings hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
     (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account of the Borrower as directed by the Borrower in the applicable Borrowing Request maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.
     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Interbank Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease.
     (e) Notwithstanding anything to the contrary contained herein, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date of such Loans.
Section 2.03 Borrowing Procedure.
     (a) To request a Borrowing, the Borrower shall deliver, by hand delivery, telecopier or, to the extent separately agreed by the Administrative Agent, by an electronic communication in accordance with the second sentence of Section 11.01(b) and the second paragraph of Section 11.01(d), a duly completed and executed Borrowing Request to the Administrative Agent (i) in the case of a Eurodollar Rate Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, or (ii) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:
          (i) the aggregate amount of such Borrowing;
          (ii) the date of such Borrowing, which shall be a Business Day;
          (iii) [Reserved];
          (iv) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Rate Borrowing;
          (v) in the case of a Eurodollar Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
          (vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(c); and
          (vii) in the case of the initial Credit Extension hereunder or under any Incremental Term Loan Commitments, that the conditions set forth in Section 4.02(b) — (d) have been satisfied as of the date of the notice.

     If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Rate Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04 Repayment of Loans; Evidence of Debt.
     (a) Promise to Repay. The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of each applicable Lender, the then unpaid principal amount of each Term Loan of such Lender on the Maturity Date of such Term Loans. All payments or repayments of Loans made pursuant to this Section 2.04(a) shall be made in Dollars.
     (b) Lender and Administrative Agent Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the accounts maintained pursuant to this paragraph shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.
     (c) Promissory Notes. Any Lender by written notice to Borrower (with a copy to the Administrative Agent) may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender one or more promissory notes payable to such Lender or its registered assigns in the form of Exhibit K (with, in the case of Loans other than the Initial Term Loans, such changes as are appropriate, in the Administrative Agent’s reasonable discretion, to reflect the terms of such Loans). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to such payee or its registered assigns.
Section 2.05 Fees.
     (a) Fees. The Borrower agrees to pay all Fees payable pursuant to the Fee Letter, in the amounts and on the dates set forth therein.

     (b) Upfront Fees. The Borrower agrees to pay each Lender on the Closing Date an upfront fee equal to 1.0% of the aggregate amount of Term Loan Commitments of such Lender (the “Upfront Fees”).
     (c) All Fees shall be paid on the dates due, in immediately available funds in dollars, to the Administrative Agent. Once paid, none of the Fees shall be refundable under any circumstances.
Section 2.06 Interest on Loans.
     (a) Base Rate Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each Base Rate Borrowing shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin in effect from time to time; provided that Incremental Term Loans and Other Term Loans may have a different Applicable Margin as provided for in Sections 2.23 and 2.24, subject to the provisions thereof.
     (b) Eurodollar Rate Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Rate Borrowing shall bear interest at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time provided that Incremental Term Loans and Other Term Loans may have a different Applicable Margin as provided for in Sections 2.23 and 2.24, subject to the provisions thereof.
     (c) Default Rate. Notwithstanding the foregoing, if at any time any principal of or interest on any Loan or any fee or other amount payable by the Loan Parties hereunder has not been paid when due, whether at stated maturity, upon acceleration or otherwise and for so long as such amounts have not been paid, such overdue amount shall, to the extent permitted by applicable law, bear interest, after as well as before judgment, at a per annum rate equal to (i) in the case of principal of or interest on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.06 or (ii) in the case of any other amount, 2% plus the rate applicable to Base Rate Loans as provided in Section 2.06(a) (in either case, the “Default Rate”).
     (d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.06(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

     (e) Interest Calculation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and, in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or Eurodollar Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.
     (f) Currency for Payment of Interest. All interest paid or payable pursuant to this Section 2.06 shall be paid in Dollars.
Section 2.07 Termination of Commitments. The Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date.
Section 2.08 Interest Elections.
     (a) Generally. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Base Rate Borrowing or to rollover or continue such Borrowing and, in the case of a Eurodollar Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions (not less than the Minimum Amount) of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, the Borrower shall not be entitled to request any conversion, rollover or continuation that, if made, would result in more than eight (8) Eurodollar Rate Borrowings outstanding hereunder at any one time.
     (b) Interest Election Notice. To make an election pursuant to this Section, the Borrower shall deliver, by hand delivery or telecopier, a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable. Each Interest Election Request shall specify the following information in compliance with Section 2.02:
          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
          (iii) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Rate Borrowing; and
          (iv) if the resulting Borrowing is a Eurodollar Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated, as applicable, by the definition of the term “Interest Period”.
     If any such Interest Election Request requests a Eurodollar Rate Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
     Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
     (c) Automatic Conversion to Base Rate Borrowings. If an Interest Election Request with respect to a Eurodollar Rate Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent or the Required Lenders may require, by notice to the Borrower, that (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Rate Borrowing and (ii) unless repaid, each Eurodollar Rate Borrowing shall be converted to an Base Rate Borrowing at the end of the Interest Period applicable thereto.
Section 2.09 Amortization of Term Loan Borrowings.
     (a) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth on Annex I, or if any such date is not a Business Day, on the immediately preceding Business Day (each such date, a “Term Loan Repayment Date”), a principal amount of the Term Loans equal to the amount set forth on Annex I for such date (as adjusted from time to time pursuant to Section 2.10(g)), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.
     (b) To the extent not previously paid, all Term Loans shall be due and payable on the Maturity Date of such Term Loans.

Section 2.10 Optional and Mandatory Prepayments of Loans.
     (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section 2.10; provided that each partial prepayment shall be in a principal amount that is not less than (and in integral amounts consistent with) the Minimum Amount or, if less, the outstanding principal amount of such Borrowing.
     (b) Net Cash Proceeds Account. Subject to the terms of the Intercreditor Agreement, the Net Cash Proceeds of any Pari Passu Priority Collateral arising from an Asset Sale or Casualty Event by the Borrower or any Subsidiary Guarantor which Net Cash Proceeds are being reinvested in accordance with Sections 2.10(c) or (e), respectively, shall be deposited in one or more Net Cash Proceeds Accounts pending final application of such proceeds (and any products of such proceeds) in accordance with the terms hereof (provided that prior to such final application, and without affecting the Borrower’s obligations under Sections 2.10(c) and (e), such proceeds may be utilized to make repayments of the Revolving Credit Loans without reducing Revolving Credit Commitments).
     (c) Asset Sales. Not later than three (3) Business Days following the receipt of any Net Cash Proceeds of any Asset Sale by the Borrower or any of its Restricted Subsidiaries, the Borrower shall make prepayments of the Term Loans in accordance with Section 2.10(g) and (h) in an aggregate amount equal to 100% of such Net Cash Proceeds; provided, that if at the time that any such prepayment would be required, the Borrower is required to prepay or offer to repurchase Permitted First Priority Refinancing Debt or any Additional Senior Secured Indebtedness that is secured on a pari passu basis with the Secured Obligations pursuant to the terms of the documentation governing such Indebtedness with the Net Cash Proceeds of such Asset Sale (such Permitted First Priority Refinancing Debt or Additional Senior Secured Indebtedness required to be prepaid or offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided, that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the prepayment or repurchase of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.10(c) shall be reduced accordingly; provided further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within 10 Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof; provided further that:
          (i) no such prepayment shall be required under this Section 2.10(c) with respect to (A) any Asset Sale permitted by Section 6.06 other than clauses (b), (i), (k) and (l) thereof, (B) the disposition of property which constitutes a Casualty Event, or (C) Asset Sales for fair market value resulting in less than $10,000,000 in Net Cash Proceeds in any fiscal year; and
          (ii) so long as no Event of Default shall then exist or would arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that the Borrower shall have delivered an Officers’ Certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds are expected to be reinvested in fixed or capital assets or to make Permitted Acquisitions (and (x) in the case of Net Cash Proceeds from an Asset Sale made pursuant to Section 6.06(k), such Net Cash Proceeds may also be used to make investments in joint ventures so long as a Company owns at least 50% of the Equity Interests in such joint venture and (y) in the case of Net Cash Proceeds from an Asset Sale by a Joint Venture Subsidiary, such Net Cash Proceeds may also be used by such Joint Venture to reinvest in property (other than cash, Cash Equivalents and securities) to be owned by such Joint Venture and used in an activity permitted under Section 6.15) within 365 days (or in the event the Borrower or any Restricted Subsidiary has entered into a binding agreement to make such reinvestment within such 365 day period, such period shall be extended for an additional 180 days with respect to the portion of such Net Cash Proceeds so committed to be reinvested) following the date of such Asset Sale (which Officers’ Certificate shall set forth the estimates of the proceeds to be so expended); provided that if all or any portion of such Net Cash Proceeds is not so reinvested within such 365-day period (as such period may be extended pursuant to the foregoing) , such unused portion shall be applied on the last day of such period to mandatory prepayments as provided in this Section 2.10(c).
     (d) Debt Issuance. Not later than one (1) Business Day following the receipt of any Net Cash Proceeds of any Debt Issuance or issuance of Disqualified Capital Stock by Holdings, the Borrower or any of its Restricted Subsidiaries (other than in the case of an issuance of Disqualified Capital Stock, as permitted by Section 6.13), the Borrower shall make prepayments in accordance with Section 2.10(g) and (h) in an aggregate amount equal to 100% of such Net Cash Proceeds.
     (e) Casualty Events. Not later than three (3) Business Days following the receipt of any Net Cash Proceeds from a Casualty Event by the Borrower or any of its Restricted Subsidiaries, the Borrower shall make prepayments in accordance with Section 2.10(g) and (h) in an aggregate amount equal to 100% of such Net Cash Proceeds; provided that:
          (i) so long as no Event of Default shall then exist or arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that the Borrower shall have delivered an Officers’ Certificate to the Administrative Agent on or prior to such date stating that such proceeds are expected to be used to repair, replace or restore any property in respect of which such Net Cash Proceeds were paid or to reinvest in other fixed or capital assets, no later than 365 days (or in the event the Borrower or any Restricted Subsidiary has entered into a binding agreement to make such repair, replacement, restoration or reinvestment within such 365 day period, such period shall be extended for an additional 180 days with respect to the portion of such Net Cash Proceeds committed for such repair, replacement, restoration or reinvestment) following the date of receipt of such proceeds; and
          (ii) if any portion of such Net Cash Proceeds shall not be so applied within such 365-day period (as such period may be extended pursuant to clause (i), above), such unused portion shall be applied on the last day of such period to mandatory prepayments as provided in this Section 2.10(e).
     (f) Excess Cash Flow. No later than 105 days after the end of each Excess Cash Flow Period, the Borrower shall make prepayments in accordance with Sections 2.10(g) and (h) in an aggregate amount equal to the amount by which (A) the Excess Cash Flow Percentage (defined below) of such Excess Cash Flow for such Excess Cash Flow Period exceeds (B) the aggregate amount of all voluntary prepayments of Term Loans made pursuant to Section 2.10(a) with Internally Generated Cash Flow during such Excess Cash Flow Period and voluntary prepayments of Revolving Credit Loans made with Internally Generated Cash Flow during such Excess Cash Flow Period (but, in the case of Revolving Credit Loans, only to the extent such prepayments are accompanied by a simultaneous permanent reduction of the Revolving Loan Commitments in an equal amount (and excluding any such reduction to the extent relating to the entering into of a replacement Revolving Credit Agreement)). “Excess Cash Flow Percentage” shall mean 50%; provided, however, that if (i) on the date such prepayment is required to be made, no Event of Default has occurred and is continuing, and (ii) the Senior Secured Net Leverage Ratio, as of the last day of such Excess Cash Flow Period, is less than or equal to 1.75 to 1.0 but greater than 1.50 to 1.0, then such percentage shall be 25%. No payment of any Loans shall be required under this Section 2.10(f) if (i) on the date such prepayment is required to be made, no Event of Default has occurred and is continuing and (ii) the Senior Secured Net Leverage Ratio, as of the last day of such Excess Cash Flow Period, is less than or equal to 1.50:1.0.
     (g) Application of Prepayments. (i) [Intentionally Omitted].
          (ii) [Intentionally Omitted]
          (iii) Prior to any optional or mandatory prepayment hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(i), subject to the provisions of this Section 2.10(h); provided that after an Event of Default has occurred and is continuing or after the acceleration of the Obligations, Section 8.03 shall apply and provided further, such prepayment shall be applied ratably to each Class of Loans.
          (iv) Any prepayments of any Class of Term Loans (x) pursuant to Section 2.10(a) shall be applied as directed by the Borrower and (y) pursuant to Section 2.10(c), (d), (e), (f) and (i) shall be applied (i) in direct order of maturity to the next eight scheduled repayments of such Class of Term Loans and (ii) to the extent of any excess, ratably to the remaining scheduled repayments of Term Loans.
          (v) Amounts to be applied pursuant to this Section 2.10 to the prepayment of Term Loans shall be applied first to reduce outstanding Base Rate Loans. Any amounts remaining after each such application shall be applied to prepay Eurodollar Rate Loans.
          (vi) Notwithstanding any of the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the Base Rate Loans at the time outstanding (an “Excess Amount”), only the portion of the amount of such prepayment as is equal to the amount of such outstanding Base Rate Loans shall be immediately prepaid and, at the election of the Borrower, the Excess Amount shall be either (1) deposited in an escrow account on terms satisfactory to the Collateral Agent and applied to the prepayment of Eurodollar Loans on the last day of the then next-expiring Interest Period for Eurodollar Loans; provided that (i) interest in respect of such Excess Amount shall continue to accrue thereon at the rate provided hereunder for the Loans which such Excess Amount is intended to repay until such Excess Amount shall have been used in full to repay such Loans and (ii) at any time while a Default has occurred and is continuing, the Administrative Agent may, and upon written direction from the Required Lenders shall, apply any or all proceeds then on deposit to the payment of such Loans in an amount equal to such Excess Amount or (2) prepaid immediately, together with any amounts owing to the Lenders under Section 2.13.
     (h) Notice of Prepayments. (i) The Borrower shall notify the Administrative Agent by written notice of any prepayment hereunder (A) in the case of prepayment of a Eurodollar Rate Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment, and (B) in the case of prepayment of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.
          (ii) [Intentionally Omitted]
          (iii) Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Credit Extension of the same Type as provided in Section 2.02(a), except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.
     (i) Foreign Asset Sales. Notwithstanding any other provisions of Section 2.10(b), (c) or (e) (i) to the extent that any of or all the Net Cash Proceeds of any Asset Sale or Casualty Event subject to such sections are received by a Restricted Subsidiary that is not organized under the United States or any State or political subdivision thereof or of Canada or any province or political subdivision thereof (a “Foreign Asset Sale”) and such Net Cash Proceeds are prohibited, restricted or otherwise delayed (each, a “Repatriation Limitation”) by applicable local law from being repatriated to the United States or Canada, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.10 but may be retained by the applicable Restricted Subsidiary so long as such Repatriation Limitation exists (provided, that such Restricted Subsidiary shall use its commercially reasonable efforts to overcome any Repatriation Limitation) and once such Repatriation Limitation no longer exists, such Restricted Subsidiary shall promptly repatriate an amount equal to such Net Cash Proceeds to the Borrower which shall promptly (and in any event not later than five Business Days after such repatriation) apply such amount to the repayment of the Term Loans pursuant to this Section 2.10 and (ii) to the extent that the Borrower has reasonably determined in good faith that repatriation of any of or all of such Net Cash Proceeds of any Asset Sale or Casualty Event subject to Section 2.10(c) or (e) would have a material adverse tax cost consequence with respect to such Net Cash Proceeds for such Restricted Subsidiary or any other Loan Party, the Net Cash Proceeds so affected may be retained by the applicable Restricted Subsidiary.
     (j) Prepayment Premium. In the event that there shall occur any amendment, amendment and restatement or other modification of this Agreement that reduces the Applicable Margin or interest rate (excluding changes in the calculation of the Total Net Leverage Ratio) with respect to any Term Loans or any prepayment or refinancing of any Term Loans, in whole or in part with proceeds of Indebtedness having lower applicable total yield than the applicable total yield for the Term Loans as of the Amendment No. 1 Effective Date, then (x) each such amendment, amendment and restatement, modification, prepayment or refinancing that occurs on or prior to the six month anniversary of the Amendment No. 1 Effective Date, as the case may be, shall be accompanied by a fee or prepayment premium, as applicable, equal to 1.00% of the outstanding principal amount of the Term Loans affected by such amendment, amendment and restatement or modification, or subject to such prepayment or refinancing and (y) each such amendment, amendment and restatement, modification, prepayment or refinancing that occurs after the six month anniversary of the Amendment No. 1 Effective Date but on or prior to the first anniversary of the Amendment No. 1 Effective Date, as the case may be, shall be accompanied by a fee or prepayment premium, as applicable, equal to 0.50% of the outstanding principal amount of the Term Loans affected by such amendment, amendment and restatement or modification, or subject to such prepayment or refinancing. As a condition to effectiveness of any required assignment by any non-consenting Lender of its Term Loans pursuant to Section 2.16 in respect of any amendment, amendment and restatement or modification to this Agreement effective prior to the first anniversary of the Amendment No. 1 Effective Date that has the effect of reducing the Applicable Margin or interest rate for any Term Loans from the Applicable Margin or interest rate in effect on the Amendment No. 1 Effective Date, the Borrower shall pay to such non-consenting Lender of Term Loans a premium or fee equal to the premium or fee that would apply pursuant to the preceding sentence if such non-consenting Lender’s Term Loans being assigned were being prepaid.
Section 2.11 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Rate Borrowing:
     (a) the Administrative Agent determines (which determination shall be final and conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or
     (b) the Administrative Agent is advised in writing by the Required Lenders that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give written notice thereof to the Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Rate Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Rate Borrowing, such Borrowing shall be made as a Base Rate Borrowing.
Section 2.12 Yield Protection; Change in Law Generally.
     (a) Increased Costs Generally. If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in, by any Lender (except any reserve requirement reflected in the Eurodollar Rate); or
          (ii) impose on any Lender or the interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.
     (b) Capital Requirements. If any Lender determines (in good faith, but in its sole absolute discretion) that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
     (c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
     (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
     (e) Change in Legality Generally. Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Rate Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Rate Loan, then, upon written notice by such Lender to the Borrower and the Administrative Agent:
          (i) the Commitments of such Lender (if any) to fund the affected Type of Loan shall immediately terminate; and
          (ii) (x) such Lender may declare that Eurodollar Rate Loans will not thereafter (for the duration of such unlawfulness) be continued for additional Interest Periods and Base Rate Loans will not thereafter (for such duration) be converted into Eurodollar Rate Loans, whereupon any request to convert a Base Rate Borrowing to a Eurodollar Rate Borrowing or to continue a Eurodollar Rate Borrowing for an additional Interest Period shall, as to such Lender only, be deemed a request to continue a Base Rate Loan as such, or to convert a Eurodollar Rate Loan into a Base Rate Loan, as the case may be, unless such declaration shall be subsequently withdrawn and (y) all such outstanding Eurodollar Rate Loans made by such Lender shall be automatically converted to Base Rate Loans on the last day of the then current Interest Period therefor or, if earlier, on the date specified by such Lender in such notice (which date shall be no earlier than the last day of any applicable grace period permitted by applicable law).
     (f) Increased Tax Costs. If any Change in Law shall subject any Lender to any (i) Tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof, or (ii) Tax imposed on it that is specially (but not necessarily exclusively) applicable to lenders such as such Lender as a result of the general extent and/or nature of their activities, assets, liabilities, leverage, other exposures to risk, or other similar factors, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith, the proposed United Kingdom Tax to be known as the “bank levy” (in respect of which draft legislation was last published on December 9, 2010) in such form as it may be imposed and as amended or reenacted, and similar legislation (except, in each case of the foregoing clauses (i) and (ii), for Indemnified Taxes or Other Taxes covered by Section 2.15 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender; provided, however, for purposes of this Section 2.12(f), a franchise tax in lieu of or in substitute of net income taxes shall be treated as an Excluded Tax only if such franchise tax in lieu of or in substitute of net income taxes is imposed by a state, city or political subdivision of a state, in each case in the United States, for the privilege of being organized or chartered in, or doing business in, such state, city or political subdivision of such state or city in the United States), and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.
Section 2.13 Breakage Payments. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Eurodollar Rate Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Rate Loan earlier than the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Rate Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.16(c), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of any Eurodollar Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan) (excluding, however, the Applicable Margin included therein, if any, and the effect of clause (ii) of each of the sentences contained in the “Eurodollar Base Rate” definition), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits of a comparable currency, amount and period from other banks in the applicable interbank market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within five (5) days after receipt thereof.
Section 2.14 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
     (a) Payments Generally. Each Loan Party shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.12, Section 2.13, Section 2.15, Section 2.16 or Section 11.03, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without condition or deduction for any counterclaim, defense, recoupment or setoff. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All payments by any Loan Party shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office, except that payments pursuant to Section 2.12, Section 2.13, Section 2.15, Section 2.16 and Section 11.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof in like funds as received by the Administrative Agent. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars, except as expressly specified otherwise.
     (b) Pro Rata Treatment.
          (i) Each payment by the Borrower of interest in respect of the Loans of any Class shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.
          (ii) Each payment by the Borrower on account of principal of the Borrowings of any Class shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.
     (c) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
     (d) Sharing of Set-Off. Subject to the terms of the Intercreditor Agreement, if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

          (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
          (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by any Loan Party pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this paragraph shall apply); provided, that this paragraph shall not apply to purchases or other payments pursuant to the Dutch Auction provisions of this Agreement, as provided in Section 11.04(b)(v).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(d) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(d) to share in the benefits of the recovery of such secured claim.
     (e) Borrower Default. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Interbank Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.14(e) shall be conclusive, absent manifest error.
     (f) Lender Default. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), Section 2.14(e) or Section 11.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such

Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
     (g) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.03 are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 11.03 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 11.03.
     (h) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
Section 2.15 Taxes.
     (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if any Loan Party shall be required by applicable Requirements of Law to deduct any Indemnified Taxes or any Other Taxes from such payments, then (i) the applicable Loan Party shall increase the sum payable as necessary so that after all such required deductions and withholdings (including any such deductions and withholdings applicable to additional sums payable under this Section) each Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Loan Party shall make such deductions or withholdings and (iii) the applicable Loan Party shall timely pay the full amount deducted or withheld to the relevant Taxing Authority in accordance with applicable Requirements of Law.
     (b) Payment of Other Taxes by Borrower. Without limiting the provisions of paragraph (a) above, each Loan Party shall timely pay any Other Taxes to the relevant Taxing Authority in accordance with applicable Requirements of Law.
     (c) Indemnification by Loan Parties. Each Loan Party shall indemnify each Agent and each Lender, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) paid by such Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Taxing Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by such Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Borrower shall not be obliged to provide indemnity under this Section where the Indemnified Tax or Other Tax in question is compensated for by an increased payment under Sections 2.12(f) or 2.15(a).
     (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Taxing Authority, the applicable Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Taxing Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (e) Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the applicable Loan Party is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall, to the extent it may lawfully do so, deliver to the Borrower (with a copy to the Administrative Agent), if reasonably requested by the Borrower or the Administrative Agent (and from time to time thereafter, as requested by the Borrower or Administrative Agent), such properly completed and executed documentation prescribed by applicable Requirements of Law or any subsequent replacement or substitute form that it may lawfully provide as will permit such payments to be made without withholding or at a reduced rate of withholding; provided, however, that no Lender shall be required to provide any such documentation or form if, in the relevant Lender’s reasonable judgment, doing so would subject such Lender to any material unreimbursed costs or otherwise be disadvantageous to it in any material respect. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall, to the extent it may lawfully do so, deliver such other documentation reasonably requested by the Borrower or the Administrative Agent as will enable the applicable Loan Parties or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements; provided, however, that no Lender shall be required to provide any such documentation if, in the relevant Lender’s reasonable judgment, doing so would subject such Lender to any material unreimbursed costs or otherwise be disadvantageous to it in any material respect.
Each Lender which so delivers any document requested by the Borrower or Administrative Agent in this Section 2.15(e) further undertakes to deliver to the Borrower (with a copy to Administrative Agent), upon request of the Borrower or Administrative Agent, copies of such requested form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or Administrative Agent, in each case, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Lender from duly completing and delivering any such form with respect to it. For avoidance of doubt, the Borrower shall not be required to pay additional amounts to any Lender or Agent pursuant to Section 2.15 to the extent the obligation to pay such additional amount would not have arisen but for the failure of such Lender or Agent to comply with this paragraph.
     (f) Treatment of Certain Refunds. If an Agent or a Lender determines, in its sole discretion, that it has received a refund of, credit against, relief or remission for any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Loan Parties or with respect to which any Loan Party has paid additional amounts pursuant to this Section or Section 2.12(f), it shall pay to such Loan Party an amount equal to such refund, credit, relief or remission (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund or any additional amounts under Section 2.12(f)), net of all reasonable and customary out-of-pocket expenses of such Agent or Lender, as the case may be, and without interest (other than any interest paid by the relevant Taxing Authority with respect to such refund or any additional amounts under Section 2.12(f)); provided that each Loan Party, upon the request of such Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Taxing Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Taxing Authority. Nothing in this Agreement shall be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other person. Notwithstanding anything to the contrary, in no event will any Agent or any Lender be required to pay any amount to any Loan Party the payment of which would place such Agent or such Lender in a less favorable net after-tax position than such Agent or such Lender would have been in if the additional amounts giving rise to such refund of any Indemnified Taxes or Other Taxes had never been paid.
     (g) Co-operation. Notwithstanding anything to the contrary in Section 2.15(e), with respect to non-U.S. withholding taxes, the relevant Agent, the relevant Lender(s) (at the written request of the relevant Loan Party) and the relevant Loan Party shall, co-operate in completing any procedural formalities necessary (including delivering any documentation prescribed by the applicable Requirement of Law and making any necessary reasonable approaches to the relevant Taxing Authorities) for the relevant Loan Party to obtain authorization to make a payment to which such Agent or such Lender(s) is entitled without any, or a reduced rate of, deduction or withholding for, or on account of, Taxes; provided, however, that none of the Agents or any Lender shall be required to provide any documentation that it is not legally entitled to provide, or take any action that, in the relevant Agent’s or the relevant Lender’s reasonable judgment, would subject such Agent or such Lender to any material unreimbursed costs or otherwise be disadvantageous to it in any material respect.
     (h) Tax Returns. If, as a result of executing a Loan Document, entering into the transactions contemplated thereby or with respect thereto, receiving a payment or enforcing its rights thereunder, any Agent or any Lender is required to file a Tax Return in a jurisdiction in which it would not otherwise be required file, the Loan Parties shall promptly provide such information necessary for the completion and filing of such Tax Return as the relevant Agent or Lender shall reasonably request with respect to the completion and filing of such Tax Return.

For clarification, any expenses incurred in connection with such filing shall be subject to Section 11.03.
     (i) Value Added Tax. All amounts set out, or expressed to be payable under a Loan Document by any party to a Lender or Agent which (in whole or in part) constitute the consideration for value added tax purposes shall be deemed to be exclusive of any value added tax which is chargeable on such supply, and accordingly, if value added tax is chargeable on any supply made by any Lender or Agent to any party under a Loan Document, that party shall pay to the Lender or Agent (in addition to and at the same time as paying the consideration) an amount equal to the amount of the value added tax (and such Lender or Agent shall promptly provide an appropriate value added invoice to such party).
Where a Loan Document requires any party to reimburse a Lender or Agent for any costs or expenses, that party shall also at the same time pay and indemnify the Lender or Agent against all value added tax incurred by the Lender or Agent in respect of the costs or expenses to the extent that the party reasonably determines that neither it nor any other member of any group of which it is a member for value added tax purposes is entitled to credit or repayment from the relevant tax authority in respect of the value added tax.
If any Lender or Agent requires any Loan Party to pay any additional amount pursuant to Section 2.15(i), then such Lender or Agent and Loan Party shall use reasonable efforts to co-operate to minimize the amount such Loan Party is required to pay if, in the judgment of such Lender or Agent, such co-operation would not subject such Lender or Agent to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Agent.
Section 2.16 Mitigation Obligations; Replacement of Lenders.
     (a) Designation of a Different Lending Office. Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the various Loans made by such Lender; provided that to the extent such designation shall result, as of the time of such designation, in increased costs under Section 2.12 or Section 2.15 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Lender), then the Borrower shall not be obligated to pay such excess increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder). Each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder). The proviso to the first sentence of this Section 2.16(a) shall not apply to changes in a lending office pursuant to Section 2.16(b) if such change was made upon the written request of the Borrower.
     (b) Mitigation Obligations. If any Lender requests compensation under Section 2.12, or requires any Loan Party to pay any additional amount to any Lender or any Taxing Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or Section 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Loan Party hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Lender to the Borrower shall be conclusive absent manifest error.
     (c) Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Taxing Authority for the account of any Lender pursuant to Section 2.15, or if any Lender is a Defaulting Lender, or if the Borrower exercises its replacement rights under Section 11.02(d), then the Borrower may, at its sole expense and effort, upon notice by the Borrower to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.04), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
          (i) the Borrower or the assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 11.04(b);
          (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any amounts under Section 2.10(j));
          (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter; and

          (iv) such assignment does not conflict with applicable Requirements of Law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 2.17 [INTENTIONALLY OMITTED].
Section 2.18 [INTENTIONALLY OMITTED].
Section 2.19 Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest.
     (a) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, solely to the extent that a court of competent jurisdiction finally determines that the calculation or determination of interest or any fee payable by any Canadian Loan Party in respect of the Obligations pursuant to this Agreement and the other Loan Documents shall be governed by the laws of any province of Canada or the federal laws of Canada, in no event shall the aggregate interest (as defined in Section 347 of the Criminal Code, R.S.C. 1985, c. C-46, as the same shall be amended, replaced or re-enacted from time to time, “Section 347”) payable by the Canadian Loan Parties to the Agents or any Lender under this Agreement or any other Loan Document exceed the effective annual rate of interest on the Credit advances (as defined in Section 347) under this Agreement or such other Loan Document lawfully permitted under Section 347 and, if any payment, collection or demand pursuant to this Agreement or any other Loan Document in respect of Interest (as defined in Section 347) is determined to be contrary to the provisions of Section 347, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Agents, the Lenders and the Canadian Loan Parties and the amount of such payment or collection shall be refunded by the relevant Agents and Lenders to the applicable Canadian Loan Parties. For the purposes of this Agreement and each other Loan Document to which the Canadian Loan Parties are a party, the effective annual rate of interest payable by the Canadian Loan Parties shall be determined in accordance with generally accepted actuarial practices and principles over the term of the loans on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent for the account of the Canadian Loan Parties will be conclusive for the purpose of such determination in the absence of evidence to the contrary.
     (b) For the purposes of the Interest Act (Canada) and with respect to Canadian Loan Parties only:
          (i) whenever any interest or fee payable by the Canadian Loan Parties is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and (z) divided by 360 or 365, as the case may be; and
          (ii) all calculations of interest payable by the Canadian Loan Parties under this Agreement or any other Loan Document are to be made on the basis of the nominal interest rate described herein and therein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest.
The parties hereto acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.
Section 2.20 [INTENTIONALLY OMITTED].
Section 2.21 [INTENTIONALLY OMITTED].
Section 2.22 [INTENTIONALLY OMITTED].
Section 2.23 Incremental Term Loan Commitments.
     (a) Borrower Request. The Borrower may by written notice to the Administrative Agent, elect to request the establishment of one or more new Term Loan Commitments (each, an “Incremental Term Loan Commitment”) (x) in an aggregate principal amount of not less than $50,000,000 individually and (y) an integral multiple of $1,000,000 in excess thereof. Each such notice shall specify (i) date on which the Borrower proposes that such Incremental Term Loan Commitments shall be effective (each, an “Increase Effective Date”), which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Lender or Additional Lender to whom the Borrower proposes any portion of such Incremental Term Loan Commitments be allocated and the amount of such allocations; provided that any existing Lender approached to provide all or a portion of any Incremental Term Loan Commitments may elect or decline, in its sole discretion, to provide such Incremental Term Loan Commitments.
     (b) Conditions. Such Incremental Term Loan Commitments shall become effective, as of such Increase Effective Date; provided that:
          (i) each of the conditions set forth in Section 4.02 shall be satisfied;

          (ii) no Default shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date;
          (iii) after giving effect to the borrowings to be made on the Increase Effective Date and to the consummation of any Permitted Acquisition or other Investment or application of funds made with the proceeds of such borrowings, on a Pro Forma Basis, the Senior Secured Net Leverage Ratio at such date shall be not greater than 2.5 to 1.0 (provided that in calculating the Senior Secured Net Leverage Ratio, the proceeds of Incremental Term Loans shall be excluded from Unrestricted Cash); and
          (iv) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.
     (c) Terms of Incremental Term Loans and Commitments. The terms and provisions of Loans made pursuant to the new Commitments shall be as follows:
          (i) terms and provisions of Loans made pursuant to Incremental Term Loan Commitments (“Incremental Term Loans”) shall be, except as otherwise set forth herein or in the Increase Joinder, identical to the existing Term Loans;
          (ii) the Weighted Average Life to Maturity of all Incremental Term Loans shall be no shorter than the Weighted Average Life to Maturity of the existing Term Loans;
          (iii) the maturity date of Incremental Term Loans (the “Incremental Term Loan Maturity Date”) shall not be earlier than the Latest Maturity Date; and
          (iv) the Applicable Margins for the Incremental Term Loans shall be determined by the Borrower and the applicable new Lenders and the interest rate for the Incremental Term Loans shall be determined by reference to the Base Rate and Eurodollar Rate; provided, however, that with respect to any Incremental Term Loans incurred on or prior to the second anniversary of the Amendment No. 1 Effective Date, if the initial yield on such Incremental Term Loans (as determined by the Administrative Agent to be equal to the sum of (x) the margin above the Eurodollar Rate on such Incremental Term Loans, (y) if such Incremental Term Loans are initially made at a discount or the Lenders making the same receive an upfront fee (other than any customary arrangement, underwriting or similar fees that are paid to the arranger of such Incremental Term Loans in its capacity as such) directly or indirectly from Holdings, the Borrower or any Subsidiary for doing so (the amount of such discount or fee, expressed as a percentage of the Incremental Term Loans, being referred to herein as “Incremental OID”), the amount of such Incremental OID divided by the lesser of (A) the average life to maturity of such Incremental Term Loans and (B) four, and (z) the greater of (A) any amount by which the minimum Eurodollar Rate applicable to such Incremental Term Loans exceeds the minimum Eurodollar Rate then applicable to the Initial Term Loans, and (B) any amount by which the minimum Base Rate applicable to such Incremental Term Loans exceeds the minimum Base Rate then applicable to the Initial Term Loans) exceeds the sum of (1) the Applicable Margin then in effect for Eurodollar Rate Loans that are Initial Term Loans, and (2) the Upfront Fees divided by four, by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Incremental Net Yield”), then the Applicable Margin then in effect for Initial Term Loans shall automatically be increased by the Incremental Net Yield, effective upon the making of the Incremental Term Loans, provided that to the extent the Applicable Margin applicable to the Initial Term Loans is so increased, the Applicable Margin on the Term Loans advanced after the Closing Date but prior to the relevant Increase Effective Date shall be increased such that the difference between the Applicable Margin applicable to the Initial Term Loans and such Term Loans remains constant (or, if such Applicable Margin of both such series of Term Loans was equal, such Applicable Margin remains equal)). All determinations by the Administrative Agent as to Incremental Net Yield or other matters contemplated by this Section 2.23 shall be conclusive absent manifest error.
The Incremental Term Loan Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Loan Parties, the Administrative Agent and each Lender or Additional Lender making such Incremental Term Loan Commitment, in form and substance satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.23. This Section 2.23 (including clause (f) hereof) shall supersede any provision in Section 2.14 or Section 11.02 to the contrary. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Term Loans shall be deemed, unless the context otherwise requires, to include references to Term Loans made pursuant to Incremental Term Loan Commitments made pursuant to this Agreement, and all references in Loan Documents to Commitments of a Class shall be deemed, unless the context otherwise requires, to include references to new Commitments of such Class made pursuant to this Agreement.
     (d) Making of Incremental Term Loans. On any Increase Effective Date on which Incremental Term Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such Incremental Term Loan Commitments shall make a Term Loan to the Borrower in an amount equal to its new Commitment.
     (e) Equal and Ratable Benefit. The Loans and Commitments established pursuant to this Section 2.23 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC, the PPSA or otherwise after giving effect to the establishment of any such Incremental Term Loan Commitments or any such new Term Loans.
     (f) Alternative Currency Term Loans. Subject to the conditions set forth above, the Borrower may elect to establish Incremental Term Loan Commitments denominated in an Alternative Currency. In such event, the Increase Joinder may additionally effect such amendments and modifications to this Agreement or the other Loan Documents, and the Administrative Agent and the Loan Parties may enter into such additional Loan Documents, in each case, deemed necessary or appropriate by the Administrative Agent in connection with such Incremental Term Loan Commitments denominated in Alternative Currencies to modify or add provisions relating to (i) the reference source for the determination of the Eurodollar Rate applicable to Term Loans made in any Alternative Currency or alternative interest rate benchmark for any applicable Alternative Currency, (ii) the notice periods for borrowing requests with respect to Term Loans made in any Alternative Currency, (iii) the minimum borrowing or prepayments amounts applicable to any Term Loan denominated in an Alternative Currency, (iv) the timing and manner of delivery of funds in any Alternative Currency, (v) gross-up and/or indemnity with respect to withholding tax matters and (vi) other provisions customarily applicable to loans in an Alternative Currency. With respect to the calculations set for in clause (c)(iv) above for any Incremental Net Yield with respect to Incremental Term Loans denominated in an Alternative Currency, such calculations shall be made by the Administrative Agent based on the margin above the appropriate benchmark component of the interest rate for the Alternative Currency, as well as any applicable minimum rates or floors and original issue discount or up front fees (which original issue discount and upfront fees shall be given effect as provided above).
Section 2.24 Refinancing Amendments.
     (a) At any time after the Closing Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans then outstanding under this Agreement (which will be deemed to include any then outstanding Other Term Loans), in the form of Other Term Loans or Other Loan Term Commitments, in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness (i) will rank pari passu in right of payment and of security with the other Loans and Commitments hereunder, (ii) will have such pricing and optional prepayment terms as may be agreed by the Borrower and the Lenders thereof, (iii) will have a maturity date that is not prior to the maturity date of, and will have a Weighted Average Life to Maturity that is not shorter than the Term Loans being refinanced, (iv) subject to clause (ii) above, will have terms and conditions that are substantially identical to, or less favorable to the investors providing such Credit Agreement Refinancing Indebtedness than, the Refinanced Debt and (v) the proceeds of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of outstanding Term Loans being so refinanced; provided further that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01. Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.24 shall be in an aggregate principal amount that is (x) not less than $50,000,000 in the case of Other Term Loans and (y) an integral multiple of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans and/or Other Term Loan Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section.
     (b) This Section 2.24 shall supersede any provisions in Section 2.14 or Section 11.02 to the contrary.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that:
Section 3.01 Organization; Powers. Each Company (a) is duly organized or incorporated (as applicable) and validly existing under the laws of the jurisdiction of its organization or incorporation (as applicable), (b) has all requisite organizational or constitutional power and authority to carry on its business as now conducted and to own and lease its property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 3.02 Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s organizational or constitutional powers and have been duly authorized by all necessary organizational or constitutional action on the part of such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.03 No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents (as reflected in the applicable Perfection Certificate) and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company, (c) will not violate any material Requirement of Law, (d) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect and except for consents received pursuant to the Debt Tender Offer, and (e) will not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and Permitted Liens. The execution, delivery and performance of the Loan Documents will not violate, or result in a default under, or require any consent or approval under, the Senior Notes, the Senior Note Documents, or the Revolving Credit Loan Documents.
Section 3.04 Financial Statements; Projections.
     (a) Historical Financial Statements. The Borrower has heretofore delivered to the Lenders the consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower (i) as of and for the fiscal years ended March 31, 2009 and March 31, 2010, audited by and accompanied by the unqualified opinion of PricewaterhouseCoopers, independent public accountants, and (ii) as of and for the six-month period ended September 30, 2010, and for the comparable period of the preceding fiscal year, in each case, certified by the chief financial officer of the Borrower. Such financial statements and all financial statements delivered pursuant to Section 5.01(a) and Section 5.01(b) have been prepared in accordance with US GAAP and present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower as of the dates and for the periods to which they relate.

     (b) No Liabilities. Except as set forth in the most recent financial statements referred to in Section 3.04(a), as of the Closing Date there are no liabilities of any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect, other than liabilities under the Loan Documents, the Revolving Credit Loan Documents and the Senior Notes. Since March 31, 2010, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.
     (c) Pro Forma Financial Statements. The Borrower has heretofore delivered to the Lenders in the Confidential Information Memorandum, the Borrower’s unaudited pro forma consolidated capitalization table as of September 30, 2010, after giving effect to the Transactions as if they had occurred on such date. Such capitalization table has been prepared in good faith by the Loan Parties, based on the assumptions stated therein (which assumptions are believed by the Loan Parties on the date hereof to be reasonable), are based on the best information available to the Loan Parties as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly in all material respects the pro forma capitalization of Holdings as of such date assuming the Transactions had occurred at such date.
     (d) Forecasts. The forecasts of financial performance of the Borrower and its subsidiaries furnished to the Lenders have been prepared in good faith by the Loan Parties and based on assumptions believed by the Loan Parties to be reasonable, it being understood that any such forecasts may vary from actual results and such variations could be material.
Section 3.05 Properties.
     (a) Generally. Each Company has good title to, valid leasehold interests in, or license of, all its property material to its business, free and clear of all Liens except for Permitted Liens. The property that is material to the business of the Companies, taken as a whole, (i) is in good operating order, condition and repair in all material respects (ordinary wear and tear excepted) and (ii) constitutes all the property which is required for the business and operations of the Companies as presently conducted.
     (b) Real Property. Schedules 8(a) and 8(b) to the Perfection Certificate dated the Closing Date contain a true and complete list of each interest in Real Property (i) owned by any Loan Party as of the date hereof having fair market value of $1,000,000 or more and describes the type of interest therein held by such Loan Party and whether such owned Real Property is leased to a third party and (ii) leased, subleased or otherwise occupied or utilized by any Loan Party, as lessee, sublessee, franchisee or licensee, as of the date hereof having annual rental payments of $1,000,000 or more and describes the type of interest therein held by such Loan Party.

     (c) No Casualty Event. No Company has as of the date hereof received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any material portion of its property. No Mortgage encumbers improved Real Property located in the United States that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 5.04.
     (d) Collateral. Each Company owns or has rights to use all of the Collateral used in, necessary for or material to each Company’s business as currently conducted, except where the failure to have such ownership or rights of use could not reasonably be expected to have a Material Adverse Effect. The use by each Company of such Collateral does not infringe on the rights of any person other than such infringement which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No claim has been made and remains outstanding that any Company’s use of any Collateral does or may violate the rights of any third party that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 3.06 Intellectual Property.
     (a) Ownership/No Claims. Each Loan Party owns, or is licensed to use, all patents, trademarks, copyrights and other intellectual property (including intellectual property in software, mask works, inventions, designs, trade names, service marks, technology, trade secrets, proprietary information and data, domain names, know-how and processes) necessary for the conduct of such Loan Party’s business as currently conducted (“Intellectual Property”), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. As of the date hereof, no material claim has been asserted and is pending by any person, challenging or questioning the validity of any Loan Party’s Intellectual Property or the validity or enforceability of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. The use of any Intellectual Property by each Loan Party, and the conduct of each Loan Party’s business as currently conducted, does not infringe or otherwise violate the rights of any third party in respect of Intellectual Property, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     (b) Registrations. Except pursuant to non-exclusive licenses and other non-exclusive use agreements entered into by each Loan Party in the ordinary course of business, and except as set forth on Schedule 12(c) to the Perfection Certificate, on and as of the date hereof each Loan Party owns and possesses the right to use and has not authorized or enabled any other person to use, any Intellectual Property listed on any schedule to the relevant Perfection Certificate or any other Intellectual Property that is material to its business, except for such authorizations and enablements as could not reasonably be expected to result in a Material Adverse Effect. All registrations listed on Schedule 12(a) and 12(b) to the Perfection Certificate are valid and in full force and effect, in each case, except where the absence of such validity or full force and effect, individually or collectively, could not reasonably be expected to have a Material Adverse Effect.
     (c) No Violations or Proceedings. To each Loan Party’s knowledge, on and as of the date hereof, (i) there is no material infringement or other violation by others of any right of such Loan Party with respect to any Intellectual Property listed on any schedule to the relevant Perfection Certificate, or any other Intellectual Property that is material to its business, except as may be set forth on Schedule 3.06(c), and (ii) no claims are pending or threatened to such effect except as set forth on Schedule 3.06(c).
Section 3.07 Equity Interests and Subsidiaries.
     (a) Equity Interests. Schedules 1(a) and 10 to the Perfection Certificate dated the Closing Date set forth a list of (i) all the Subsidiaries of Holdings and their jurisdictions of organization as of the Closing Date and (ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date. As of the Closing Date, all Equity Interests of each Company held by Holdings or a Subsidiary thereof are duly and validly issued and are fully paid and non-assessable, and, other than the Equity Interests of Holdings, are owned by Holdings, directly or indirectly through Wholly Owned Subsidiaries except as indicated on Schedules 1(a) and 10 to the Perfection Certificate. At all times prior to a Qualified Borrower IPO, the Equity Interests of the Borrower will be owned directly by Holdings. As of the Closing Date, each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it under the Security Documents, free of any and all Liens, rights or claims of other persons, except Permitted Liens, and as of the Closing Date there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests other than with respect to the Forward Share Sale Agreement.
     (b) No Consent of Third Parties Required. Except as have previously been obtained, no consent of any person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or First Priority status of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent for the benefit of the Secured Parties under the Security Documents or the exercise by the Collateral Agent of the voting or other rights provided for in the Security Documents or the exercise of remedies in respect thereof, other than any restrictions on transfer of the Equity Interests in NKL or its direct parents, 4260848 Canada Inc. and 4260856 Canada Inc., imposed by any lock-up or listing agreement, rule or regulation in connection with any listing or offering of Equity Interests in NKL to the extent required by applicable Requirements of Law or listing or stock exchange requirements.

     (c) Organizational Chart. An accurate organizational chart, showing the ownership structure of Holdings, the Borrower and each Subsidiary on the Closing Date is set forth on Schedule 10 to the Perfection Certificate dated the Closing Date.
Section 3.08 Litigation; Compliance with Laws. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company, threatened against or affecting any Company or any business, property or rights of any Company (i) that involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No Company or any of its property is in violation of, nor will the continued operation of its property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company’s Real Property or is in default with respect to any Requirement of Law, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
Section 3.09 Agreements. No Company is a party to any agreement or instrument or subject to any corporate or other constitutional restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. No Company is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its property is or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect. There is no existing default under any Organizational Document of any Company or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder that could reasonably be expected to have a Material Adverse Effect.
Section 3.10 Federal Reserve Regulations. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X. The pledge of the Securities Collateral pursuant to the Security Documents does not violate such regulations.
Section 3.11 Investment Company Act. No Company is an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 3.12 Use of Proceeds. The Borrower will use the proceeds of (a) the Loans on the Closing Date for the Refinancing and the Closing Date Distribution and for payment of fees, premiums and expenses in connection with the Transactions, (b) any Incremental Term Loans after the Closing Date for general corporate purposes (including to effect Permitted Acquisitions and other Investments and Dividends permitted hereunder) and (c) any Other Term Loans after the Closing Date to refinance Term Loans and pay related fees and expenses; provided that in no event shall any proceeds of any Loans (including any Incremental Term Loans or Other Term Loans) be remitted, directly or indirectly, to any Swiss tax resident Company or Swiss tax resident permanent establishment, where this remittance could be viewed as a use of such proceeds in Switzerland (whether through an intercompany loan or advance by any other Company or otherwise) as per the practice of the Swiss Federal Tax Administration, unless the Swiss Federal Tax Administration confirms in a written advance tax ruling (based on a fair description of the fact pattern in the tax ruling request made by a Loan Party) that such use of proceeds in Switzerland does not lead to Swiss Withholding Tax becoming due on or in respect any Loans (including any Incremental Term Loans or Other Term Loans) or parts thereof.
Section 3.13 Taxes. Each Company has (a) timely filed or caused to be timely filed all material Tax Returns required by applicable Requirements of Law to have been filed by it and (b) duly and timely paid, collected or remitted or caused to be duly and timely paid, collected or remitted all material Taxes due and payable, collectible or remittable by it and all assessments received by it, except Taxes (i) that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with US GAAP or other applicable accounting rules and (ii) which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Company has made adequate provision in accordance with US GAAP or other applicable accounting rules for all material Taxes not yet due and payable. No Company has received written notice of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. No Company has ever been a party to any understanding or arrangement constituting a “tax shelter” within the meaning of Section 6111(c), Section 6111(d) or Section 6662(d)(2)(C)(iii) of the Code, or has ever “participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4, except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.
Section 3.14 No Material Misstatements. The written information (including the Confidential Information Memorandum), reports, financial statements, certificates, exhibits or schedules furnished by or on behalf of any Company to any Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, did not and does not contain any material misstatement of fact and, taken as a whole, did not and does not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not materially misleading in their presentation of Holdings, the Borrower and its Subsidiaries taken as a whole as of the date such information is dated or certified; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each Loan Party represents only that it was prepared in good faith and based on assumptions believed by the applicable Loan Parties to be reasonable.
Section 3.15 Labor Matters. As of the Closing Date, there are no material strikes, lockouts or labor slowdowns against any Company pending or, to the knowledge of any Company, threatened in writing. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable federal, state, provincial, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound, except as could not reasonably be expected to result in a Material Adverse Effect.
Section 3.16 Solvency. At the time of and immediately after the consummation of the Transactions to occur on the Closing Date, and at the time of and immediately following the making of the initial Credit Extension under any Incremental Term Loan Commitments and after giving effect to the application of the proceeds of each Loan, the Closing Date Distribution and the operation of the Contribution, Intercompany, Contracting and Offset Agreement, (a) the fair value of the assets of each Loan Party (individually and on a consolidated basis with its Subsidiaries) will exceed its debts and liabilities, subordinated, contingent, prospective or otherwise; (b) the present fair saleable value of the property of each Loan Party (individually and on a consolidated basis with its Subsidiaries) will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent, prospective or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party (individually and on a consolidated basis with its Subsidiaries) will be able to pay its debts and liabilities, subordinated, contingent, prospective or otherwise, as such debts and liabilities become absolute and matured; (d) each Loan Party (individually and on a consolidated basis with its Subsidiaries) will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date; and (e) each Loan Party is not “insolvent” as such term is defined under any bankruptcy, insolvency or similar laws of any jurisdiction in which any Loan Party is organized or incorporated (as applicable), or otherwise unable to pay its debts as they fall due.
Section 3.17 Employee Benefit Plans. Each Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder except for such non-compliance that in the aggregate would not have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect or the imposition of a Lien on any of the property of any Company. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used in the most recent actuarial valuations used for the respective Plans) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the property of all such underfunded Plans in an amount which could reasonably be expected to have a Material Adverse Effect. Using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of each Company or its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect.
          To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all Requirements of Law and has been maintained, where required, in good standing with applicable Governmental Authority and Taxing Authority, except for such non-compliance that in the aggregate would not have a Material Adverse Effect. No Company has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan, except to the extent of liabilities which could not reasonably be expected to have a Material Adverse Effect. Each Foreign Plan which is required to be funded is funded in accordance with Requirements of Law, and for each Foreign Plan which is not required to be funded, the obligations of such Foreign Plan are properly accrued in the financial statements of the Borrower and its Subsidiaries, in each case in an amount that could not reasonably be expected to have a Material Adverse Effect.
          Except as specified on Schedule 3.17, (i) no Company is or has at any time been an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993), and (ii) no Company is or has at any time been “connected” with or an “associate” of (as those terms are used in Sections 39 and 43 of the Pensions Act 2004) such an employer.
Section 3.18 Environmental Matters.
     (a) Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:
          (i) The Companies and their businesses, operations and Real Property are in compliance with, and the Companies have no liability under, any applicable Environmental Law;
          (ii) The Companies have obtained all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their property, under Environmental Law, and all such Environmental Permits are valid and in good standing;
          (iii) There has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by the Companies or their predecessors in interest that could reasonably be expected to result in liability of the Companies under any applicable Environmental Law;
          (iv) There is no Environmental Claim pending or, to the knowledge of any Company, threatened against the Companies, or relating to the Real Property currently or formerly owned, leased or operated by the Companies or their predecessors in interest or relating to the operations of the Companies, and, to the knowledge of any Company, there are no actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of such an Environmental Claim;
          (v) No Lien has been recorded or, to the knowledge of any Company, threatened under any Environmental Law with respect to any Real Property or other assets of the Companies;
          (vi) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements or any other applicable Environmental Law; and
          (vii) No person with an indemnity or contribution obligation to the Companies relating to compliance with or liability under Environmental Law is in default with respect to such obligation.
     (b) As of the Closing Date:
          (i) Except as could not reasonably be expected to have a Material Adverse Effect, no Company is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract, agreement or operation of law, and no Company is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location; and
          (ii) No Real Property or facility owned, operated or leased by the Companies and, to the knowledge of the Companies, no Real Property or facility formerly owned, operated or leased by the Companies or any of their predecessors in interest is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA and is reasonably likely to result in any material liability to any Company, or (iii) included on any other publicly available list of contaminated sites maintained by any Governmental Authority analogous to CERCLA or the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., including any such list relating to the management or clean up of petroleum and is reasonably likely to result in any material liability to a Company.

Section 3.19 Insurance. Schedule 3.19 sets forth a true and correct description of all insurance policies maintained by each Company as of the Closing Date. All insurance maintained by the Companies to the extent required by Section 5.04 is in full force and effect, and all premiums thereon have been duly paid. As of the Closing Date, no Company has received notice of violation or cancellation thereof, the Mortgaged Property, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements, and there exists no material default under any Insurance Requirement. Each Company has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.
Section 3.20 Security Documents.
     (a) U.S. Security Agreement. The U.S. Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date and (ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by each Security Agreement), the Liens created by the Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral (other than such Security Agreement Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
     (b) Canadian Security Agreement. Each of the Canadian Security Agreements is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, when PPSA financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date, the Liens created by such Canadian Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under the PPSA as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
     (c) U.K. Security Agreement. The U.K. Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, upon the registration specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date, the Liens created by the U.K. Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under applicable law as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
     (d) Swiss Security Agreement. The Swiss Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, upon the registrations, recordings and other actions specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date, the Liens created by the Swiss Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under applicable law as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
     (e) German Security Agreement. The German Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, or in the case of accessory security, in favor of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, upon the registrations, recordings and other actions specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date, the Liens created by the German Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under applicable law as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
     (f) Irish Security Agreement. The Irish Security Agreement is effective to create in favor of the Collateral Agent for the benefit of and as trustee for the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, upon the registrations, recordings and other actions specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date, the Liens created by the Irish Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under applicable law as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
     (g) Brazilian Security Agreement. Each Brazilian Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, upon the registrations, recordings and other actions specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date, the Liens created by each of the Brazilian Security Agreements shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under applicable law as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
     (h) Luxembourg Security Agreement. Each Luxembourg Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, upon the registrations, recordings and other actions specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date, the Liens created by each of the Luxembourg Security Agreements shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under applicable law as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
     (i) Madeira Security Agreement. Each Madeira Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, upon the registrations, recordings and other actions specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date, the Liens created by each of the Madeira Security Agreements shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under applicable law as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
     (j) French Security Agreement. Each French Security Agreement is effective to create in favor of the French Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, upon the registrations, recordings and other actions specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date, the Liens created by each of the French Security Agreements shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under applicable law as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
     (k) Intellectual Property Filings. When the (i) financing statements and other filings in appropriate form referred to on Schedule 7 to the relevant Perfection Certificate have been made, and (ii) U.S. Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by such

Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents and Trademarks (each as defined in such Security Agreement) that are registered or applied for by any Loan Party with the United States Patent and Trademark Office or Copyrights (as defined in such Security Agreement) registered or applied for by any Loan Party with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Permitted Liens.
     (l) Mortgages. Each Mortgage (other than a Mortgage granted by a U.K. Guarantor) is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid, perfected and enforceable First Priority Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to Permitted Liens, and when such Mortgages are filed in the offices specified on Schedule 8(a) to the applicable Perfection Certificates dated the Closing Date (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 5.11 and 5.12, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 5.11 and 5.12), the Mortgages shall constitute First Priority fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than Permitted Liens.
     The Mortgages granted by each applicable U.K. Guarantor under the relevant U.K. Security Agreement are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, legal, valid and enforceable Liens on all of each such Loan Party’s right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed with the Land Registry, the Mortgages shall constitute fully perfected First Priority Liens on, and security interest in, all right, title and interest of each applicable U.K. Guarantor in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Permitted Liens until terminated in accordance with the terms hereof.
     (m) Valid Liens. Each Security Document delivered pursuant to Sections 5.11 and 5.12 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Collateral thereunder, and (i) when all appropriate filings, registrations or recordings and other actions set forth in the relevant Perfection Certificate are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Security Document), such Security Document will constitute First Priority fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than the applicable Permitted Liens.

     (n) German Receivables Purchase Agreement. As of the Closing Date, (i) the German Receivables Purchase Agreement is in full force and effect, (ii) each representation and warranty under the Receivables Purchase Agreement of each Loan Party party thereto is true and correct in all material respects on and as of the date made thereunder and (iii) no “Termination Event” (as defined therein) has occurred under the Receivables Purchase Agreement.
Section 3.21 Material Indebtedness Documents. Schedule 3.21 lists, as of the Closing Date, (i) each material New Senior Note Document, (ii) each material Revolving Credit Loan Document, and (iii) each material agreement, certificate, instrument, letter or other document evidencing any other Material Indebtedness, and the Lenders have been furnished true and complete copies of each of the foregoing.
Section 3.22 Anti-Terrorism Law. No Loan Party is in violation of any Requirement of Law relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, Part II.1 of the Criminal Code, R.S.C. 1985, c. C-46, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S.C. 2000, c.17, as amended, regulations promulgated pursuant to the Special Economic Measures Act, S.C. 1992 c. 17 and the United Nations Act, R.S.C. 1985 c. U-2, in each case, as amended (collectively, the “Anti-Terrorism Laws”).
          No Loan Party and to the knowledge of the Loan Parties, no broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following:
          (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
          (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
          (iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
          (iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or
          (v) a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its

official website or any replacement website or other replacement official publication of such list.
          No Loan Party and, to the knowledge of the Loan Parties, no broker or other agent of any Loan Party acting in any capacity in connection with the Loans (w) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clauses (i) through (v) above, (x) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or Anti-Terrorism Laws, (y) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or (z) is in violation of any applicable Anti-Terrorism Laws.
Section 3.23 Location of Material Inventory and Equipment. Schedule 3.24 sets forth as of the Closing Date all locations where the aggregate value of Inventory and Equipment (other than mobile Equipment or Inventory in transit) owned by the Loan Parties at each such location exceeds $1,000,000.
Section 3.24 Senior Notes; Material Indebtedness. The Obligations constitute “Senior Debt” or “Designated Senior Indebtedness” (or any other defined term having a similar purpose) within the meaning of the Senior Note Documents (and any Permitted Refinancings thereof permitted under Section 6.01 other than refinancings with Incremental Term Loans). The Commitments and the Loans and other extensions of credit under the Loan Documents constitute “Credit Facilities” (or any other defined term having a similar purpose) or liabilities payable under the documentation related to “Credit Facilities” (or any other defined term having a similar purpose), in each case, within the meaning of the Senior Note Documents (and any Permitted Refinancings thereof permitted under Section 6.01 other than refinancings with Incremental Term Loans). The consummation of each of (i) the Transactions, (ii) each incurrence of Indebtedness hereunder and (iii) the granting of the Liens provided for under the Security Documents to secure the Secured Obligations is permitted under, and, in each case, does not require any consent or approval under, the terms of (A) the Senior Note Documents (and any Permitted Refinancings thereof), the Revolving Credit Loan Documents (and any Permitted Revolving Credit Facility Refinancings thereof) or any other Material Indebtedness or (B) any other material agreement or instrument binding upon any Company or any of its property except, in the case of this clause (B), (1) as could not reasonably be expected to result in a Material Adverse Effect or (2) as contemplated in the amendments to the Existing Senior Note Documents effectuated in connection with the Debt Tender Offer.
Section 3.25 Centre of Main Interests and Establishments. For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), (i) the centre of main interest (as that term is used in Article 3(1) of the Regulation) of each U.K. Guarantor is situated in England and Wales, (ii) the centre of main interest of Irish Guarantor is situated in Ireland or Germany, and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any jurisdiction other than Ireland or Germany, (iii) the centre of main interest of each Swiss Guarantor is situated in Switzerland, and in each case each has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction,

(iv) the centre of main interest of German Seller is situated in Germany, (v) the centre of main interest of each Luxembourg Guarantor is situated in Luxembourg, and in each case each has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction, (vi) the centre of main interest of each French Guarantor is situated in France, and in each case each has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction and (vii) other than as provided in paragraph (ii) above, no Guarantor (to the extent such Guarantor is subject to the Regulation) shall have a centre of main interest other than as situated in its jurisdiction of incorporation.
Section 3.26 Holding and Dormant Companies. Except as may arise under the Loan Documents, the Revolving Credit Loan Documents or any Permitted Holdings Indebtedness or (in the case of Novelis Europe Holdings Limited) the New Senior Notes and any Existing Senior Notes that are not purchased or cancelled pursuant to the Debt Tender Offer, neither Holdings nor Novelis Europe Holdings Limited trades or has any liabilities or commitments (actual or contingent, present or future) other than liabilities attributable or incidental to acting as a holding company of shares in the Equity Interests of its Subsidiaries.
Section 3.27 Excluded Collateral Subsidiaries. The Excluded Collateral Subsidiaries as of the Closing Date are listed on Schedule 1.01(c).
ARTICLE IV
CONDITIONS TO CREDIT EXTENSIONS
Section 4.01 Conditions to Initial Credit Extension. The obligation of each Lender to fund the initial Credit Extension requested to be made by it shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.01.
     (a) Loan Documents. The Administrative Agent shall have received executed counterparts of each of the following, properly executed by a Responsible Officer of each applicable signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:
          (i) this Agreement,
          (ii) each Foreign Guarantee;
          (iii) the Intercreditor Agreement;
          (iv) the Contribution, Intercompany, Contracting and Offset Agreement;

          (v) the German Receivables Purchase Agreement;
          (vi) a Note executed by the Borrower in favor of each Lender that has requested a Note prior to the Closing Date;
          (vii) the U.S. Security Agreement, each Canadian Security Agreement, each U.K. Security Agreement, each Swiss Security Agreement, each German Security Agreement, each Irish Security Agreement, each Brazilian Security Agreement, each Luxembourg Security Agreement, each Madeira Security Agreement, each French Security Agreement, and each other Security Document reasonably requested by the Administrative Agent prior to the Closing Date; and
          (viii) the Perfection Certificates.
     (b) Corporate Documents. The Administrative Agent shall have received:
          (i) a certificate of the secretary, assistant secretary or managing director (where applicable) of each Loan Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document (or its equivalent including the constitutional documents) of such Loan Party certified (to the extent customary in the applicable jurisdiction) as of a recent date by the Secretary of State (or equivalent Governmental Authority) of the jurisdiction of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors and/or shareholders, as applicable, of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions, or any other document attached thereto, have not been modified, rescinded, amended or superseded and are in full force and effect, (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary, assistant secretary or managing director executing the certificate in this clause (i), and other customary evidence of incumbency) and (D) that the borrowing, guarantee, or granting of Liens with respect to the Loans or any of the other Secured Obligations would not cause any borrowing, guarantee, security or similar limit binding on any Loan Party to be exceeded;

          (ii) a certificate as to the good standing (where applicable, or such other customary functionally equivalent certificates or abstracts) of each Loan Party (in so-called “long-form” if available) as of a recent date, from such Secretary of State (or other applicable Governmental Authority);
          (iii) evidence that the records of the applicable Loan Parties at the United Kingdom Companies House and each other relevant registrar of companies (or equivalent Governmental Authority) in the respective jurisdictions of organization of the Loan Parties are accurate, complete and up to date and that the latest relevant accounts have been duly filed, where applicable;
          (iv) if relevant, evidence that each Irish Guarantor has done all that is necessary to follow the procedures set out in Sub-Sections (2) and (11) of section 60 of the Companies Act 1963 of Ireland in order to enable it to enter into the Loan Documents;
          (v) a copy of the constitutional documents of any Person incorporated in Ireland whose shares are subject to security under any Security Document, together with any resolutions of the shareholders of such Person adopting such changes to the constitutional documents of that Person to remove any restriction on any transfer of shares or partnership interests (or equivalent) in such Person pursuant to any enforcement of any such Security Document;
          (vi) evidence that each of the Loan Parties are members of the same group of companies consisting of a holding company and its subsidiaries for the purposes of Section 155 of the Companies Act 1963 of Ireland and Section 35 of the Companies Act 1990 of Ireland; and
          (vii) such other documents as the Lenders or the Administrative Agent may reasonably request.
     (c) Officers’ Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, certifying (i) compliance with the conditions precedent set forth in this Section 4.01 and Section 4.02(b) and (c), (ii) that no Default has occurred and is continuing and (iii) that each of the representations and warranties made by any Loan Party set forth in ARTICLE III hereof or in any other Loan Document were true and correct in all material respects on and as of the Closing Date, except to the extent such representations and warranties expressly related to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.
     (d) Financings and Other Transactions, etc.
          (i) The Transactions referred to in clauses (a) through (d) and clause (g) of the definition thereof shall have been consummated or shall be consummated simultaneously on the Closing Date, in each case in all material respects in accordance with the terms hereof and the terms of the Transaction Documents, without the waiver or amendment of any such terms not approved by the Administrative Agent and the Arrangers other than any waiver or amendment thereof that is not materially adverse to the interests of the Lenders.
          (ii) The Refinancing shall be consummated contemporaneously with the transactions contemplated hereby in full to the satisfaction of the Lenders with all Liens in favor of the existing lenders being unconditionally released; the Administrative Agent shall have received a “pay-off” letter in form and substance reasonably satisfactory to the Administrative Agent with respect to all debt being refinanced in the Refinancing; and the Administrative Agent shall have received from any person holding any Lien securing any such debt, such UCC termination statements, mortgage releases, releases of assignments of leases and rents, releases of security interests in Intellectual Property or undertakings to provide registrable releases and other instruments, in each case in proper form for recording, as the Administrative Agent shall have reasonably requested to release and terminate of record the Liens securing such debt.
     (e) Financial Statements; Pro Forma Balance Sheet; Projections. The Administrative Agent shall have received the financial statements described in Section 3.04(a) and the pro forma capitalization table described in Section 3.04(c), together with forecasts of the financial performance of the Companies.
     (f) Indebtedness and Minority Interests. After giving effect to the Transactions and the other transactions contemplated hereby, no Company shall have outstanding any Indebtedness or preferred stock other than (i) the Loans hereunder, (ii) the Revolving Credit Loans and other extensions of credit under the Revolving Credit Agreement, (iii) the Senior Notes, (iv) the Indebtedness listed on Schedule 6.01(b), (v) Indebtedness owed to, and preferred stock held by, the Borrower or any Guarantor to the extent permitted hereunder and (vi) other Indebtedness permitted under Section 6.01.

     (g) Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the Arrangers, the Bookrunners and the Lenders, (i) a favorable written opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, special counsel for the Loan Parties, and (ii) a favorable written opinion of each local and foreign counsel of the Loan Parties listed on Schedule 4.01(g), in each case (A) dated the Closing Date, (B) addressed to the Agents and the Lenders and (C) covering the matters set forth in Exhibit N and such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request.
     (h) Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit O (or in such other form as is satisfactory to the Administrative Agent to reflect applicable legal requirements), dated the Closing Date and signed by a senior Financial Officer of each Loan Party or of the Borrower.
     (i) Requirements of Law. The Administrative Agent shall be satisfied that Holdings, the Borrower and its Subsidiaries and the Transactions shall be in full compliance with all material Requirements of Law, including Regulations T, U and X of the Board, and shall have received satisfactory evidence of such compliance reasonably requested by them.
     (j) Consents. All approvals of Governmental Authorities and third parties necessary to consummate the Transactions shall been obtained and shall be in full force and effect.
     (k) Litigation. There shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions.
     (l) [Intentionally Omitted].
     (m) Fees. The Arrangers and the Agents shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including the reasonable legal fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Agents, and the reasonable fees and expenses of any local counsel, foreign counsel, appraisers, consultants and other advisors) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.
     (n) Personal Property Requirements. The Collateral Agent shall have received:
          (i) subject to the terms of the Intercreditor Agreement, all certificates, agreements or instruments, if any, representing or evidencing the Securities Collateral accompanied by instruments of transfer and stock powers undated and endorsed in blank;

          (ii) subject to the terms of the Intercreditor Agreement, the Intercompany Note executed by and among Borrower and each of its Subsidiaries, accompanied by instruments of transfer undated and endorsed in blank;
          (iii) subject to the terms of the Intercreditor Agreement, all other certificates, agreements (including Control Agreements) or instruments necessary to perfect the Collateral Agent’s security interest in all “Chattel Paper”, “Instruments”, “Deposit Accounts” and “Investment Property” (as each such term is defined in the U.S. Security Agreement) of each Loan Party to the extent required hereby or under the relevant Security Documents;
          (iv) UCC financing statements in appropriate form for filing under the UCC, filings with the United States Patent and Trademark Office and United States Copyright Office, PPSA filings, and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Collateral Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents;
          (v) certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, PPSA, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches (in jurisdictions where such searches are available), each of a recent date listing all outstanding financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county (or other applicable) jurisdictions in which any property of any Loan Party (other than Inventory in transit) is located and the state and county (or other applicable) jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that the Collateral Agent deems necessary or appropriate, none of which are effective to encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Liens);
          (vi) evidence acceptable to the Collateral Agent of payment or arrangements for payment by the Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents;
          (vii) evidence that all Liens (other than Permitted Liens) affecting the assets of the Loan Parties have been or will be discharged on or before the Closing Date (or, in the case of financing statement filings or similar notice of lien filings that do not evidence security interests (other than security interests that are discharged on or before the Closing Date), that arrangements with respect to the release or termination thereof satisfactory to the Administrative Agent have been made);
          (viii) copies of all notices required to be sent and other documents required to be executed under the Security Documents;
          (ix) all share certificates, duly executed and stamped stock transfer forms and other documents of title required to be provided under the Security Documents; and
          (x) evidence that the records of each U.K. Guarantor at the United Kingdom Companies House are accurate, complete and up to date and that the latest relevant accounts have been duly filed.
     (o) Real Property Requirements. The Collateral Agent shall have received:
          (i) a Mortgage encumbering each Mortgaged Property in favor of the Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Loan Party that holds any direct interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable Requirements of Law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to the Collateral Agent;
          (ii) with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary to consummate the Transactions or as shall reasonably be deemed necessary by the Collateral Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

          (iii) with respect to each Mortgage of property located in the United States, Canada or, to the extent reasonably requested by the Collateral Agent, any other jurisdictions, (a) a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid, perfected mortgage Lien on the Mortgaged Property and fixtures described therein having the priority specified in the Intercreditor Agreement in the amount equal to not less than 115% of the fair market value of such Mortgaged Property and fixtures, which fair market value is set forth on Schedule 4.01(o)(iii), which policy (or such marked-up commitment) (each, a “Title Policy”) shall (A) be issued by the Title Company, (B) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (C) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (D) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Collateral Agent) as shall be reasonably requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, and so-called comprehensive coverage over covenants and restrictions), and (E) contain no exceptions to title other than exceptions acceptable to the Collateral Agent, it being acknowledged that Permitted Liens of the type described in Section 6.02(a), 6.02(b), 6.02(d), 6.02(f) (clause (x) only), 6.02(g), and 6.02(k) shall be acceptable or (b) in respect of Mortgaged Property situated outside the United States, a title opinion of the Borrower’s local counsel in form and substance reasonably satisfactory to the Collateral Agent;
          (iv) with respect to each applicable Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Company to issue the Title Policy/ies and endorsements contemplated above;
          (v) evidence reasonably acceptable to the Collateral Agent of payment by the Borrower of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies referred to above;

          (vi) with respect to each Mortgaged Property, copies of all Leases in which any Loan Party or any Restricted Subsidiary holds the lessor’s interest or other agreements relating to possessory interests, if any, in each case providing for annual rental payments in excess of $500,000. To the extent any of the foregoing affect any Mortgaged Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be reasonably acceptable to the Collateral Agent;
          (vii) with respect to each Mortgaged Property, each Company shall have made all material notifications, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements applicable to such Mortgaged Property;
          (viii) to the extent requested by the Collateral Agent, Surveys with respect to the Mortgaged Properties;
          (ix) with respect to each Mortgaged Property situated in the United States, a completed Federal Emergency Management Agency Standard Flood Hazard Determination acknowledged notice to the Borrower and flood insurance (if appropriate) for each such Mortgaged Property;
          (x) (a) title deeds to each real property situated in England and Wales secured in favor of the Collateral Agent; or (b) a letter (reasonably satisfactory to the Collateral Agent) from solicitors holding those title deeds undertaking to hold them to the order of the Collateral Agent; or (c) if any document is at the Land Registry, a certified copy of that document and a letter from the U.K. Guarantors’ solicitors directing the registry to issue the document to the Collateral Agent or its solicitors; and
          (xi) in relation to property situated in England and Wales, if applicable, satisfactory priority searches at the Land Registry and Land Charges Searches, giving not less that 25 Business Days’ priority notice beyond the date of the debenture and evidence that no Lien is registered against the relevant property (other than Permitted Liens or any Liens that will be released on the date of first drawdown, such searches to be addressed to or capable of being relied upon by the Secured Parties).
     (p) Insurance. The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the property and liability insurance policies required by Section 5.04 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a “standard” lender’s loss payable or mortgagee endorsement (as applicable) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured, in form and substance satisfactory to the Administrative Agent.
     (q) USA Patriot Act. The Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information that may be required by the Lenders in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the United States PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) including, without limitation, the information described in Section 11.13.
     (r) Cash Management. The Administrative Agent and the Collateral Agent shall have reviewed and approved the Companies’ cash management system.
     (s) Process Agent. The Administrative Agent and the Collateral Agent shall have received evidence of the acceptance by the Process Agent of its appointment as such by the Loan Parties.
     (t) Debt Tender Offers; New Senior Notes.
          (i) All Existing Senior Notes tendered and not properly withdrawn prior to the Closing Date in accordance with the terms set forth in the applicable Debt Tender Offers have been, or concurrently with the Closing Date will be, consummated in accordance with the terms set forth in the applicable Offer to Purchase and Consent Solicitation Statement of the Borrower dated November 26, 2010, in each case as in effect on the Closing Date and, concurrent with the funding of the Term Loans on the Closing Date, shall have been accepted for payment and will be acquired and cancelled.
          (ii) Amendments to the terms of the Existing Senior Notes eliminating substantially all of the covenants and defaults thereunder shall have become operative as contemplated by the Debt Tender Offer.
          (iii) The Administrative Agent shall have received satisfactory evidence that not less than $2,500,000,000 in aggregate principal amount of New Senior Notes have been, or concurrently with the Closing Date will be, issued by the Borrower.
Notwithstanding the foregoing, to the extent that the execution and delivery of any document or the completion of any task or action is listed on Schedule 5.15, such item shall not be a condition precedent and shall instead be subject to Section 5.15.

Section 4.02 Conditions to Credit Extensions. The obligation of each Lender to make the initial Credit Extension and the obligation of any Lenders to make the initial Credit Extension under any Incremental Term Loan Commitments or Other Term Loan Commitments shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.
     (a) Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03).
     (b) No Default. No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
     (c) Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in ARTICLE III hereof or in any other Loan Document (other than Hedging Agreements) shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.
     (d) No Legal Bar. With respect to each Lender, no order, judgment or decree of any Governmental Authority shall purport to restrain such Lender from making any Loans to be made by it. No injunction or other restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.
     Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in Section 4.02(b) through (d) have been satisfied (which representation and warranty shall be deemed limited to the knowledge of the Loan Parties in the case of the first sentence of Section 4.02(d)). The Borrower shall provide such information as the Administrative Agent may reasonably request to confirm that the conditions in Section 4.02(b) through (d) have been satisfied.

ARTICLE V
AFFIRMATIVE COVENANTS
     Each Loan Party warrants, covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its Restricted Subsidiaries to:
Section 5.01 Financial Statements, Reports, etc. Furnish to the Administrative Agent (and the Administrative Agent shall make available to the Lenders, on the Platform or otherwise, in accordance with its customary procedures):
     (a) Annual Reports. As soon as available and in any event within the earlier of (i) ninety (90) days and (ii) such shorter period as may be required by the Securities and Exchange Commission (including, if applicable, any extension permitted under Rule 12b-25 of the Exchange Act), after the end of each fiscal year, beginning with the first fiscal year ending after the Closing Date, (i) the consolidated balance sheet of the Borrower as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto, all prepared in accordance with Regulation S-X and accompanied by an opinion of independent public accountants of recognized national standing reasonably satisfactory to the Administrative Agent (which opinion shall not be qualified as to scope or contain any going concern qualification, paragraph of emphasis or explanatory statement), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Borrower as of the dates and for the periods specified in accordance with US GAAP, (ii) a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations of the Borrower for such fiscal year, as compared to amounts for the previous fiscal year (it being understood that the information required by clauses (i) and (ii) of this Section 5.01(a) may be furnished in the form of a Form 10-K (so long as the financial statements, narrative report and management’s discussion therein comply with the requirements set forth above)) and (iii) consolidating balance sheets, statements of income and cash flows of the Borrower and its Restricted Subsidiaries separating out the results by region;
     (b) Quarterly Reports. As soon as available and in any event within the earlier of (i) forty-five (45) days and (ii) such shorter period as may be required by the Securities and Exchange Commission (including, if applicable, any extension permitted under Rule 12b-25 of the Exchange Act), after the end of each of the first three fiscal quarters of each fiscal year (i) the consolidated balance sheet of the Borrower as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto, all prepared in accordance with Regulation S-X under the Securities Act and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Borrower as of the date and for the periods specified in accordance with US GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section, except as otherwise disclosed therein and subject to the absence of footnote disclosures and to normal year-end audit adjustments, (ii) a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year (it being understood that the information required by clauses (i) and (ii) of this Section 5.01(b) may be furnished in the form of a Form 10-Q (so long as the financial statements, management report and management’s discussion therein comply with the requirements set forth above)) and (iii) consolidating balance sheets, statements of income and cash flows of the Borrower and its Restricted Subsidiaries separating out the results by region;
     (c) [INTENTIONALLY OMITTED];
     (d) Financial Officer’s Certificate. (i) Concurrently with any delivery of financial statements under Section 5.01(a) or (b), a Compliance Certificate (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) (A) certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (B) concurrently with any delivery of financial statements under Section 5.01(a) above (commencing with the financial statements for the first complete fiscal year of the Borrower beginning after the Closing Date), setting forth the Borrower’s calculation of Excess Cash Flow, (C) showing a reconciliation of Consolidated EBITDA to the net income set forth on the statement of income, such reconciliation to be on a quarterly basis, and, if such Compliance Certificate demonstrates an Event of Default of the Financial Performance Covenant, any of the Specified Holders may deliver, together with such Compliance Certificate, notice of their intent to cure (a “Notice of Intent to Cure”) such Event of Default pursuant to Section 8.04; provided that the delivery of a Notice of Intent to Cure shall in no way affect or alter the occurrence, existence or continuation of any such Event of Default or the rights, benefits, powers and remedies of the Administrative Agent and the Lenders under any Loan Document, and (D)(x) specifying all Investments made during the prior fiscal quarter in reliance on Section 6.04(r) and specifying which clause of Section 6.04(r) such Investment was made pursuant to and calculating in reasonable detail the amount of the Cumulative Credit or Annual Credit, as applicable, immediately prior to such election and the amount thereof elected to be so applied, the Total Net Leverage Ratio and, in the case of Investments made pursuant to Section 6.04(r)(iii), the amount of Liquidity, (y) specifying all Dividends made during the prior fiscal quarter in reliance on Section 6.08(d) and specifying which clause of Section 6.08(d) such Dividend was made pursuant to and calculating in reasonable detail the amount of the Cumulative Credit or Annual Credit, as applicable, immediately prior to such election and the amount thereof elected to be so applied, the Total Net Leverage Ratio and, in the case of Dividends made pursuant to Section 6.08(d)(ii), the amount of Liquidity, and (z) specifying all Permitted Prepayments made during the prior fiscal quarter in reliance on Section 6.11(a) and specifying which clause of Section 6.11(a) such Permitted Prepayment was made pursuant to and calculating in reasonable detail the amount of the Cumulative Credit or Annual Credit, as applicable, immediately prior to such election and the amount thereof elected to be so applied, the Total Net Leverage Ratio and, in the case of a Permitted Prepayment made pursuant to Section 6.11(a)(B), the amount of Liquidity, and (ii) to the extent any Unrestricted Subsidiaries are in existence during the period covered by such financial statements, consolidating balance sheets, statements of income and cash flows separating out the results of the Borrower and its Restricted Subsidiaries, on the one hand, and the Unrestricted Subsidiaries, on the other;
     (e) Officer’s Certificate Regarding Organizational Chart and Perfection of Collateral. Concurrently with any delivery of financial statements under Section 5.01(a), a certificate of a Responsible Officer of the Borrower (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) attaching an accurate organizational chart (or confirming that there has been no change in organizational structure) and otherwise setting forth the information required pursuant to the Perfection Certificate Supplement or confirming that there has been no change in such information since the date of the Perfection Certificate or latest Perfection Certificate Supplement;
     (f) Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, with any national U.S. or non-U.S. securities regulatory authority or securities exchange or with the National Association of Securities Dealers, Inc., or distributed to holders of its publicly held Indebtedness or securities pursuant to the terms of the documentation governing such Indebtedness or securities (or any trustee, agent or other representative therefor), as the case may be; provided that documents required to be delivered pursuant to this clause (f) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website (or other location specified by the Borrower) on the Internet; or (ii) on which such documents are posted on the Borrower’s behalf on the Platform; provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents;

     (g) Management Letters. Promptly after the receipt thereof by any Company, a copy of any “management letter”, exception report or other similar letter or report received by any such person from its certified public accountants and the management’s responses thereto;
     (h) Projections. Within sixty (60) days of the end of each fiscal year, a copy of the annual projections for the Borrower (including balance sheets, statements of income and sources and uses of cash), for each quarter of the then-current fiscal year prepared in detail on a consolidated basis, with appropriate presentation and discussion of the principal assumptions upon which such forecasts are based, accompanied by the statement of a Financial Officer of the Borrower to the effect that such assumptions are believed to be reasonable;
     (i) Labor Relations. Promptly after becoming aware of the same, written notice of (a) any labor dispute to which any Loan Party or any of its Restricted Subsidiaries is or is expected to become a party, including any strikes, lockouts or other labor disputes relating to any of such person’s plants and other facilities, which could reasonably be expected to result in a Material Adverse Effect, (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any such person and (c) any material liability under Requirements of Law similar to the Worker Adjustment and Retraining Notification Act or otherwise arising out of plant closings;
     (j) Asset Sales. On or prior to an Asset Sale pursuant to Section 6.06(b) hereof the Net Cash Proceeds of which (or the Dollar Equivalent thereof) are anticipated to exceed $100,000,000, written notice (a) describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by any Loan Party or any of its Restricted Subsidiaries; and
     (k) Other Information. Promptly, from time to time, such other information regarding the operations, properties, business affairs and condition (financial or otherwise) of any Company, or compliance with the terms of any Loan Document, or matters regarding the Collateral (beyond the requirements contained in Section 9.03) as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request.
Section 5.02 Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly (and, in any event, within ten (10) Business Days after acquiring knowledge thereof):
     (a) any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
     (b) the filing or commencement of, or any written notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against the Borrower or other Company that in the reasonable judgment of the Borrower could reasonably be expected to result in a Material Adverse Effect if adversely determined or (ii) with respect to any Loan Document;
     (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;
     (d) the occurrence of a Casualty Event involving a Dollar Equivalent amount in excess of $50,000,000; and
     (e) (i) the incurrence of any Lien (other than Permitted Liens) on the Collateral or (ii) the occurrence of any other event which could reasonably be expected to be material with regard to (x) the Revolving Credit Priority Collateral, taken as a whole, or (y) the Pari Passu Priority Collateral, taken as a whole.
Section 5.03 Existence; Businesses and Properties.
     (a) Do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence, rights and franchises necessary or desirable in the normal conduct of its business, except (i) other than with respect to the Borrower’s legal existence, to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 6.05 or Section 6.06.
     (b) Do or cause to be done all things reasonably necessary to obtain, maintain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises, approvals, authorizations, and Intellectual Property used or necessary to the conduct of its business, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; do or cause to be done all things reasonably necessary to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with each Loan Party or any of its Restricted Subsidiaries, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; comply with all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property), contractual obligations, and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and at all times maintain, preserve and protect all of its property and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto reasonably necessary in order that the business carried on in connection therewith may be properly conducted at all times, except in each case where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 5.04 Insurance.
     (a) Generally. Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Mortgaged Properties and other properties material to the business of the Companies against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, including (i) physical hazard insurance on an “all risk” basis (subject to usual and customary exclusions), (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all insurable claims, (iii) explosion insurance in respect of any boilers, machinery or similar apparatus constituting Collateral, (iv) business interruption insurance and, with respect to Mortgaged Properties located in the United States or in any other jurisdiction requiring such insurance, flood insurance (to the extent such flood insurance is required under clause (c) below), and (v) worker’s compensation insurance and such other insurance as may be required by any Requirement of Law; provided that the Collateral Agent shall be permitted to control the adjustment of any claim thereunder with respect to Pari Passu Priority Collateral involving an amount in excess of $30,000,000 thereunder after the occurrence and during the continuance of an Event of Default.
     (b) Requirements of Insurance. All such property and liability insurance maintained by the Loan Parties shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as mortgagee or loss payee, as applicable (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance), as applicable, and (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause.
     (c) Flood Insurance. Except to the extent already obtained in accordance with clause (iv) of Section 5.04(a), with respect to each Mortgaged Property located in the United States or another jurisdiction which requires such type of insurance, obtain flood insurance in such total amount as the Administrative Agent may from time to time reasonably require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and such insurance is required to be obtained pursuant to the requirements of the National Flood Insurance Act of 1968, as amended from time to time, or the Flood Disaster Protection Act of 1973, as amended from time to time.
     (d) Broker’s Report. As soon as practicable and in any event within ninety (90) days after the end of each fiscal year, deliver to the Administrative Agent and the Collateral Agent (i) a report of a reputable insurance broker with respect to the insurance maintained pursuant to clauses (i)-(iv) of Section 5.04(a) in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (together with such additional reports (provided such reports are readily ascertainable) as the Administrative Agent or the Collateral Agent may reasonably request), and (ii) such broker’s statement that all premiums then due and payable with respect to the coverage maintained pursuant to clauses (i)-(iv) of Section 5.04(a) have been paid and confirming, with respect to any property, physical hazard or liability insurance maintained by a Loan Party, that the Collateral Agent has been named as loss payee or additional insured, as applicable.
     (e) Mortgaged Properties. Each Loan Party shall comply in all material respects with all Insurance Requirements in respect of each Mortgaged Property; provided, however, that each Loan Party may, at its own expense and after written notice to the Administrative Agent, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this Section 5.04 or (ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this Section 5.04.
Section 5.05 Taxes.
     (a) Payment of Taxes. Pay and discharge promptly when due all material Taxes and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such Tax, charge, levy or claim so long as (x) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with US GAAP (or other applicable accounting rules), and (y) such contest operates to suspend collection of the contested obligation, Tax or charge and enforcement of a Lien other than a Permitted Lien.
     (b) Filing of Tax Returns. Timely file all material Tax Returns required by applicable Requirements of Law to be filed by it.
Section 5.06 Employee Benefits.
     (a) Comply with the applicable provisions of ERISA and the Code and any Requirements of Law applicable to any Foreign Plan or Compensation Plan, except where any non-compliance could not reasonably be expected to result in a Material Adverse Effect.
     (b) Furnish to the Administrative Agent (x) as soon as possible after, and in any event within five (5) Business Days after any Responsible Officer of any Company or any ERISA Affiliates of any Company knows that, any ERISA Event has occurred, a statement of a

Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, and (y) upon request by the Administrative Agent, copies of such other documents or governmental reports or filings relating to any Plan (or Foreign Plan, or other employee benefit plan sponsored or contributed to by any Company) as the Administrative Agent shall reasonably request.
     (c) (i) Ensure that the Novelis U.K. Pension Plan is funded in accordance with the agreed schedule of contributions dated May 16, 2007 and that no action or omission is taken by any Company in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect; (ii) except for any existing defined benefit pension schemes as specified on Schedule 3.17 ensure that no Company is or has been at any time an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are defined in Sections 39 or 43 of the Pensions Act 2004) such an employer; (iii) deliver to the Administrative Agent upon request as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes), actuarial reports in relation to all pension schemes mentioned in clause (i) above; (iv) promptly notify the Administrative Agent of any material change in the agreed rate of contributions to any pension schemes mentioned in clause (i) above; (v) promptly notify the Administrative Agent of any investigation or proposed investigation by the Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to any member of the Group; and (vi) promptly notify the Administrative Agent if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.
     (d) Ensure that all Foreign Plans (except the Novelis U.K. Pension Plan) and Compensation Plans that are required to be funded are funded and contributed to in accordance with their terms to the extent of all Requirements of Law, except where any non-compliance could not reasonably be expected to result in a Material Adverse Effect.
Section 5.07 Maintaining Records; Access to Properties and Inspections; Annual Meetings. Keep proper books of record and account in which full, true and correct entries in conformity in all material respects with GAAP (or other applicable accounting standards) and all Requirements of Law of all financial transactions and the assets and business of each Company and its Restricted Subsidiaries are made of all dealings and transactions in relation to its business and activities, including, without limitation, proper records of intercompany transactions) with full, true and correct entries reflecting all payments received and paid (including, without limitation, funds received by or for the account of any Loan Party from deposit accounts of the other Companies). Each Company will permit any representatives designated by the Administrative Agent (who may be accompanied by any Agent or Lender) to visit and inspect the financial records and the property of such Company on no more than on two occasions per fiscal year so long as no Event of Default is continuing (at reasonable intervals, during normal business hours and within five Business Days after written notification of the same to the Borrower, except that, during the continuance of an Event of Default, none of such restrictions shall be applicable) and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent (who may be accompanied by any Agent or Lender) to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and advisors therefor (including independent accountants).
Section 5.08 Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 3.12.
Section 5.09 Compliance with Environmental Laws; Environmental Reports.
     (a) Comply, and cause all lessees and other persons occupying Real Property owned, operated or leased by any Company to comply, in all respects with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; obtain and renew all Environmental Permits applicable to its operations and Real Property; and conduct all Responses, including any emergency response, required by, and in accordance with, Environmental Laws, in each case, to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect; provided that no Company shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with US GAAP or other applicable accounting standards.
     (b) If a Default caused by reason of a breach of Section 3.18 or Section 5.09(a) shall have occurred and be continuing for more than thirty (30) days without the Companies commencing activities reasonably likely to cure such Default in accordance with Environmental Laws, at the written request of the Administrative Agent or the Required Lenders through the Administrative Agent, provide to the Lenders as soon as reasonably practicable after such request, at the expense of the Borrower, an environmental assessment report regarding the matters which are the subject of such Default, including, where appropriate, soil and/or groundwater sampling, prepared by an environmental consulting firm and, in form and substance, reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them.
Section 5.10 [INTENTIONALLY OMITTED].
Section 5.11 Additional Collateral; Additional Guarantors.
     (a) Subject to the terms of the Intercreditor Agreement and this Section 5.11, with respect to any property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject, promptly (and in any event within thirty (30) days after the acquisition thereof provided that the Administrative Agent may agree to an extension thereof in its sole discretion) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a First Priority Lien on such property subject to no Liens other than Permitted Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including the filing of financing statements (or other applicable filings) in such jurisdictions as may be reasonably requested by the Administrative Agent; provided that the actions required by clauses (i) and (ii) above need not be taken if the costs of doing so are excessive in relation to the benefits afforded thereby, as determined by the Administrative Agent in its reasonable discretion. The Borrower shall otherwise take such actions and execute and/or deliver to the Administrative Agent and the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired properties.
     (b) With respect to any person that becomes a Restricted Subsidiary after the Closing Date (other than (x) an Excluded Collateral Subsidiary and (y) a Securitization Entity) or any Restricted Subsidiary that was an Excluded Collateral Subsidiary but, as of the end of the most recently ended fiscal quarter, has ceased to be an Excluded Collateral Subsidiary or is required to become a Loan Party by operation of the provisions of Section 5.11(d), promptly (and in any event within thirty (30) days after such person becomes a Restricted Subsidiary or ceases to be an Excluded Collateral Subsidiary or is required to become a Loan Party by operation of the provisions of Section 5.11(d) provided that the Administrative Agent may agree to an extension of such time period in its sole discretion) (i) pledge and deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Restricted Subsidiary owned by a Loan Party, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Restricted Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (ii) cause any such Restricted Subsidiary that is a Wholly Owned Subsidiary (other than (x) any Restricted Subsidiary prohibited from being a Guarantor under any applicable Requirement of Law relating to financial assistance, maintenance of capital or other corporate benefit restrictions and (y) any Restricted Subsidiaries where providing such guarantee would result in (1) materially adverse tax consequences, as determined by the Administrative Agent in its reasonable discretion (after consultation with its counsel) or (2) costs that are excessive in relation to the benefits afforded thereby, as determined by the Administrative Agent in its reasonable discretion), in each case to the extent not prohibited by applicable Requirements of Law, (A) to execute a Joinder Agreement or such comparable documentation to become a Subsidiary Guarantor and joinder agreements to the applicable Security Documents (in each case, substantially in the form annexed thereto or in such other form as may be reasonably satisfactory to the Administrative Agent) or, in the case of a Foreign Subsidiary, execute such other Security Documents (or joinder agreements) to the extent possible under and compatible with the laws of such Foreign Subsidiary’s jurisdiction in form and substance reasonably satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Liens created by the applicable Security Documents to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements (or other applicable filings) in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent. Notwithstanding the foregoing, (1) clause (i) of this paragraph (b) shall not apply to the Equity Interests of (w) any

Company listed on Schedule 5.11(b) to the extent any applicable Requirement of Law continues to prohibit the pledging of its Equity Interests to secure the Secured Obligations and any Company acquired or created after the Closing Date to the extent any applicable Requirement of Law prohibits the pledging of its Equity Interests to secure the Secured Obligations, (x) any non-Wholly Owned Subsidiary to the extent that the pledge or perfection of a Lien on such Equity Interests would violate any anti-assignment or negative pledge provisions of any contract to which such non-Wholly Owned Subsidiary is a party or the organizational documents or shareholders’ agreement of such non-Wholly Owned Subsidiary (but only to the extent such anti-assignment or negative pledge clause is enforceable under applicable law), (y) any Joint Venture Subsidiary, to the extent the terms of any contract to which such Joint Venture Subsidiary is a party or any applicable joint venture, stockholders’, partnership, limited liability company or similar agreement (other than any of the foregoing entered into with any Company or Affiliate of any Company) prohibits or conditions the pledging of its Equity Interests to secure the Secured Obligations and (z) any Restricted Subsidiary to the extent such pledge would result in materially adverse tax consequences, as determined by the Administrative Agent in its reasonable discretion (after consultation with its counsel) and (2) clause (ii) of this paragraph (b) shall not apply to any Company listed on Schedule 5.11(b) to the extent any applicable Requirement of Law prohibits it from becoming a Loan Party.
     (c) Subject to the terms of the Intercreditor Agreement, promptly grant to the Collateral Agent, within sixty (60) days of the acquisition thereof, a security interest in and Mortgage on each Real Property owned in fee by such Loan Party as is acquired by such Loan Party after the Closing Date and that, together with any improvements thereon, individually has a fair market value the Dollar Equivalent of which is at least $10,000,000 (unless the subject property is already mortgaged to a third party to the extent permitted by Section 6.02 hereof or the costs of doing so are excessive in relation to the benefits afforded thereby, as determined by the Administrative Agent in its reasonable discretion). Subject to the terms of the Intercreditor Agreement, such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid, perfected and enforceable First Priority Liens subject only to Permitted Liens. Subject to the terms of the Intercreditor Agreement, the Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the First Priority Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Administrative Agent and the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy (or title opinion reasonably satisfactory to the Administrative Agent and the Collateral Agent), a Survey (if applicable in the respective jurisdiction), and a local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) in respect of such Mortgage). For purposes of this Section 5.11(c) Real Property owned by a Company that becomes a Loan Party following the Closing Date in accordance with the terms of this Agreement shall be deemed to have been acquired on the later of (x) the date of acquisition of such Real Property and (y) the date such Company becomes a Loan Party.

     (d) If, at any time and from time to time after the Closing Date, Restricted Subsidiaries that are not Loan Parties because they are Excluded Collateral Subsidiaries comprise in the aggregate more than 7.5% of the Consolidated Total Assets of the Borrower and its Subsidiaries as of the end of the most recently ended fiscal quarter or more than 7.5% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter, then the Loan Parties shall, not later than 45 days after the date by which financial statements for such fiscal quarter are required to be delivered pursuant to this Agreement, cause one or more of such Restricted Subsidiaries to become Loan Parties (notwithstanding that such Restricted Subsidiaries are, individually, Excluded Collateral Subsidiaries) such that the foregoing condition ceases to be true. The Borrower may designate a Subsidiary Guarantor that was not a Restricted Subsidiary of the Borrower on the Closing Date as an Excluded Collateral Subsidiary subject to the terms of the definition thereof, in which event the Guarantee by such Restricted Subsidiary shall be released in accordance with Section 7.09 and the Collateral Agent shall release the Collateral pledged by such Person.
     (e) Any Foreign Subsidiary that is a Loan Party that has in the United States at any time (i) a deposit account that is part of the Cash Pooling Arrangements or (ii) property (other than Excluded Property) having an aggregate fair market value in excess of $5,000,000 for any such foreign Loan Party, shall execute a joinder agreement to the U.S. Security Agreement reasonably satisfactory to the Administrative Agent.
     (f) Notwithstanding any other provision of this Section 5.11 to the contrary, in no event shall this Section 5.11 obligate any Loan Party to grant a Lien to the Collateral Agent on any Excluded Property.
Section 5.12 Security Interests; Further Assurances. Subject to the terms of the Intercreditor Agreement, promptly, upon the reasonable request of the Administrative Agent or the Collateral Agent, at the Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except Permitted Liens, or use commercially reasonable efforts to obtain any consents or waivers as may be reasonably required in connection therewith. Deliver or cause to be delivered (using commercially reasonable efforts with respect to delivery of items from Persons who are not in the control of any Loan Party) to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document that requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative

Agent, the Collateral Agent or such Lender may reasonably require in connection therewith. If the Administrative Agent, the Collateral Agent or the Required Lenders determine that they are required by a Requirement of Law to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, the Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA (or other applicable requirements) and are otherwise in form reasonably satisfactory to the Administrative Agent and the Collateral Agent.
Section 5.13 Information Regarding Collateral. Not effect any change (i) in any Loan Party’s legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which any material Pari Passu Priority Collateral owned by it is located (including the establishment of any such new office or facility) other than changes in location to a property identified on Schedule 3.24, another property location previously identified on a Perfection Certificate Supplement or otherwise by notice to the Administrative Agent and the Collateral Agent, as to which the steps required by clause (B) below have been completed or to a Mortgaged Property or a leased property subject to a Landlord Access Agreement, (iii) in any Loan Party’s identity or organizational structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Collateral Agent and the Administrative Agent not less than ten (10) Business Days’ prior written notice (in the form of an Officers’ Certificate) of its intention to do so, or such lesser notice period agreed to by the Administrative Agent and the Collateral Agent, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Administrative Agent and the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Administrative Agent and the Collateral Agent, upon request therefor, with certified Organizational Documents reflecting any of the changes described in the preceding sentence. For the purposes of the Regulation, (i) no U.K. Guarantor shall change its centre of main interest (as that term is used in Article 3(1) of the Regulation) from England and Wales, (ii) nor shall any Irish Guarantor change its centre of main interest from Ireland or Germany, nor shall Irish Guarantor have an “establishment” (as that term is used in Article 2(h) of the Regulation) in any jurisdiction other than Ireland or Germany, (iii) nor shall any Swiss Guarantor change its centre of main interest from Switzerland, nor shall any Swiss Guarantor have an “establishment” in any other jurisdiction, (iv) nor shall German Seller change its centre of main interest from Germany, (v) nor shall any Luxembourg Guarantor change its centre of main interest from Luxembourg, nor shall any Luxembourg Guarantor have an “establishment” in any other jurisdiction, (vi) nor shall any French Guarantor change its centre of main interest from France, nor shall any French Guarantor have an “establishment” in any other jurisdiction and (vii) other than as provided in paragraph (ii) above, no Guarantor (to the extent such Guarantor is subject to the Regulation) shall have a centre of main interest other than as situated in its jurisdiction of incorporation.

Section 5.14 Affirmative Covenants with Respect to Leases. With respect to each Lease to which a Loan Party is party as landlord or lessor, the respective Loan Party shall perform all the obligations imposed upon the landlord under such Lease and enforce all of the tenant’s obligations thereunder, except where the failure to so perform or enforce could not reasonably be expected to result in a Property Material Adverse Effect.
Section 5.15 Post-Closing Covenants. Execute and deliver the documents and complete the tasks and take the other actions set forth on Schedule 5.15, in each case within the time limits specified on such Schedule.
Section 5.16 Designation of Subsidiaries. The Borrower may at any time after the Closing Date designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower shall be in compliance, on a Pro Forma Basis, with the Financial Performance Covenant (it being understood that, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer setting forth in reasonable detail the calculations demonstrating such compliance), (iii) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any of the Senior Notes, the Revolving Credit Agreement, any Additional Senior Secured Indebtedness, any Junior Secured Indebtedness or any other Indebtedness, as applicable, constituting Material Indebtedness, (iv) no Restricted Subsidiary may be designated an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary, (v) if a Restricted Subsidiary is being designated as an Unrestricted Subsidiary hereunder, the sum of (A) the fair market value of assets of such Subsidiary as of such date of designation (the “Designation Date”), plus (B) the aggregate fair market value of assets of all Unrestricted Subsidiaries designated as Unrestricted Subsidiaries pursuant to this Section 5.16 prior to the Designation Date (in each case measured as of the date of each such Unrestricted Subsidiary’s designation as an Unrestricted Subsidiary) shall not exceed $500,000,000 in the aggregate as of such Designation Date pro forma for such designation, and (vi) no Restricted Subsidiary shall be a Subsidiary of an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower or its applicable Restricted Subsidiary therein at the date of designation in an amount equal to the fair market value of the Borrower’s or such Restricted Subsidiary’s (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower or any of its Restricted Subsidiaries in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the lesser of (x) the fair market value at the date of such designation of the Borrower’s or its Restricted Subsidiary’s (as applicable) Investment in such Subsidiary and (y) the amount of Investments made by the Borrower or its Restricted Subsidiaries in such Unrestricted Subsidiary from and after the date of such Subsidiary was designated as an Unrestricted Subsidiary.

ARTICLE VI
NEGATIVE COVENANTS
     Each Loan Party warrants, covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders (and such other Lenders whose consent may be required under Section 11.02) shall otherwise consent in writing, no Loan Party will, nor will they cause or permit any Restricted Subsidiaries to:
Section 6.01 Indebtedness. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except
     (a) Indebtedness incurred under this Agreement and the other Loan Documents;
     (b) (i) Indebtedness outstanding on the Closing Date and listed on Schedule 6.01(b), and Permitted Refinancings thereof, (ii) Indebtedness of Loan Parties under the Revolving Credit Loan Documents and Permitted Revolving Credit Facility Refinancings thereof in an aggregate principal amount at any time outstanding not to exceed the Maximum Revolving Credit Facility Amount, (iii) Indebtedness under the Existing Senior Note Documents that will be cancelled and cease to be outstanding on the Closing Date in connection with the Debt Tender Offer and (iv) consisting of Existing Senior Notes outstanding on the Closing Date and not acquired on the Closing Date pursuant to the Debt Tender Offer;
     (c) Indebtedness of any Company under Hedging Agreements (including Contingent Obligations of any Company with respect to Hedging Agreements of any other Company); provided that if such Hedging Obligations relate to interest rates, (i) such Hedging Agreements relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (ii) the notional principal amount of such Hedging Agreements at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Agreements relate;
     (d) Indebtedness permitted by Section 6.04(i) or (s);
     (e) Indebtedness of any Securitization Entity under any Qualified Securitization Transaction (i) that is without recourse to any Company (other than such Securitization Entity) or any of their respective assets (other than pursuant to Standard Securitization Undertakings, and (ii) that are negotiated in good faith at arm’s length; provided that the sum of (x) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities under all Qualified Securitization Transactions, plus (y) the aggregate amount of Indebtedness then outstanding under Section 6.01(m), plus (z) the aggregate book value at the time of determination of the then outstanding Receivables subject to a Permitted Factoring Facility at such time, at any time outstanding shall not exceed $400,000,000;
     (f) Indebtedness in respect of Purchase Money Obligations and Capital Lease Obligations, and Permitted Refinancings thereof (other than refinancings funded with intercompany advances); provided that at the time such obligations are incurred, the outstanding amount of Indebtedness incurred under this clause (f) shall not exceed the greater of (x) 7.5% of Consolidated Net Tangible Assets and (y) $400,000,000;
     (g) Sale and Leaseback Transactions permitted under Section 6.03;
     (h) Indebtedness in respect of bid, performance or surety bonds or obligations, workers’ compensation claims, self-insurance obligations, financing of insurance premiums, and bankers acceptances issued for the account of the Borrower or any Restricted Subsidiary, in each case, incurred in the ordinary course of business (including guarantees or obligations of the Borrower or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety bonds or obligations, workers’ compensation claims, self-insurance obligations and bankers acceptances) (in each case other than Indebtedness for borrowed money);
     (i) Contingent Obligations (i) of any Loan Party in respect of Indebtedness otherwise permitted to be incurred by such Loan Party under this Section 6.01, (ii) of any Loan Party in respect of Indebtedness of Restricted Subsidiaries that are not Loan Parties or are Restricted Grantors in an aggregate amount not exceeding $75,000,000 at any one time outstanding less all amounts paid with regard to Contingent Obligations permitted pursuant to Section 6.04(a), and (iii) of any Company that is not a Loan Party in respect of Indebtedness otherwise permitted to be incurred by such Company under this Section 6.01;
     (j) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) Business Days of incurrence;
     (k) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
     (l) unsecured Indebtedness and Junior Secured Indebtedness not otherwise permitted under this Section 6.01; provided, that (i) such Indebtedness has a final maturity date no earlier than 180 days after the Latest Maturity Date, (ii) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Term Loans with the Latest Maturity Date, (iii) no Default is then continuing or would result therefrom, (iv) such Indebtedness is incurred by the Borrower or the U.S. Issuer and the persons that are (or are required to be) guarantors under such Indebtedness do not consist of any persons other than those persons that are (or are required to be) guarantors under and with respect to the Term Loans, and the Borrower, if the U.S. Issuer is the issuer thereof, (v) the terms of such Indebtedness do not require any amortization, mandatory prepayment or redemption or repurchase at the option of the holder thereof (other than customary offers to purchase upon a change of control or asset sale) earlier than 180 days after the Latest Maturity Date, (vi) such Indebtedness has terms and conditions (excluding pricing, premiums and subordination terms), when taken as a whole, are not materially more restrictive or less favorable to the Companies and are not materially less favorable to the Lenders, than the terms of the Loan Documents (except with respect to terms and conditions that are applicable only after the then Latest Maturity Date), (vii) in the case of any such secured Indebtedness, the Liens securing such Indebtedness, if any, shall be subordinated to the Liens securing the Secured Obligations on a junior “silent” basis in a manner satisfactory to the Administrative Agent (provided that the terms of the Intercreditor Agreement as they relate to subordination are hereby acknowledged as being satisfactory) (and the holders of such Indebtedness shall not have any rights with respect to exercising remedies pursuant to such Liens) and such Liens shall only be on assets that constitute Collateral, (viii) in the case of any such secured Indebtedness, the security agreements relating to such Indebtedness (together with the Intecreditor Agreement) reflect the Junior Lien nature of the security interests and are otherwise substantially the same as the applicable Security Documents (with differences as are reasonably satisfactory to the Administrative Agent), (ix) in the case of any such secured Indebtedness, such Indebtedness and the holders thereof or the Senior Representative thereunder shall be subject to the Intercreditor Agreement and the Liens securing such Indebtedness shall be subject to the Intercreditor Agreement, and (x) after giving effect to the incurrence of such Indebtedness and to the consummation of any Permitted Acquisition or other Investment or application of funds made with the proceeds of such incurrence on a Pro Forma Basis, the Total Net Leverage Ratio at such date shall be not greater than 4.0 to 1.0 (provided that in calculating the Total Net Leverage Ratio, the proceeds of such Indebtedness shall be excluded from Unrestricted Cash); provided, further that delivery to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness of an Officers’ Certificate of a Responsible Officer of the Borrower (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) certifying that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);
     (m) Indebtedness consisting of working capital facilities, lines of credit or cash management arrangements for Excluded Subsidiaries and Contingent Obligations of Excluded Subsidiaries in respect thereof; provided that the sum of (x) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities under all Qualified Securitization Transactions incurred in compliance with Section 6.01(e), plus (y) the aggregate amount of Indebtedness then outstanding under this Section 6.01(m), plus (z) the aggregate book value at the time of determination of the then outstanding Receivables subject to a Permitted Factoring Facility at such time, shall not exceed $400,000,000 at any time outstanding;

     (n) Indebtedness in respect of indemnification obligations or obligations in respect of purchase price adjustments or similar obligations incurred or assumed by the Loan Parties and their Subsidiaries in connection with (i) an Asset Sale or sale of Equity Interests otherwise permitted under this Agreement and (ii) Permitted Acquisitions or other Investments permitted under Section 6.04;
     (o) unsecured guaranties in the ordinary course of business of any person of the obligations of suppliers, customers, lessors or licensees;
     (p) Indebtedness of NKL arising under letters of credit issued in the ordinary course of business;
     (q) (i) Indebtedness of any person existing at the time such person is acquired in connection with a Permitted Acquisition or any other Investment permitted under Section 6.04; provided that such Indebtedness is not incurred in connection with or in contemplation of such Permitted Acquisition or other Investment and is not secured by Accounts or Inventory of any Company organized in a Principal Jurisdiction or the proceeds thereof, and at the time of such Permitted Acquisition or other Investment, no Event of Default shall have occurred and be continuing, and (ii) Permitted Refinancings of such Indebtedness, in an aggregate amount, for all such Indebtedness permitted under this clause (q), not to exceed $100,000,000 at any time outstanding;
     (r) Indebtedness in respect of treasury, depositary and cash management services or automated clearinghouse transfer of funds (including the Cash Pooling Arrangements and other pooled account arrangements and netting arrangements) in the ordinary course of business, in each case, arising under the terms of customary agreements with any bank at which such Restricted Subsidiary maintains an overdraft, pooled account or other similar facility or arrangement;
     (s) Permitted Holdings Indebtedness;
     (t) Indebtedness constituting the New Senior Notes in an aggregate principal amount not to exceed $2,500,000,000, and Permitted Refinancings thereof;
     (u) Indebtedness of the Borrower or the U.S. Issuer under one or more series of senior secured notes under one or more indentures, provided that (i) such Indebtedness has a final maturity date that is no earlier than the Latest Maturity Date, (ii) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Term Loans with the Latest Maturity Date, (iii) no Default is then continuing or would result therefrom, (iv) such Indebtedness is incurred by the Borrower or the U.S. Issuer and the persons that are (or are required to be) guarantors under such Indebtedness do not consist of any persons other than those persons that are (or are required to be) guarantors under or in respect to the Term Loans, and the Borrower, if the U.S. Issuer is the issuer thereof, (v) the terms of such Indebtedness do not require any amortization, mandatory prepayment or redemption or repurchase at the option of the holders thereof (other than customary asset sale or change of control provisions, which asset sale provisions may require the application of proceeds of asset sales and casualty events co-extensive with those set forth in Section 2.10(c) or (e), as applicable, to make mandatory prepayments or prepayment offers out of such proceeds on a pari passu basis with the Secured Obligations, all Permitted First Priority Refinancing Debt and all other Additional Senior Secured Indebtedness) earlier than the Latest Maturity Date, (vi) such Indebtedness has terms and conditions (excluding pricing and premiums), when taken as a whole, that are not materially more restrictive or less favorable to the Companies and the Lenders than the terms of the Loan Documents (except with respect to terms and conditions that are applicable only after the then Latest Maturity Date), (vii) the Liens securing such Indebtedness shall be pari passu with the Liens securing the Secured Obligations (other than with respect to control of remedies) and such Liens shall only be on assets that constitute Collateral, (viii) the security agreements relating to such Indebtedness shall be substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (ix) such Indebtedness and the holders thereof or the Senior Representative thereunder shall be subject to the Intercreditor Agreement and the Liens securing such Indebtedness shall be subject to the Intercreditor Agreement, (x) after giving effect to the incurrence of such Indebtedness and to the consummation of any Permitted Acquisition or other Investment or application of funds made with the proceeds of such incurrence on a Pro Forma Basis, the Senior Secured Net Leverage Ratio at such date shall be not greater than 2.5 to 1.0 (provided that in calculating the Senior Secured Net Leverage Ratio, the proceeds of the incurrence of such Indebtedness shall be excluded from Unrestricted Cash), and (xi) immediately after giving effect to the incurrence of such Indebtedness, the Borrower shall, on a Pro Forma Basis, be in compliance with the Financial Performance Covenant, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or (b) as though such Indebtedness had been outstanding as of the last day of the fiscal period covered thereby (provided that in calculating the Financial Performance Covenant, the proceeds of such Indebtedness shall be excluded from Unrestricted Cash); provided, further that delivery to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness of an Officers’ Certificate of a Responsible Officer of the Borrower (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) certifying that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);
     (v) Permitted Unsecured Refinancing Debt, and any Permitted Refinancing thereof;
     (w) Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt, and any Permitted Refinancings thereof;

     (x) obligations of the Borrower or any of its Restricted Subsidiaries to reimburse or refund deposits posted by customers pursuant to forward sale agreements entered into by the Borrower or such Restricted Subsidiary in the ordinary course of business;
     (y) unsecured Indebtedness not otherwise permitted under this Section 6.01 in an aggregate principal amount not to exceed $250,000,000 at any time outstanding;
     (z) (i) unsecured Indebtedness in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedge Agreements and (ii) unsecured indebtedness in respect of intercompany obligations of the Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;
     (aa) Indebtedness representing deferred compensation or similar arrangements to employees, consultants or independent contractors of the Borrower (or its direct or indirect parent) and its Restricted Subsidiaries incurred in the ordinary course of business or otherwise incurred in connection with the Transactions or any Permitted Acquisition or other Investment permitted under Section 6.04; and
     (bb) Indebtedness consisting of promissory notes issued to current or former officers, managers, consultants, directors and employees (or respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of capital stock of the Borrower or any of its direct or indirect parent companies permitted by Section 6.08(j).
Section 6.02 Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):
     (a) (i) inchoate Liens for Taxes not yet due and payable or delinquent and (ii) Liens for Taxes which are due and payable and are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided on the books of the appropriate Company in accordance with US GAAP;
     (b) Liens in respect of property of any Company imposed by Requirements of Law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole, and (ii) which, if they secure obligations that are then due and unpaid for more than 30 days, are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided on the books of the appropriate Company in accordance with US GAAP;
     (c) any Lien in existence on the Closing Date and set forth on Schedule 6.02(c) that does not attach to the Accounts and Inventory of the Borrower and any Lien granted as a replacement, renewal or substitution therefor; provided that any such replacement, renewal or substitute Lien (i) does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Closing Date (including undrawn commitments thereunder in effect on the Closing Date, accrued and unpaid interest thereon and fees and premiums payable in connection with a Permitted Refinancing of the Indebtedness secured by such Lien) and (ii) does not encumber any property other than the property subject thereto on the Closing Date (any such Lien, an “Existing Lien”);
     (d) easements, rights-of-way, restrictions (including zoning restrictions), reservations (including pursuant to any original grant of any Real Property from the applicable Governmental Authority), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies or irregularities on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness for borrowed money or (ii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Companies at such Real Property;
     (e) Liens arising out of judgments, attachments or awards not resulting in an Event of Default that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided on the books of the appropriate Company in accordance with US GAAP;
     (f) Liens (other than any Lien imposed by ERISA) (x) imposed by Requirements of Law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (i) with respect to clauses (x), (y) and (z) of this paragraph (f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established on the books of the appropriate Company in accordance with US GAAP, and (ii) to the extent such Liens are not imposed by Requirements of Law, such Liens shall in no event encumber any property other than cash and Cash Equivalents and, with respect to clause (y), property relating to the performance of obligations secured by such bonds or instruments;
     (g) (i) Leases, subleases or licenses of the properties of any Company granted to other persons which do not, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of any Company and (ii) interests or title of a lessor, sublessor, licensor or sublicensor or Lien securing a lessor’s, sublessor’s, licensor’s or sublicensor’s interest in any lease or license not prohibited by this Agreement;
     (h) Liens arising out of conditional sale, hire purchase, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business;
     (i) Liens securing Indebtedness incurred pursuant to Section 6.01(f) or Section 6.01(g); provided that any such Liens attach only to the property being financed pursuant to such Indebtedness and any proceeds of such property and do not encumber any other property of any Company;
     (j) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to treasury, depositary and cash management services or automated clearinghouse transfer of funds (including pooled account arrangements and netting arrangements or claims against any clearing agent or custodian with respect thereto); provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any other Indebtedness;
     (k) (i) Liens granted pursuant to the Loan Documents to secure the Secured Obligations, (ii) pursuant to the Revolving Credit Security Documents to secure the “Secured Obligations” (as defined in the Revolving Credit Agreement) and any Permitted Revolving Credit Facility Refinancings thereof, (iii) Liens securing Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt, (iv) Liens securing Additional Senior Secured Indebtedness that are pari passu with the Liens securing the Secured Obligations and subject to the terms of the Intercreditor Agreement and (v) Liens securing Junior Secured Indebtedness that are subordinated to the Liens securing the Secured Obligations and subject to the terms of the Intercreditor Agreement;
     (l) licenses of Intellectual Property granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Companies;

     (m) the filing of UCC or PPSA financing statements (or the equivalent in other jurisdictions) solely as a precautionary measure in connection with operating leases or consignment of goods;
     (n) Liens on property of Excluded Subsidiaries securing Indebtedness of Excluded Subsidiaries permitted by Section 6.01(m) and (p);
     (o) Liens securing the refinancing of any Indebtedness secured by any Lien permitted by clauses (c), (i), (k) or (r) of this Section 6.02 or this clause (o) without any change in the assets subject to such Lien and to the extent such refinanced Indebtedness is permitted by Section 6.01;
     (p) to the extent constituting a Lien, the existence of the “equal and ratable” clause in the New Senior Note Documents (and any Permitted Refinancings thereof) (but not any security interests granted pursuant thereto);
     (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
     (r) Liens on assets acquired in a Permitted Acquisition or on property of a person existing at the time such person is acquired or merged with or into or amalgamated or consolidated with any Company to the extent permitted hereunder or such assets are acquired (and not created in anticipation or contemplation thereof); provided that (i) such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon and proceeds thereof) and are no more favorable to the lienholders than such existing Lien and (ii) the aggregate principal amount of Indebtedness secured by such Liens does not exceed $100,000,000 at any time outstanding;
     (s) any encumbrance or restriction (including put and call agreements) solely in respect of the Equity Interests of any Joint Venture or Joint Venture Subsidiary that is not a Loan Party, contained in such Joint Venture’s or Joint Venture Subsidiary’s Organizational Documents or the joint venture agreement or stockholders agreement in respect of such Joint Venture or Joint Venture Subsidiary;
     (t) Liens granted in connection with Indebtedness permitted under Section 6.01(e) that are limited in each case to the Securitization Assets transferred or assigned pursuant to the related Qualified Securitization Transaction;
     (u) Liens not otherwise permitted by this Section 6.02 securing liabilities not in excess of $50,000,000 in the aggregate at any time outstanding;

     (v) to the extent constituting Liens, rights under purchase and sale agreements with respect to Equity Interests or other assets permitted to be sold in Asset Sales permitted under Section 6.06;
     (w) Liens securing obligations owing to the Loan Parties so long as such obligations and Liens, where owing by or on assets of Loan Parties, are subordinated to the Secured Obligations and to the Secured Parties’ Liens on the Collateral in a manner satisfactory to the Administrative Agent;
     (x) Liens created, arising or securing obligations under the Receivables Purchase Agreements;
     (y) Liens on deposits provided by customers or suppliers in favor of such customers or suppliers securing the obligations of the Borrower or its Restricted Subsidiaries to refund deposits posted by customers or suppliers pursuant to forward sale agreements entered into by the Borrower or its Restricted Subsidiaries in the ordinary course of business;
     (z) Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment;
     (aa) Liens pursuant to the Forward Share Sale Agreement; and
     (bb) Liens in favor of any underwriter, depositary or stock exchange on the Equity Interests in NKL or its direct parents, 4260848 Canada Inc. and 4260856 Canada Inc., and any securities accounts in which such Equity Interests are held in connection with any listing or offering of Equity Interests in NKL, to the extent required by applicable Requirements of Law or stock exchange requirements (and not securing Indebtedness).
provided, however, that notwithstanding any of the foregoing, no consensual Liens (other than Liens permitted under clauses (s), (v) and (bb) above, in the case of Securities Collateral) shall be permitted to exist, directly or indirectly, on any Securities Collateral, other than Liens granted pursuant to the Security Documents or the Revolving Credit Security Documents or any agreement, document or instrument pursuant to which any Lien is granted securing any Additional Secured Indebtedness, Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt or Junior Secured Indebtedness.
Any reference in this Agreement or any of the other Loan Documents to a Lien permitted by this Agreement is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any Lien permitted hereunder.

Section 6.03 Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Leaseback Transaction”) unless (i) the sale of such property is permitted by Section 6.06, (ii) any Liens arising in connection with its use of such property are permitted by Section 6.02 and (iii) after giving effect to such Sale and Leaseback Transaction, the aggregate fair market value of all properties covered by Sale and Leaseback Transactions entered into would not exceed $250,000,000.
Section 6.04 Investments, Loan and Advances. Directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other ownership interest in, or make any capital contribution to, any other person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the property and assets or business of any other person or assets constituting a business unit, line of business or division of any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “Investments”; it being understood that (x) the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment and when determining the amount of an Investment that remains outstanding, the last paragraph of this Section 6.04 shall apply, (y) in the event a Restricted Subsidiary ceases to be a Restricted Subsidiary as a result of being designated an Unrestricted Subsidiary, the Borrower will be deemed to have made an Investment in such Unrestricted Subsidiary as of the date of such designation, as provided in Section 5.16 and (z) in the event a Restricted Subsidiary ceases to be a Restricted Subsidiary as a result of an Asset Sale or similar transaction, and the Borrower and its Restricted Subsidiaries continue to own Equity Interests in such Restricted Subsidiary, the Borrower will be deemed, at the time of such transaction and after giving effect thereto, to have made an Investment in such Person equal to the fair market value of the Borrower’s and its Restricted Subsidiaries’ Investments in such Person at such time), except that the following shall be permitted:
     (a) Investments consisting of unsecured guaranties by Loan Parties of, or other unsecured Contingent Obligations with respect to, operating payments not constituting Indebtedness for borrowed money incurred by Restricted Subsidiaries that are not Loan Parties or that are Restricted Grantors, in the ordinary course of business, that, to the extent paid by such Loan Party, shall not exceed an aggregate amount equal to $75,000,000 less the amount of Contingent Obligations by Loan Parties in respect of Companies that are not Loan Parties or that are Restricted Grantors permitted pursuant to Section 6.01(i)(ii);
     (b) Investments outstanding on the Closing Date and identified on Schedule 6.04(b);
     (c) the Companies may (i) acquire and hold accounts receivable owing to any of them if created or acquired in the ordinary course of business or in connection with a Permitted Acquisition, (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;
     (d) Investments of Securitization Assets in Securitization Entities in connection with Qualified Securitization Transactions permitted by Section 6.01(e);
     (e) the Loan Parties and their Restricted Subsidiaries may make loans and advances (including payroll, travel and entertainment related advances) in the ordinary course of business to their respective employees (other than any loans or advances to any director or executive officer (or equivalent thereof) that would be in violation of Section 402 of the Sarbanes-Oxley Act) so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed (when aggregated with loans and advances outstanding pursuant to clause (h) below) $15,000,000;
     (f) any Company may enter into Hedging Agreements (including Contingent Obligations of any Company with respect to Hedging Obligations of any other Company) to the extent permitted by Section 6.01(c);
     (g) Investments made by any Company as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.06;
     (h) loans and advances to directors, employees and officers of the Loan Parties and their Restricted Subsidiaries for bona fide business purposes, in aggregate amount not to exceed (when aggregated with loans and advances outstanding pursuant to clause (e) above) $15,000,000 at any time outstanding; provided that no loans in violation of Section 402 of the Sarbanes-Oxley Act shall be permitted hereunder;
     (i) Investments (i) by any Company in any other Company outstanding on the Closing Date, (ii) by any Company in any Unrestricted Grantor, (iii) by any Restricted Grantor in any other Restricted Grantor, (iv) by an Unrestricted Grantor in any Restricted Grantor up to an aggregate amount made after the Closing Date of $500,000,000 in the aggregate at any one time outstanding, and (v) by any Company that is not a Loan Party in any other Company; provided that any such Investment in the form of a loan or advance to any Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent and, in the case of a loan or advance by a Loan Party, evidenced by an Intercompany Note and pledged by such Loan Party as Collateral pursuant to the Security Documents;
     (j) Investments in securities or other obligations received upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of trade creditors or customers or in connection with the settlement of delinquent accounts in the ordinary course of business, and Investments received in good faith in settlement of disputes or litigation;
     (k) Investments in Joint Ventures in which the Loan Parties hold at least 50% of the outstanding Equity Interests or Joint Venture Subsidiaries made with the Net Cash Proceeds of Asset Sales made in accordance with Section 6.06(k);
     (l) Investments in Norf GmbH for purposes of making Capital Expenditures in an aggregate amount not to exceed $20,000,000 during any Fiscal Year;
     (m) Permitted Acquisitions;
     (n) [INTENTIONALLY OMITTED];
     (o) Mergers, amalgamations and consolidations in compliance with Section 6.05; provided that the Lien on and security interest in such Investment granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.11 or Section 5.12, as applicable;
     (p) Investments in respect of Cash Pooling Arrangements, subject to the limitations set forth in Section 6.07;
     (q) Investments consisting of guarantees of Indebtedness referred to in clauses (i) (to the extent such guarantee is in effect on the Closing Date or permitted as part of a Permitted Refinancing), (ii), (iii) and (iv) of Section 6.01(b) and Contingent Obligations permitted by Section 6.01(c) or (i);
     (r) other Investments in an aggregate amount not to exceed:
          (i) $75,000,000 during any fiscal year of the Borrower;
          (ii) so long as the Total Net Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such Investment, would not exceed 4.0 to 1.0, the then available Cumulative Credit;
          (iii) so long as (A) the Total Net Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such Investment, would not exceed 3.5 to 1.0 and

(B) Liquidity after giving effect to such Investment shall be greater than or equal to $750,000,000, the then available Annual Credit;
          (iv) so long as the Total Net Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such Investment, would not exceed 3.0 to 1.0, such additional amounts as the Borrower may determine (the cumulative amount of Investments made after the Closing Date under this clause (iv) at any time that the Total Net Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such Investment, would exceed 2.0 to 1.0, referred to as the “Investment Recapture Amount”); and
          (v) $75,000,000 over the term of this Agreement minus the aggregate amount of Dividends made pursuant to Section 6.08(g);
provided that (x) any such Investment in the form of a loan or advance to any Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent and, in the case of a loan or advance by a Loan Party, evidenced by an Intercompany Note and pledged by such Loan Party as Collateral pursuant to the Security Documents and (y) with respect to any Investment in an aggregate amount in excess of $50,000,000, on or prior to the date of any Investment pursuant to Section 6.04(r)(ii), (iii) or (iv), the Borrower shall deliver to the Administrative Agent an Officer’s Certificate specifying which clause of Section 6.04(r) such Investment is being made pursuant to and calculating in reasonable detail the amount of the Cumulative Credit or Annual Credit, as applicable, immediately prior to such election and the amount thereof elected to be so applied, the Total Net Leverage Ratio referred to above and, in the case of Investments pursuant to clause (iii) above, the amount of Liquidity referred to therein;
     (s) Investments by any Company in any other Company; provided that such Investment is part of a Series of Cash Neutral Transactions and no Default has occurred and is continuing; and
     (t) contribution of promissory notes with face amounts of €293,834,842 and €87,291,599 outstanding on the Closing Date by the Borrower to a newly formed Loan Party under the laws of Luxembourg.
An Investment shall be deemed to be outstanding to the extent not returned in the same form as the original Investment to any Company. The outstanding amount of an Investment shall, in the case of a Contingent Obligation that has been terminated, be reduced to the extent no payment is or was made with respect to such Contingent Obligation upon or prior to the termination of such Contingent Obligation; and the outstanding amount of other Investments shall be reduced by the amount of cash or Cash Equivalents received with respect to such Investment upon the sale or disposition thereof, or constituting a return of capital with respect thereto or, repayment of the principal amount thereof, in the case of a loan or advance.

Section 6.05 Mergers, Amalgamations and Consolidations. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger, amalgamation or consolidation (or agree to do any of the foregoing at any future time), except that the following shall be permitted:
     (a) Asset Sales in compliance with Section 6.06;
     (b) Permitted Acquisitions in compliance with Section 6.04;
     (c) (i) any Company may merge, amalgamate or consolidate with or into any Unrestricted Grantor (provided that in the case of any merger, amalgamation or consolidation involving the Borrower, the Borrower is the surviving or resulting person, and in any other case, an Unrestricted Grantor is the surviving or resulting person, (ii) any Restricted Grantor may merge, amalgamate or consolidate with or into any other Restricted Grantor (provided that a Subsidiary Guarantor is the surviving or resulting person), (iii) Novelis Aluminum Holding Company and Novelis Deutschland GmbH may merge provided Novelis Deutschland GmbH is the surviving or resulting person, and (iv) any Company that is not a Loan Party may merge, amalgamate or consolidate with or into any Restricted Grantor (provided that a Subsidiary Guarantor is the surviving or resulting person); provided that, in the case of each of the foregoing clauses (i) through (iv), (1) the surviving or resulting person is a Wholly Owned Subsidiary of Holdings (or the Borrower or a Wholly Owned Subsidiary of the Borrower following a Qualified Borrower IPO), (2) the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer) or created in accordance with the provisions of Section 5.11 or Section 5.12, as applicable and (3) no Default is then continuing or would result therefrom; provided that in the case of any amalgamation or consolidation involving a Loan Party, at the request of the Administrative Agent, such Loan Party and each other Loan Party shall confirm its respective Secured Obligations and Liens under the Loan Documents in a manner reasonably satisfactory to the Administrative Agent;
     (d) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party;
     (e) Holdings and the Borrower may consummate the Permitted Holdings Amalgamation;
     (f) any Restricted Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect; and

     (g) any Unrestricted Grantor (other than Holdings or the Borrower) may dissolve, liquidate or wind-up its affairs (collectively, “Wind-Up”), so long as all of its assets are distributed or otherwise transferred to any other Unrestricted Grantor and any Restricted Grantor may Wind-Up so long as all of its assets are distributed or otherwise transferred to a Restricted Grantor or an Unrestricted Grantor; provided that (1) the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer) or created in accordance with the provisions of Section 5.11 or Section 5.12, as applicable and (2) no Default is then continuing or would result therefrom.
Section 6.06 Asset Sales. Effect any Asset Sale except that the following shall be permitted:
     (a) disposition of used, worn out, obsolete or surplus property by any Company in the ordinary course of business and the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole;
     (b) so long as no Default is then continuing or would result therefrom, any other Asset Sale (other than the Equity Interests of any Wholly Owned Subsidiary that is a Restricted Subsidiary unless, after giving effect to any such Asset Sale, such person either ceases to be a Restricted Subsidiary or, in the case of an Excluded Collateral Subsidiary, becomes a Joint Venture Subsidiary) for fair market value, with at least 75% of the consideration received for all such Asset Sales or related Asset Sales in which the consideration received exceeds $10,000,000 payable in cash upon such sale (provided, however, that for the purposes of this clause (b), the following shall be deemed to be cash: (i) any liabilities (as shown on the Borrower’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Asset Sale and for which Holdings, the Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (ii) any securities received by the Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Asset Sale, and (iii) aggregate non-cash consideration received by the Borrower or the applicable Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Asset Sale for which such non-cash consideration is received) not to exceed $50,000,000 at any time (net of any non-cash consideration converted into cash)); provided, however, that with respect to any such Asset Sale pursuant to this clause (b), the aggregate consideration received for all such Asset Sales shall not exceed $400,000,000 during any fiscal year or $800,000,000 in the aggregate after the Closing Date;
     (c) leases, subleases or licenses of the properties of any Company in the ordinary course of business and which do not, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of any Company;

     (d) mergers and consolidations, and liquidations and dissolutions in compliance with Section 6.05;
     (e) sales, transfers and other dispositions of Receivables for the fair market value thereof in connection with a Permitted Factoring Facility so long as at any time of determination the aggregate book value of the then outstanding Receivables subject to a Permitted Factoring Facility does not exceed an amount equal to $400,000,000 less the amount of Indebtedness under all outstanding Qualified Securitization Transactions at such time under Section 6.01(e) less the amount of Indebtedness outstanding under Section 6.01(m) at such time;
     (f) the sale or disposition of cash and Cash Equivalents in connection with a transaction otherwise permitted under the terms of this Agreement;
     (g) assignments and licenses of Intellectual Property of any Loan Party and its Subsidiaries in the ordinary course of business and which do not, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of any Company;
     (h) Asset Sales (i) by and among Unrestricted Grantors (other than Holdings), (ii) by any Restricted Grantor to any other Restricted Grantor, (iii) by any Restricted Grantor to any Unrestricted Grantor so long as the consideration paid by the Unrestricted Grantor in such Asset Sale does not exceed the fair market value of the property transferred, (iv) by (x) any Unrestricted Grantor to any Restricted Grantor for fair market value and (y) by any Loan Party to any Restricted Subsidiary that is not a Loan Party for fair market value provided that the fair market value of such Asset Sales under this clause (iv) does not exceed $100,000,000 in the aggregate for all such Asset Sales since the Closing Date, (v) by any Company that is not a Loan Party to any Loan Party so long as the consideration paid by the Loan Party in such Asset Sale does not exceed the fair market value of the property transferred, and (vi) by and among Companies that are not Loan Parties; provided that (A) in the case of any transfer from one Loan Party to another Loan Party, any security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the relevant Security Documents in the assets so transferred shall (1) remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer) or (2) be replaced by security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the relevant Security Documents, which new security interests shall be in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer) and (B) no Default is then continuing or would result therefrom;
     (i) the Companies may consummate Asset Swaps so long as (x) each such sale is in an arm’s-length transaction and the applicable Company receives at least fair market value consideration (as determined in good faith by such Company), (y) the Collateral Agent shall have a First Priority perfected Lien on the assets acquired pursuant to such Asset Swap at least to the same extent as the assets sold pursuant to such Asset Swap (immediately prior to giving effect thereto) and (z) the aggregate fair market value of all assets sold pursuant to this clause (i)

shall not exceed $50,000,000 in the aggregate since the Closing Date; provided that so long as the assets acquired by any Company pursuant to the respective Asset Swap are located in the same country as the assets sold by such Company, such $50,000,000 aggregate cap will not apply to such Asset Swap;
     (j) sales, transfers and other dispositions of Receivables (whether now existing or arising or acquired in the future) and Related Security to a Securitization Entity in connection with a Qualified Securitization Transaction permitted under Section 6.01(e) and all sales, transfers or other dispositions of Securitization Assets by a Securitization Entity under, and pursuant to, a Qualified Securitization Transaction permitted under Section 6.01(e);
     (k) so long as no Default is then continuing or would result therefrom, the arm’s-length sale or disposition for cash of Equity Interests in a Joint Venture Subsidiary for fair market value or the issuance of Equity Interests in a Joint Venture Subsidiary; provided, however, that the aggregate fair market value of all such Equity Interests sold or otherwise disposed of pursuant to this clause (k) following the Closing Date shall not exceed $300,000,000;
     (l) issuances of Equity Interests by Joint Venture Subsidiaries and Excluded Collateral Subsidiaries;
     (m) Asset Sales among Companies of promissory notes or preferred stock or similar instruments issued by a Company; provided that such Asset Sales are part of a Series of Cash Neutral Transactions and no Default has occurred and is continuing;
     (n) the sale of Receivables made pursuant to the Receivables Purchase Agreement;
     (o) to the extent constituting an Asset Sale, Investments permitted by Section 6.04(i);
     (p) issuances of Qualified Capital Stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Qualified Capital Stock (A) for stock splits, stock dividends and additional issuances of Qualified Capital Stock which do not decrease the percentage ownership of the Loan Parties in any class of the Equity Interests of such issuing Company and (B) by Subsidiaries of the Borrower formed after the Closing Date to the Borrower or the Subsidiary of the Borrower which is to own such Qualified Capital Stock. All Equity Interests issued in accordance with this Section 6.06(p) shall, to the extent required by Section 5.11 or any Security Document or if such Equity Interests are issued by any Loan Party (other than Holdings), be delivered to the Collateral Agent; and
     (q) contribution of promissory notes with face amounts of €293,834,842 and €87,291,599 outstanding on the Closing Date by the Borrower to a newly formed Loan Party under the laws of Luxembourg.

Section 6.07 Cash Pooling Arrangements. Amend, vary or waive any term of the Cash Pooling Arrangements or enter into any new pooled account or netting agreement with any Affiliate in a manner materially adverse to the Lenders or which adversely affects the security interests in such accounts. Without the consent of the Administrative Agent under the Revolving Credit Agreement, permit the aggregate amount owed pursuant to the Cash Pooling Arrangements by all Companies who are not Loan Parties minus the aggregate amount on deposit pursuant to the Cash Pooling Arrangements from such Persons to exceed $50,000,000.
Section 6.08 Dividends. Declare or pay, directly or indirectly, any Dividends with respect to any Company, except that the following shall be permitted:
     (a) (i) Dividends by any Company to any Loan Party that is a Wholly Owned Subsidiary of Holdings (or the Borrower or a Wholly Owned Subsidiary of the Borrower following a Qualified Borrower IPO), (ii) Dividends by Holdings (or the Borrower following a Qualified Borrower IPO) payable solely in Qualified Capital Stock and (iii) Dividends by Holdings payable with the proceeds of Permitted Holdings Indebtedness;
     (b) (i) Dividends by any Company that is not a Loan Party to any other Company that is not a Loan Party but is a Wholly Owned Subsidiary of Holdings (or the Borrower or a Wholly Owned Subsidiary of the Borrower following a Qualified Borrower IPO) and (ii) cash Dividends by any Company that is not a Loan Party to the holders of its Equity Interests on a pro rata basis;
     (c) (A) to the extent actually used by Holdings to pay such franchise taxes, costs and expenses, fees, payments by the Borrower to or on behalf of Holdings in an amount sufficient to pay franchise taxes and other fees solely required to maintain the legal existence of Holdings, (B) payments by the Borrower to or on behalf of Holdings in an amount sufficient to pay out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of Holdings, and (C) management, consulting, monitoring and advisory fees and related expenses and termination fees pursuant to a management agreement with one or more Specified Holders relating to the Borrower (collectively, the “Management Fees”), in the case of clauses (A), (B) and (C) in an aggregate amount not to exceed in any calendar year the greater of (i) $20,000,000 and (ii) 1.5% of the Borrower’s Consolidated EBITDA in the prior calendar year;
     (d) the Borrower may pay cash Dividends to the holders of its Equity Interests and, if Holdings is a holder of such Equity Interests, the proceeds thereof may be utilized by Holdings to pay cash Dividends to the holders of its Equity Interests in an amount not to exceed:
          (i) so long as the Total Net Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such Dividends, would not exceed 4.0 to 1.0, the then available Cumulative Credit;

          (ii) so long as (A) the Total Net Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such Dividends, would not exceed 3.5 to 1.0 and (B) Liquidity after giving effect to such Dividend shall be greater than or equal to $750,000,000, the then available Annual Credit; and
          (iii) so long as the Total Net Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such Dividends, would not exceed 3.0 to 1.0, such additional amounts as the Borrower may determine (the cumulative amount of Dividends made after the Closing Date under this clause (iii) at any time that the Total Net Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such Dividends, would exceed 2.0 to 1.0, referred to as the “Dividend Recapture Amount”);
provided that (x) the Dividends described in this clause (d) shall not be permitted if a Default is continuing at the date of declaration or payment thereof or would result therefrom and (y) with respect to any Dividend in an aggregate amount in excess of $50,000,000, on or prior to the date of any such Dividend pursuant to this Section 6.08(d), the Borrower shall deliver to the Administrative Agent an Officer’s Certificate specifying which clause of this Section 6.08(d) such Dividend is being made pursuant to and calculating in reasonable detail the amount of the Cumulative Credit or Annual Credit, as applicable, immediately prior to such election and the amount thereof elected to be so applied (in the case of Dividends pursuant to clause (i) and (ii) above) and the Total Net Leverage Ratio referred to above and, in the case of Dividends pursuant to clause (ii) above, the amount of Liquidity referred to therein;
     (e) to the extent constituting a Dividend, payments permitted by Section 6.09(d) that do not relate to Equity Interests;
     (f) the Closing Date Distribution;
     (g) the Borrower may pay additional cash Dividends to Holdings the proceeds of which may be utilized by Holdings to pay cash Dividends to the holders of its Equity Interests in an aggregate amount not to exceed $75,000,000 after the Closing Date minus the amount of Investments made in reliance on Section 6.04(r)(v); provided that the Dividends described in this clause (g) shall not be permitted if a Default is continuing at the date of declaration or payment thereof or would result therefrom;
     (h) Dividends by any Company to any other Company that are part of a Series of Cash Neutral Transactions; provided no Default has occurred and is continuing;
     (i) following a Qualified IPO, Dividends by the Borrower paid to Holdings (which may pay the proceeds thereof to the holders of its Equity Interests) or, in the case of a Qualified

Borrower IPO, its other equity holders, of up to 6% of the net cash proceeds received by (or contributed to the capital of) the Borrower in or from such Qualified IPO; and
     (j) Dividends to repurchase Equity Interests of Holdings or any direct or indirect parent entity (or following a Qualified Borrower IPO, Equity Interests of the Borrower) from current or former officers, directors or employees of the Borrower or any of its Restricted Subsidiaries or any direct or indirect parent entity (or permitted transferees of such current or former officers, directors or employees); provided, however, that the aggregate amount of such repurchases shall not exceed (i) $10,000,000 in any calendar year prior to completion of a Qualified IPO, or (ii) $15,000,000 in any calendar year following completion of a Qualified IPO (with unused amounts in any calendar year being permitted to be carried over for the next two succeeding calendar years up to a maximum of (A) $20,000,000 in the aggregate in any calendar year prior to completion of a Qualified IPO, or (B) $30,000,000 in the aggregate in any calendar year following completion of a Qualified IPO); provided, further, that such amount in any calendar year may be increased by an amount not to exceed (x) the cash proceeds received by the Borrower or any of its Restricted Subsidiaries from the sale of Equity Interests of the Borrower, Holdings or any parent entity to officers, directors or employees (to the extent contributed to the Borrower (excluding any portion thereof included in the Cumulative Credit)), plus (y) the cash proceeds of key man life insurance policies in such calendar year.
Section 6.09 Transactions with Affiliates. Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with or for the benefit of any Affiliate of any Company (other than between or among Loan Parties), other than on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a person other than an Affiliate, except that the following shall be permitted:
     (a) Dividends permitted by Section 6.08;
     (b) Investments permitted by Section 6.04(d), (e), (h), (i), (l), (p), or (s);
     (c) mergers, amalgamations and consolidations permitted by Section 6.05(c), (d), (e), (f) or (g), Asset Sales permitted by Section 6.06(h)(iv) and (v), or (m);
     (d) reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors of the Borrower;
     (e) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business on terms not materially less favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of the Borrower, as determined in good faith by the Borrower, and otherwise not prohibited by the Loan Documents;
     (f) the existence of, and the performance by any Company of its obligations under the terms of, any limited liability company, limited partnership or other Organizational Document or securityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Closing Date and which has been disclosed in writing to the Administrative Agent as in effect on the Closing Date, and similar agreements that it may enter into thereafter, to the extent not more adverse to the interests of the Lenders in any material respect, when taken as a whole, than any of such documents and agreements as in effect on the Closing Date;
     (g) the Transactions as contemplated by the Transaction Documents;
     (h) Qualified Securitization Transactions permitted under Section 6.01(e) and transactions in connection therewith on a basis no less favorable to the applicable Company as would be obtained in a comparable arm’s length transaction with a person not an Affiliate thereof;
     (i) cash management netting and pooled account arrangements permitted under Section 6.01(r);
     (j) transactions between or among any Companies that are not Loan Parties;
     (k) transactions pursuant to a management agreement with the Specified Holders so long as the aggregate payment of Management Fees thereunder are permitted under Section 6.08(c);
     (l) transactions between Loan Parties and Companies that are not Loan Parties that are at least as favorable to each such Loan Party as would reasonably be obtained by such Loan Party in a comparable arm’s-length transaction with a person other than an Affiliate; and
     (m) transactions contemplated by the Receivables Purchase Agreements;
provided that notwithstanding any of the foregoing or any other provision of this Agreement, all intercompany loans, advances or other extensions of credit made to or by Companies organized in Switzerland shall be on fair market terms.
Section 6.10 Total Net Leverage Ratio. Permit the Total Net Leverage Ratio as of the last day of any Test Period ending during any period set forth in the table below to be greater than the ratio set forth below opposite the period in the table below during which the last day of such Test Period occurs:

Total Net
Test Period	Leverage Ratio
March 30, 2011 through March 31, 2012	4.75 to 1.0
April 1, 2012 through March 31, 2013	4.50 to 1.0
April 1, 2013 through March 31, 2014	4.375 to 1.0
April 1, 2014 through March 31, 2015	4.25 to 1.0
April 1, 2015 and thereafter	4.0 to 1.0
Section 6.11 Prepayments of Other Indebtedness; Modifications of Organizational Documents and Other Documents, etc. Directly or indirectly:
     (a) (i) make any voluntary or optional payment of principal on or prepayment on or redemption or acquisition for value of, or complete any mandatory prepayment, redemption or purchase offer in respect of, or otherwise voluntarily or optionally defease or segregate funds with respect to, any Indebtedness incurred under Section 6.01(l), Permitted Second Priority Refinancing Debt and Permitted Unsecured Refinancing Debt or any Indebtedness under the New Senior Note Documents or any Subordinated Indebtedness or any Permitted Refinancings of any of such Indebtedness, except (x) any such Indebtedness may be prepaid or redeemed with the proceeds of a Permitted Refinancing, and (y) so long as no Default is continuing or would result therefrom, repayments or redemptions of Indebtedness under the New Senior Notes Documents, Indebtedness incurred under Section 6.01(l), Permitted Second Priority Refinancing Debt, Permitted Unsecured Refinancing Debt or Subordinated Indebtedness (or any Permitted Refinancings (other than a refinancing with Incremental Term Loans) of any of such Indebtedness) (“Permitted Prepayments”) in an amount not to exceed:
     (1) so long as the Total Net Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 4.0 to 1.0 after giving effect to such Permitted Prepayments, the then available Cumulative Credit;
     (2) so long as (A) the Total Net Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such Permitted Prepayments, would not exceed

3.5 to 1.0, and (B) Liquidity after giving effect to such Permitted Prepayments shall be greater than or equal to $750,000,000, the then available Annual Credit; and
     (3) so long as the Total Net Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such Permitted Prepayments, would not exceed 3.0 to 1.0, such additional amounts as the Borrower may determine (the cumulative amount of Permitted Prepayments made after the Closing Date under this clause (3) at any time that the Total Net Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such Permitted Prepayments, would exceed 2.0 to 1.0, referred to as the “Prepayments Recapture Amount”); or
          (ii) make any payment on or with respect to any Subordinated Indebtedness wholly among Loan Parties in violation of the subordination provisions thereof or (iii) make any payment (whether, voluntary, mandatory, scheduled or otherwise) on or with respect to any Subordinated Indebtedness (including payments of principal and interest thereon, but excluding the discharge by Novelis AG (as consideration for the purchase of Accounts under the Receivables Purchase Agreement) of loans or advances made by Novelis AG to German Seller or any Swiss Seller), if an Event of Default is continuing or would result therefrom;
provided that with respect to any Permitted Prepayment in an aggregate amount in excess of $50,000,000, on or prior to the date of any such payment or redemption pursuant to this Section 6.11(a)(i)(y), the Borrower shall deliver to the Administrative Agent an Officer’s Certificate specifying which clause of this Section 6.11(a)(i)(y) such payment or redemption is being made pursuant to and calculating in reasonable detail the amount of the Cumulative Credit or Annual Credit, as applicable, immediately prior to such election and the amount thereof elected to be so applied, the Total Net Leverage Ratio referred to above and, in the case of reliance on clause (2) above, the amount of Liquidity referred to therein.
     (b) [INTENTIONALLY OMITTED];
     (c) amend or modify, or permit the amendment or modification of, any provision of any document governing any Material Indebtedness (other than Indebtedness under the Loan Documents or Revolving Credit Loan Documents (or any Permitted Revolving Credit Facility Refinancings thereof)) in any manner that, taken as a whole, is adverse in any material respect to the interests of the Lenders;
     (d) amend or modify, or permit the amendment or modification of, any provision of any document governing any Indebtedness under the Revolving Credit Loan Documents (or any Permitted Revolving Credit Facility Refinancings thereof) if such amendment or modification would (i) cause the aggregate principal amount (or accreted value, if applicable) of all such

Indebtedness, after giving effect to such amendment or modification, to at any time exceed the Maximum Revolving Credit Facility Amount, (ii) cause such Indebtedness to have a final maturity date earlier than the final maturity date of such Indebtedness immediately prior to such amendment or modification or (iii) result in the persons that are (or are required to be) obligors under such Indebtedness to be different from the persons that are (or are required to be) obligors under such Indebtedness being so amended or modified (unless such persons required to be obligors under such Indebtedness are or are required to be or become obligors under the Loan Documents); or
     (e) terminate, amend or modify any of its Organizational Documents (including (x) by the filing or modification of any certificate of designation and (y) any election to treat any Pledged Securities (as defined in the Security Agreement) as a “security” under Section 8-103 of the UCC other than concurrently with the delivery of certificates representing such Pledged Securities to the Collateral Agent) or any agreement to which it is a party with respect to its Equity Interests (including any stockholders’ agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments or modifications or such new agreements which are not adverse in any material respect to the interests of the Lenders.
Section 6.12 Limitation on Certain Restrictions on Restricted Subsidiaries. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Borrower to (a) pay dividends or make any other distributions on its Equity Interests or any other interest or participation in its profits owned by the Borrower or any Restricted Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Restricted Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Restricted Subsidiary of the Borrower or (c) transfer any of its properties to the Borrower or any Restricted Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable Requirements of Law; (ii) this Agreement and the other Loan Documents; (iii) the Senior Note Documents and the Revolving Credit Loan Documents or other Material Indebtedness; provided that in the case of such other Material Indebtedness, such encumbrances and restrictions are, taken as a whole, no more restrictive than such encumbrances and restrictions in the Loan Documents in existence on the Closing Date; (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Company; (v) customary provisions restricting assignment of any agreement entered into by a Restricted Subsidiary of the Borrower; (vi) any holder of a Lien permitted by Section 6.02 restricting the transfer of the property subject thereto; (vii) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale; (viii) any agreement in effect at the time such Restricted Subsidiary of the Borrower becomes a Restricted Subsidiary of the Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Restricted Subsidiary of the Borrower; (ix) without affecting the Loan Parties’ obligations under Section 5.11, customary provisions in partnership agreements, shareholders’ agreements, joint venture agreements, limited liability company organizational governance documents and other Organizational Documents, entered into in the ordinary course of business (or in connection with the formation of such partnership, joint venture, limited liability company or similar person) that (A) restrict the transfer of Equity Interests in such partnership, joint venture, limited liability company or similar person or (B) the case of any Joint Venture or Joint Venture Subsidiary that is not a Loan Party, provide for other restrictions of the type described in clauses (a), (b) and (c) above, solely with respect to the Equity Interests in, or property held in, such joint venture, and customary provisions in asset sale and stock sale agreements and other similar agreements permitted hereunder that provide for restrictions of the type described in clauses (a), (b) and (c) above, solely with respect to the assets or persons subject to such sale agreements; (x) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business; (xi) any instrument governing Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the properties or assets of the person so acquired; (xii) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise not prohibited by the Loan Documents of the contracts, instruments or obligations referred to in clauses (iii), (viii) or (xi) above; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing or (xiii) any restrictions on transfer of the Equity Interests in NKL or its direct parents, 4260848 Canada Inc. and 4260856 Canada Inc., imposed by any lock-up or listing agreement, rule or regulation in connection with any listing or offering of Equity Interests in NKL to the extent required by applicable Requirements of Law or listing or stock exchange requirements.
Section 6.13 Issuance of Disqualified Capital Stock. Issue any Disqualified Capital Stock except (i) Joint Venture Subsidiaries and Excluded Collateral Subsidiaries may issue Disqualified Capital Stock pursuant to Section 6.06(l) and (ii) issuances of Disqualified Capital Stock under Section 6.04(i) shall be permitted.
Section 6.14 Forward Share Sale Agreement and Support Agreement. With respect to the Borrower, assign, transfer, convey, sell or otherwise dispose of any of its right, title or interest in any of the Forward Share Sale Agreement or the Support Agreement, except that such agreements may be cancelled or terminated.
Section 6.15 Business.
     (a) Each of Holdings, Novelis Europe Holdings Limited and Eurofoil shall not engage in any business or activity other than (i) holding shares in the Equity Interests of its Subsidiaries (which, in the case of Holdings, shall be limited to the Borrower), (ii) holding intercompany loans made to the Borrower, (iii) other activities attributable to or ancillary to its role as a holding company for its Subsidiaries and (iv) compliance with its obligations under the Loan Documents, the Revolving Loan Documents (and any Permitted Revolving Credit Refinancings thereof), and the Senior Note Documents (and any Permitted Refinancings thereof), the Additional Senior Secured Indebtedness Documents and documents relating to Permitted First Priority Refinancing Indebtedness, Permitted Second Priority Refinancing Indebtedness, Permitted Unsecured Refinancing Indebtedness and Indebtedness under Section 6.01(l).
     (b) The Borrower and its Restricted Subsidiaries will not engage (directly or indirectly) in any business other than those businesses in which the Borrower and its Restricted

Subsidiaries are engaged on the Closing Date as described in the Confidential Information Memorandum (or, in the good faith judgment of the Board of Directors, which are substantially related thereto or are reasonable extensions thereof).
     (c) The Borrower will not permit any Securitization Entity that it controls to engage in any business or activity other than performing its obligations under the related Qualified Securitization Transaction and will not permit any Securitization Entity that it controls to hold any assets other than the Securitization Assets.
Section 6.16 Limitation on Accounting Changes. Make or permit any change in accounting policies or reporting practices or tax reporting treatment, except changes that are permitted by GAAP or any Requirement of Law and disclosed to the Administrative Agent and changes described in Section 1.04.
Section 6.17 Fiscal Year. Change its fiscal year-end to a date other than March 31.
Section 6.18 Margin Rules. Use the proceeds of any Loans, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
Section 6.19 No Further Negative Pledge. Enter into or suffer to exist any consensual agreement, instrument, deed or lease which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired to secure the Secured Obligations, or which requires the grant of any security for an obligation if security is granted to secure the Secured Obligations, except the following: (1) this Agreement and the other Loan Documents; (2) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the properties encumbered thereby; (3) the Revolving Credit Loan Documents, (4) the Additional Senior Secured Indebtedness Documents, and documents relating to any Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt and Junior Secured Indebtedness (so long as such documents permit Liens to secure the Secured Obligations); and (5) any prohibition or limitation that (a) exists pursuant to applicable Requirements of Law, (b) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale, (c) restricts subletting or assignment of any lease governing a leasehold interest of a Loan Party or a Subsidiary, (d) is permitted under Section 6.02(s), (e) exists in any agreement or other instrument of a person acquired in an Investment permitted hereunder in existence at the time of such Investment (but not created in connection therewith or in contemplation thereof), which prohibition or limitation is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person so acquired, (f) is contained in any joint venture, shareholders agreement, limited liability operating agreement or other Organizational Document governing a Joint Venture or Joint Venture Subsidiary which limits the ability of an owner of an interest in a Joint Venture or Joint Venture Subsidiary from encumbering its ownership interest therein or (g) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (3), (4) or (5)(e); provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing.
Section 6.20 Anti-Terrorism Law; Anti-Money Laundering.
     (a) Directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 3.22, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties’ compliance with this Section 6.20).
     (b) Cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Requirement of Law.
Section 6.21 Embargoed Persons. Cause or permit (a) any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or Requirement of Law promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by a Requirement of Law, or the Loans made by the Lenders would be in violation of a Requirement of Law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by a Requirement of Law or the Loans are in violation of a Requirement of Law.
ARTICLE VII
GUARANTEE
Section 7.01 The Guarantee. The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Party and their respective successors and permitted assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue after the commencement of a case under Title 11 of the United States Code or any other Debtor Relief Law or after any bankruptcy or insolvency petition is filed under Title 11 of the United States Code (or any other Debtor Relief Law) but for the provisions of the Title 11 of the United States Code (or other Debtor Relief Law) or that accrues after the commencement of a case under Title 11 of the United States Code or any other Debtor Relief Law or after any bankruptcy or insolvency petition is filed under Title 11 of the United States Code (or any other Debtor Relief Law), whether or not allowed) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document (including any Hedging Agreement entered into with a counterparty that is a Secured Party), and the performance of all obligations under any of the foregoing, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). In addition to the guarantee contained herein, each Guarantor that is a Foreign Subsidiary, as well as Holdings, shall execute a Guarantee governed by the applicable law of such Person’s jurisdiction of organization (each such Guarantee, a “Foreign Guarantee”) and to the extent that the provisions of this Article VII shall duplicate or conflict with the provisions thereof, the terms of the Foreign Guarantees shall govern the obligations of such Guarantors. The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever as if it was the principal obligor, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. The Borrower hereby guarantees, as a primary obligor and not as a surety to each Secured Party and their respective successors and permitted assigns, the payment and performance of all obligations of any other Loan Party under any Hedging Agreement entered into with a counterparty that is a Secured Party and agrees if any such Loan Party shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any amount due under such Hedging Agreement, the Borrower will promptly pay the same in cash, without any demand or notice whatsoever as if it was the principal obligor, and that in the case of any extension of time of payment or renewal of any obligation of such Loan Party, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Without prejudice to the generality of Section 7.01 and Section 7.02, each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions or Dividends to be made (including the Closing Date Distribution); carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrower; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.
Section 7.02 Obligations Unconditional. The obligations of the Guarantors and the Borrower under Section 7.01 shall constitute a guaranty of payment and not of collection and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower or any other Loan Party under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor or Borrower (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:
          (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived or the Maturity Date shall be extended with respect to all or a portion of the Guaranteed Obligations;
          (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;
          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
          (iv) any Lien or security interest granted to, or in favor of, any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or
          (v) the release of any other Guarantor pursuant to Section 7.09.
     The Guarantors and the Borrower hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower or any other Loan Party under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors and the Borrower waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors and the Borrower hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or any other Loan Party, or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the Borrower and the respective successors and assigns thereof, and shall inure to the benefit of the Lenders and the other Secured Parties, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.
Section 7.03 Reinstatement. The obligations of the Guarantors under this ARTICLE VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization pursuant to any Debtor Relief Law or otherwise. The Guarantors and the Borrower jointly and severally agree that they will indemnify each Secured Party on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Secured Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the bad faith or willful misconduct of such Secured Party.
Section 7.04 Subrogation; Subordination. Each Guarantor and the Borrower hereby agrees that until the indefeasible and irrevocable payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 6.01(d) shall be subordinated to such Loan Party’s Secured Obligations a manner reasonably satisfactory to the Administrative Agent.
Section 7.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes,

if any, may be declared to be forthwith due and payable as provided in Section 8.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.01) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.
Section 7.06 Instrument for the Payment of Money. Each Guarantor and the Borrower hereby acknowledges that the guarantee in this ARTICLE VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.
Section 7.07 Continuing Guarantee. The guarantee in this ARTICLE VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.
Section 7.08 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor or the Borrower under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the rights of contribution established in the Contribution, Intercompany, Contracting and Offset Agreement) that are valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
Section 7.09 Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, (a) Equity Interests of any Subsidiary Guarantor are issued, sold or transferred such that it ceases to be a Restricted Subsidiary (a “Transferred Guarantor”) to a person or persons, none of which is a Loan Party or a Subsidiary, (b) a Guarantor is designated as an Unrestricted Subsidiary in accordance with the Loan Documents, (c) a Restricted Subsidiary that becomes a Loan Party after the Closing Date is subsequently designated as an Excluded Collateral Subsidiary in accordance with the definition thereof, or (d) a Qualified Borrower IPO shall occur, then, such Transferred Guarantor (in the case of clause (a)), such Unrestricted Subsidiary (in the case of clause (b)), such Restricted Subsidiary (in the case of clause (c)), and Holdings (in the case of clause (d)), shall, upon the consummation of such issuance, sale or transfer or upon such designation as an Unrestricted Subsidiary or Excluded Collateral Subsidiary or upon the completion of the Qualified Borrower IPO, be released from its obligations under this Agreement (including under Section 11.03 hereof) and any other Loan Documents to which it is a party and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document, and the Collateral Agent shall take such actions as are within its powers to effect each release described in this Section 7.09 in accordance with the relevant provisions of the Security Documents and the Intercreditor Agreement; provided that such Guarantor is also released from its obligations, if any, under the Revolving Credit Loan Documents, the Senior Note Documents, the Additional Senior Secured Indebtedness Documents and other Material Indebtedness guaranteed by such Person on the same terms.
Section 7.10 Certain Tax Matters. Notwithstanding the provisions of Section 2.15 if a Loan Party (other than the Borrower) makes a payment hereunder that is subject to withholding tax in excess of the withholding tax that would have been imposed on payments made by the Borrower with respect to whose obligation it is making a payment, the relevant Loan Party shall increase the amount of such payment such that, after deduction and payment of all such withholding taxes (including withholding taxes applicable to additional sums payable under this Section), the payee receives an amount equal to the amount it would have received if no such excess withholding tax had been imposed; provided that the Agent or Lender provides, as reasonably requested by the relevant Loan Party and as required under Sections 2.15(e) or 2.15(g), as the case may be, such forms, certificates and documentation that it is legally entitled to furnish and would be required to reduce or eliminate withholding and, with respect to non-U.S. withholding taxes, would not, in the Administrative Agent’s or the relevant Lender’s reasonable judgment, subject it to any material unreimbursed costs or otherwise be disadvantageous to it in any material respect.
Section 7.11 German Guarantor.
     (a) Subject to Section 7.11(b) through Section 7.11(e) below, the Secured Parties shall not enforce the guarantee obligations of a German Guarantor existing in the form of a German limited liability company or limited partnership with a limited liability company as partner (GmbH or GmbH & Co. KG) under this Article VII to the extent (i) such German Guarantor guarantees obligations of one of its shareholders or of an affiliated company (verbundenes Unternehmen) of a shareholder within the meaning of Section 15 of the German Stock Corporation Act (Aktiengesetz) (other than a Subsidiary of that German Guarantor or the German Guarantor itself), and (ii) the enforcement of such guarantee for shareholder obligations would reduce, in violation of Section 30 of the German Limited Liability Companies Act (GmbHG), the net assets (assets minus liabilities minus provisions and liability reserves (Reinvermögen), in each case as calculated in accordance with generally accepted accounting principles in Germany (Grundsätze ordnungsmäßiger Buchführung) as consistently applied by such German Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss gem. § 42 GmbH — Act, §§ 242, 264 HGB) of the German Guarantor (or in the case of a GmbH & Co. KG, its general partner) to an amount that is insufficient to maintain its (or in the case of a GmbH & Co. KG, its general partner’s) registered share capital (Stammkapital) (or would increase an existing shortage in its net assets below its registered share capital); provided that for the purpose of determining the relevant registered share capital and the net assets, as the case may be:
          (i) The amount of any increase of registered share capital (Stammkapital) of such German Guarantor (or its general partner in the form of a GmbH) implemented after the date of this Agreement that is effected without the prior written consent of the Administrative Agent shall be deducted from the registered share capital of the German Guarantor (or its general partner in the form of a GmbH);
          (ii) any loans provided to the German Guarantor by a direct or indirect shareholder or an affiliate thereof (other than a Subsidiary of such German Guarantor) shall be disregarded and not accounted for as a liability to the extent that such loans are subordinated pursuant to Section 39(1) Nr. 1 through Nr. 5 of the German Insolvency Code (Insolvenzordnung) or subordinated in any other way by law or contract;
          (iii) any shareholder loans, other loans and contractual obligations and liabilities incurred by the German Guarantor in violation of the provisions of any of the Loan Documents shall be disregarded and not accounted for as liabilities;
          (iv) any assets that are shown in the balance sheet with a book value that, in the opinion of the Administrative Agent, is significantly lower than their market value and that are not necessary for the business of the German Guarantor (nicht betriebsnotwendig) shall be accounted for with their market value; and
          (v) the assets of the German Guarantor will be assessed at liquidation values (Liquidationswerte) if, at the time the managing directors prepare the balance sheet in accordance with paragraph (b) below and absent the demand a positive going concern prognosis (positive Fortbestehensprognose) cannot be established.
     (b) The limitations set out in Section 7.11(a) only apply:
          (i) if and to the extent that the managing directors of the German Guarantor (or in the case of a GmbH Co. KG, its general partner) have confirmed in writing to the Administrative Agent within ten (10) Business Days of a demand for payment under this Article VII the amount of the obligations under this Article VII which cannot be paid without causing the net assets of such German Guarantor (or in the case of a GmbH Co. KG, its general partner) to fall below its registered share capital, or increase an existing shortage in net assets below its registered share capital (taking into account the adjustments set out above) and such confirmation is supported by a current balance sheet and other evidence satisfactory to the Administrative Agent and neither the Administrative Agent nor any Lender raises any objections against that confirmation within five Business Days after its receipt; or

          (ii) if, within twenty Business Days after an objection under clause (i) has been raised by the Administrative Agent or a Lender, the Administrative Agent receives a written audit report (“Auditor’s Determination”) prepared at the expense of the relevant German Guarantor by a firm of auditors of international standing and reputation that is appointed by the German Guarantor and reasonably acceptable to the Administrative Agent, to the extent such report identifies the amount by which the net assets of that German Guarantor (or in the case of a GmbH & Co. KG, its general partner in the form of a GmbH) are necessary to maintain its registered share capital as at the date of the demand under this Article VII (taking into account the adjustments set out above). The Auditor’s Determination shall be prepared in accordance with generally accepted accounting principles applicable in Germany (Grundsätze ordnungsgemäßer Buchführung) as consistently applied by the German Guarantor in the preparation of its most recent annual balance sheet. The Auditor’s Determination shall be binding for all Parties except for manifest error.
     (c) In any event, the Secured Parties shall be entitled to enforce the guarantee up to those amounts that are undisputed between them and the relevant German Guarantor or determined in accordance with Section 7.11(a) and Section 7.11(b). In respect of the exceeding amounts, the Secured Parties shall be entitled to further pursue their claims (if any) and the German Guarantor shall be entitled to provide evidence that the excess amounts are necessary to maintain its registered share capital (calculated as at the date of demand under this Article VII and taking into account the adjustments set out above). The Secured Parties are entitled to pursue those parts of the guarantee obligations of the German Guarantor that are not enforced by operation of Section 7.11(a) above at any subsequent point in time. This Section 7.11 shall apply again as of the time such additional demands are made.
     (d) Section 7.11(a) shall not apply as to the amount of Loans borrowed under this Agreement and passed on (whether by way of shareholder loan or equity contribution) to the respective German Guarantor or any of its Subsidiaries as long as the respective shareholder loan is outstanding or the respective equity contribution has not been dissolved or otherwise repaid.
     (e) Should it become legally permissible for managing directors of a German Guarantor to enter into guarantees in support of obligations of their shareholders without limitations, the limitations set forth in Section 7.11(a) shall no longer apply. Should any such guarantees become subject to legal restrictions that are less stringent than the limitations set forth in Section 7.11(a) above, such less stringent limitations shall apply. Otherwise, Section 7.11(a) shall remain unaffected by changes in applicable law.
     (f) The limitations provided for in paragraph (a) above shall not apply where (i) the relevant German Guarantor has a fully valuable (vollwertig) recourse claim (Gegenleistungs- oder Rückgewähranspruch) vis-à-vis the relevant shareholder or (ii) a domination agreement

(Beherrschungsvertrag) or a profit and loss pooling agreement (Ergebnisabführungsvertrag) is or will be in existence with the relevant German Guarantor (or the relevant general partner) and the relevant German Guarantor has a fully valuable (vollwertig) compensation claim (Ausgleichsanspruch).
Section 7.12 Swiss Guarantors. If and to the extent that (i) the obligations under this ARTICLE VII of any Swiss Guarantor are for the exclusive benefit of any of such Swiss Guarantor’s Affiliates (other than such Swiss Guarantor’s direct or indirect Subsidiaries) and (ii) complying with the obligations under this ARTICLE VII would constitute a repayment of capital (restitution des apports) or the payment of a (constructive) dividend (distribution de dividende), the following shall apply:
     (a) The aggregate obligations under this ARTICLE VII of any Swiss Guarantor shall be limited to the maximum amount of such Swiss Guarantor’s profits and reserves available for distribution, in each case in accordance with, without limitation, articles 671 para.1 to 3 and 675 para.2 of the Swiss Code of Obligations (the “Available Amount”) at the time any Swiss Guarantor makes a payment under this ARTICLE VII (provided such limitation is still a legal requirement under Swiss law at that time).
     (b) Immediately after having been requested to make a payment under this ARTICLE VII (the “Guarantee Payment”), each Swiss Guarantor shall (i) provide the Administrative Agent, within thirty (30) Business Days from being requested to make the Guarantee Payment, with (1) an interim audited balance sheet prepared by the statutory auditors of the applicable Swiss Guarantor, (2) the determination of the Available Amount based on such interim audited balance sheet as computed by the statutory auditors, and (3) a confirmation from the statutory auditors that the Available Amount is the maximum amount which can be paid by the Swiss Guarantor under this ARTICLE VII without breaching the provisions of Swiss corporate law, which are aimed at protecting the share capital and legal reserves, and (ii) upon receipt of the confirmation referred to in the preceding sentence under (3) and after having taken all actions required pursuant to paragraph (d) below, make such Guarantee Payment in full (less, if required, any Swiss Withholding Tax).
     (c) If so required under Swiss law (including double tax treaties to which Switzerland is a party) at the time it is required to make a payment under this ARTICLE VII or the Security Documents, the applicable Swiss Guarantor (1) may deduct the Swiss Withholding Tax at the rate of 35% (or such other rate as may be in force at such time) from any payment under this ARTICLE VII or the Security Documents, (2) may pay the Swiss Withholding Tax to the Swiss Federal Tax Administration, and (3) shall notify and provide evidence to the Administrative Agent that the Swiss Withholding Tax has been paid to the Swiss Federal Tax Administration. To the extent the Guarantee Payment due is less than the Available Amount, the applicable Swiss Guarantor shall be required to make a gross-up, indemnify or otherwise hold harmless the Secured Parties for the deduction of the Swiss Withholding Tax, it being understood that at no time shall the Guarantee Payment (including any gross-up or indemnification payment pursuant to this paragraph (c) and including any Swiss Withholding Tax levied thereon) exceed the

Available Amount. The applicable Swiss Guarantor shall use its best efforts to ensure that any person which is, as a result of a payment under this ARTICLE VII, entitled to a full or partial refund of the Swiss Withholding Tax, shall as soon as possible after the deduction of the Swiss Withholding Tax (i) request a refund of the Swiss Withholding Tax under any applicable law (including double tax treaties) and (ii) pay to the Administrative Agent for distribution to the applicable Secured Parties upon receipt any amount so refunded. The Secured Obligations will only be considered as discharged to the extent of the effective payment received by the Secured Parties under this ARTICLE VII. This subsection (c) is without prejudice to the gross-up or indemnification obligations of any Guarantor other that the Swiss Guarantors.
     (d) The Swiss Guarantors shall use reasonable efforts to take and cause to be taken all and any other action, including the passing of any shareholders’ resolutions to approve any Guarantee Payment under this ARTICLE VII or the Security Documents, which may be required as a matter of Swiss mandatory law or standard business practice as existing at the time it is required to make a Guarantee Payment under this ARTICLE VII or the Security Documents in order to allow for a prompt payment of the Guarantee Payment or Available Amount, as applicable.
Section 7.13 Irish Guarantor. This Guarantee does not apply to any liability to the extent that it would result in this Guarantee constituting unlawful financial assistance within the meaning of, in respect of any Irish Guarantor, Section 60 of the Companies Act 1963 of Ireland.
Section 7.14 Brazilian Guarantor. The Brazilian Guarantor waives and shall not exercise any and all rights and privileges granted to guarantors which might otherwise be deemed applicable, including but not limited to the rights and privileges referred to in Articles 827, 834, 835, 836, 837, 838 and 839 of the Brazilian Civil Code and the provisions of Article 595 of the Brazilian Civil Procedure Code.
Section 7.15 French Guarantor.
     (a) The obligations and liabilities of a French Guarantor under the Loan Documents and in particular under Article VII (Guarantee) of this Agreement shall not include any obligation or liability which if incurred would constitute the provision of financial assistance within the meaning of article L. 225-216 of the French Code de commerce and/or would constitute a misuse of corporate assets within the meaning of article L. 241-3 or L. 242-6 of the French Code de commerce or any other laws or regulations having the same effect, as interpreted by French courts.
     (b) The obligations and liabilities of a French Guarantor under Article VII (Guarantee) of this Agreement for the obligations under the Loan Documents of any other Guarantor which is not a French Subsidiary of such French Guarantor, shall be limited at any time to an amount equal to the aggregate of all amounts borrowed under this Agreement by such other Guarantor as Borrower to the extent directly or indirectly on-lent to the French Guarantor under inter-company loan agreements and outstanding at the date a payment is to be made by such French Guarantor under Article VII (Guarantee) of this Agreement, it being specified that any payment made by a French Guarantor under Article VII (Guarantee) of the Credit Agreement in respect of the obligations of such Guarantor as Borrower shall reduce pro tanto the outstanding amount of the inter-company loans due by the French Guarantor under the inter-company loan arrangements referred to above.
     (c) The obligations and liabilities of a French Guarantor under Article VII (Guarantee) of this Agreement for the obligations under the Loan Documents of any Guarantor which is its Subsidiary shall not be limited and shall therefore cover all amounts due by such Guarantor as Borrower and/or as Guarantor, as applicable. However, where such Subsidiary is not incorporated in France, the amounts payable by the French Guarantor under this paragraph (c) in respect of obligations of this Subsidiary as Borrower and/or Guarantor, shall be limited as set out in paragraph (b) above.
Section 7.16 Luxembourg Guarantor. The obligations and liabilities of a Luxembourg Guarantor under Article VII (Guarantee) of this Agreement and the Secured Obligations secured by the Collateral granted by such Luxembourg Guarantor pursuant to the Loan Documents shall at no time, in the aggregate, exceed an amount equal to the maximum financial capacity of such Luxembourg Guarantor, such maximum financial capacity being limited to ninety-five percent (95%) of the net Luxembourg Guarantor’s capitaux propres (as referred to in article 34 of the Luxembourg law of 19th December 2002 on the commercial register and annual accounts, where the capitaux propres mean the shareholders’ equity (including the share capital, share premium, legal and statutory reserves, other reserves, profit and losses carried forward, investment subsidies and regulated provisions) of such Luxembourg Guarantor as shown in the latest financial statements (comptes annuels) available at the date of the relevant payment hereunder and approved by the shareholders of such Luxembourg Guarantor and certified by the statutory auditor as the case may be or as applicable its external auditor (“réviseur d’entreprises”), if required by law; provided that these restrictions shall not apply to the extent of (i) the total payment obligations of such Luxembourg Guarantor’s Subsidiaries under the Loan Documents; and (ii) the payment obligations of any Loan Party where that Loan Party is not a subsidiary of the Luxembourg Guarantor, up to an amount equal to the amounts borrowed (directly or indirectly) by way of intra-group loans from such Loan Party by such Luxembourg Guarantor or such Luxembourg Guarantor’s Subsidiaries. The obligations and liabilities of a Luxembourg Guarantor under Article VII (Guarantee) of this Agreement shall not include any obligation which, if incurred, would constitute either (a) a misuse of corporate assets as defined under Article 171-1 of the Luxembourg Company Act of August 10, 1915, as amended from time to time, (the “Luxembourg Company Act”) or (b) financial assistance.
ARTICLE VIII
EVENTS OF DEFAULT
Section 8.01 Events of Default. Upon the occurrence and during the continuance of the following events (“Events of Default”):

     (a) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof (including a Term Loan Repayment Date) or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise;
     (b) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three (3) Business Days;
     (c) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or which is contained in any certificate furnished by or on behalf of a Loan Party pursuant to this Agreement or any other Loan Document, shall prove to have been false or misleading in any material respect when so made or deemed made;
     (d) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in (x) Section 5.02(a), Section 5.03(a), Section 5.08, Section 5.16 or ARTICLE VI or (y) Section 5.04(a) or Section 5.04(b) (provided that in the case of defaults under Sections 5.04(a) or (b) which do not impair in any material respect the insurance coverage maintained on the Collateral or the Companies’ assets taken as a whole, then such default will not constitute an Event of Default unless such default has continued unremedied for a period of three (3) Business Days;
     (e) (i) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.02 (other than Section 5.02(a)), and such default shall continue unremedied or shall not be waived for a period of five (5) Business Days after written notice thereof from the Administrative Agent or any Lender to the Borrower, or (ii) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b), (d) or (e)(i) immediately above) and such default shall continue unremedied or shall not be waived for a period of thirty (30) days after written notice thereof from the Administrative Agent or any Lender to the Borrower;
     (f) any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer purchase by the obligor; provided that, other than in the case of the Revolving Credit Agreement, it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate Dollar Equivalent amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $100,000,000 at any one time (provided that, in the case of Hedging Obligations, the amount counted for this purpose shall be the net amount payable by all Companies if such Hedging Obligations were terminated at such time);
     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party or Material Subsidiary, or of a substantial part of the property of any Loan Party or Material Subsidiary, under Title 11 of the U.S. Code, as now constituted or hereafter amended, or any other federal, state, provincial or foreign bankruptcy, insolvency, receivership, reorganization or other Debtor Relief Law, including any proceeding under applicable corporate law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner or similar official for any Loan Party or Material Subsidiary or for a substantial part of the property of any Loan Party or Material Subsidiary; or (iii) the winding-up, liquidation or examination of any Loan Party or Material Subsidiary; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
     (h) any Loan Party or Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or other Debtor Relief Law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner or similar official for any Loan Party or Material Subsidiary or for a substantial part of the property of any Loan Party or Material Subsidiary; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its insolvency or inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; (viii) wind up or liquidate (except in accordance with Section 6.05) or put into examination, or (ix) take any step with a view to a moratorium or a composition or similar arrangement with any creditors of any Loan Party or Material Subsidiary, or a moratorium is declared or instituted in respect of the indebtedness of any Loan Party or Material Subsidiary;
     (i) one or more judgments, orders or decrees for the payment of money in an aggregate Dollar Equivalent amount in excess of $100,000,000, to the extent not covered by insurance or supported by a letter of credit or appeal bonds posted in cash, shall be rendered against any Company or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Company to enforce any such judgment;

     (j) one or more ERISA Events or noncompliance with respect to Foreign Plans or Compensation Plans shall have occurred that, when taken together with all other such ERISA Events and noncompliance with respect to Foreign Plans or Compensation Plans that have occurred, could reasonably be expected to result in liability of any Company and its ERISA Affiliates that could reasonably be expected to result in a Material Adverse Effect;
     (k) any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, a valid, perfected First Priority security interest in and Lien on all of the Collateral thereunder (except as otherwise expressly provided in such Security Document) in favor of the Collateral Agent, or shall be asserted by the Borrower or any other Loan Party not to be a valid, perfected, First Priority (except as otherwise expressly provided in this Agreement, the Intercreditor Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby;
     (l) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny any portion of its liability or obligation for the Obligations;
     (m) there shall have occurred a Change in Control;
     (n) the Intercreditor Agreement or any material provision thereof shall cease to be in full force or effect other than (i) as expressly permitted hereunder or thereunder, (ii) by a consensual termination or modification thereof agreed to by the Agent party thereto, the Revolving Credit Agents party thereto and all other creditors of the Borrower and its Restricted Subsidiaries (or any trustee, agent or representative acting on their behalf) that is a party thereto, or (iii) as a result of satisfaction in full of the obligations under the Revolving Credit Loan Documents, the Additional Senior Secured Indebtedness Documents (if any), the Junior Secured Indebtedness (if any) and any other Material Indebtedness subject to the terms of the Intercreditor Agreement; or
     (o) any Company shall be prohibited or otherwise restrained from conducting the business theretofore conducted by it in any manner that has or could reasonably be expected to result in a Material Adverse Effect by virtue of any determination, ruling, decision, decree or order of any court or Governmental Authority of competent jurisdiction;
then, and in every such event (other than an event with respect to any Loan Party described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the

Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of the Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each of the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event, with respect to any Loan Party described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of the Loan Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each of the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding.
Section 8.02 Rescission. If at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Loan Parties shall pay all arrears of interest and all payments on account of principal of the Loans owing by them that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant Section 11.02, then upon the written consent of the Required Lenders and written notice to the Borrower, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision that may be made at the election of the Required Lenders, and such provisions are not intended to benefit any Loan Party and do not give any Loan Party the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.
Section 8.03 Application of Proceeds. Subject to the terms of the Intercreditor Agreement, the proceeds received by any of the Agents in respect of any sale of, collection from or other realization upon all or any part of the Collateral, whether pursuant to the exercise by the Collateral Agent of its remedies or otherwise (including any payments received with respect to adequate protection payments or other distributions relating to the Obligations during the pendency of any reorganization or proceeding under any Debtor Relief Law) after an Event of Default has occurred and is continuing or after the acceleration of the Obligations, shall be applied, in full or in part, together with any other sums then held by the Agents or any Receiver pursuant to this Agreement, promptly by the Agents or any Receiver as follows:
     (a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Agents or any Receiver and their agents and counsel, and all expenses, liabilities and advances made or incurred by the Agents or any Receiver in connection therewith, and all amounts for which the Agents or any Receiver are entitled to indemnification or reimbursement pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
     (b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including any compensation payable to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
     (c) Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations which are then due and owing (other than principal) and any fees, premiums and scheduled periodic payments due under Hedging Agreements constituting Secured Obligations and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing with respect to such Obligations;
     (d) Fourth, to the indefeasible payment in full in cash, pro rata, of the principal amount of the Obligations and any premium thereon and any breakage, termination or other payments under Hedging Agreements constituting Secured Obligations and any interest accrued thereon and any remaining Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing; and
     (e) Fifth, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.
     In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (d) of this Section 8.03, the Loan Parties shall remain liable, jointly and severally, for any deficiency.
     Notwithstanding the foregoing, Obligations arising under Hedging Agreements constituting Secured Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Secured Hedge Provider. Each Secured Hedge Provider not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent and the Collateral Agent pursuant to the terms of Article X hereof for itself and its Affiliates as if a “Lender” party hereto.

Section 8.04 Borrower’s Right to Cure.
     (a) Notwithstanding anything to the contrary contained in Section 8.01, in the event the Borrower fails to comply with the Financial Performance Covenant with respect to a period of four consecutive fiscal quarters, then at any time after the end of the last fiscal quarter (the “Cure Amount”) of such period of four consecutive fiscal quarters until the expiration of the tenth (10th) day after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder, any Specified Holder may make a Specified Equity Contribution to Holdings, and Holdings shall immediately contribute such amount to the Borrower. The Borrower may apply the amount of the Net Cash Proceeds thereof received by the Borrower to increase Consolidated EBITDA with respect to such applicable quarter; provided that such Net Cash Proceeds (i) are actually received by the Borrower (including through capital contribution of such Net Cash Proceeds by Holdings to the Borrower) no later than ten (10) days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder and (ii) do not exceed the aggregate amount necessary for purposes of complying (by addition to Consolidated EBITDA) with the Financial Performance Covenant for such period. The parties hereby acknowledge and agree that notwithstanding anything to the contrary contained elsewhere in this Agreement, this Section 8.04(a) (and any Specified Equity Contribution or the proceeds thereof) may not be relied on for purposes of calculating any financial ratios (other than as applicable to the Financial Performance Covenant for purposes of increasing Consolidated EBITDA as provided herein) or any available basket or thresholds under this Agreement and shall not result in any adjustment to any amounts or calculations other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence.
     (b) The parties hereto agree that (i) in each period of four consecutive fiscal quarters, there shall be at least two (2) fiscal quarters in which no Specified Equity Contribution is made, (ii) during the term of this Agreement, no more than four Specified Equity Contributions will be made, and (iii) the cash contributed or received pursuant to such Specified Equity Contribution (A) shall be disregarded for any purpose other than increasing Consolidated EBITDA solely for the purposes of measuring the Financial Performance Covenant (and, for the avoidance of doubt, such cash shall not constitute “cash and Cash Equivalents” or Unrestricted Cash for purposes of the definition of “Consolidated Total Net Debt” and shall not increase Consolidated EBITDA for the purpose of determining compliance with the Financial Performance Covenant on a Pro Forma Basis in determining whether another transaction will be permitted) and (B) for purposes of calculating the Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Financial Performance Covenant, shall not be deemed to reduce any Indebtedness or other obligations of the Loan Parties that would otherwise be included in the definition of “Consolidated Total Net Debt” (except, with respect to periods after the fiscal quarter with respect to which such Equity Issuance is made, to the extent such Specified Equity Contribution is applied to repay Indebtedness).

ARTICLE IX
[INTENTIONALLY OMITTED]
ARTICLE X
THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT
Section 10.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agents and the Lenders and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
Section 10.02 Rights as a Lender. Each person serving an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each person serving as an Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or other Loan Party, or any Subsidiary or other Affiliate thereof, as if such person were not an Agent hereunder and without any duty to account therefor to the Lenders.
Section 10.03 Exculpatory Provisions.
     (a) No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:
          (i) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
          (ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law; and
          (iii) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or other Loan Party or any of its Affiliates that is communicated to or obtained by the person serving as such Agent or any of its Affiliates in any capacity.
     (b) No Agent shall be liable for any action taken or not taken by it (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.01 and 11.02) or (y) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Borrower or a Lender.
     (c) No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term us used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.
Section 10.04 Reliance by the Administrative Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Borrower or other Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 10.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by tsuch Agent, including a sub-agent which is a non-U.S. affiliate of such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
Section 10.06 Resignation of Agent. Each Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which (i) shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and (ii) for the Administrative Agent, shall be a commercial bank or other financial institution having assets in excess of $1,000,000,000. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above, provided that if the Agent shall notify the Borrower and the Lenders that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through an Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this ARTICLE X and Section 11.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.
Section 10.07 Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 10.08 No Other Duties, etc. Notwithstanding anything to the contrary contained herein, none of the Bookrunners, Arrangers, Syndication Agent, or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, Collateral Agent or as a Lender hereunder.
Section 10.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Agents (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the any Agent shall have made any demand on the Borrower or any Guarantor) shall be entitled and empowered, by intervention in such proceeding or otherwise:
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Agents and the other Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Secured Parties and the Agents hereunder) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents hereunder. Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Secured Party to authorize any Agent to vote in respect of the claim of any Secured Party in any such proceeding.
Section 10.10 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agents to enter into this Agreement and the other Loan Documents, including the Intercreditor Agreement and to perform their obligations thereunder. Each Lender agrees that any action taken by the Agents or Required Lenders in accordance with the terms of this Agreement or the other Loan Documents, including the Intercreditor Agreement, and the exercise by the Agents or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.
Section 10.11 Release. Each Lender and each Issuer hereby releases each Agent acting on its behalf pursuant to the terms of this Agreement or any other Loan Document from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) (restriction on self-dealing).
Section 10.12 Acknowledgment of Security Trust Deed. Each Secured Party acknowledges the terms of the Security Trust Deed and, in particular, the terms, basis and limitation on which the Collateral Agent holds the “Transaction Security” (as defined therein) and specifically agrees and accepts (i) such terms, basis and limitation; (ii) that the Collateral Agent shall, as trustee, have only those duties, obligations and responsibilities expressly specified in the Security Trust Deed; (iii) the limitation and exclusion of the Collateral Agent’s liability as set out therein; and (iv) all other provisions of the Security Trust Deed as if it were a party thereto.
Section 10.13 Secured Hedging Agreements. Except as otherwise expressly set forth herein or in any Guarantee or any Security Document, no Secured Hedge Provider that obtains the benefits of Section 8.03, any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, no Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Hedging Obligations owing to Secured Hedge Providers unless such Agent has received written notice of such Obligations, together with such supporting documentation as such Agent may request, from the applicable Secured Hedge Provider.
ARTICLE XI
MISCELLANEOUS
Section 11.01 Notices.
     (a) Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

          (i) if to any Loan Party, to the Borrower at:
Novelis Inc.
Two Alliance Center
3560 Lennox Road, Suite 2000
Atlanta, GA 30326
Attention: Randal P. Miller
Telecopier No.: 404-760-0124
Email: randy.miller@novelis.com
          with a copy to:
Novelis Inc.
Two Alliance Center
3560 Lennox Road, Suite 2000
Atlanta, GA 30326
Attention: Leslie J. Parrette, Jr.
Telecopier No.: 404-760-0137
Email: les.parrette@novelis.com
and
Fried Frank Harris Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: F. William Reindel
Telecopier No.: 212-859-4000
Email: f.william.reindel@friedfrank.com
and
Torys LLP
237 Park Avenue
New York, New York 10017
Attention: Jonathan B. Wiener
Telecopier No.: 212-682-0200
Email: jwiener@torys.com
          (ii) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower); and

          (iii) if to the Administrative Agent or the Collateral Agent, to it at:
Bank of America, N.A.
1455 Market Street
San Francisco, CA 94103
Attention: Bridgett Manduk
Telecopier No.: 415-503-5011
Email: bridgett.manduk@baml.com
          with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Los Angeles, CA 90071
Attention: David C. Reamer
Telecopier No.: (213) 687-5600
Phone No.: (213) 687-5000
Notices and other communication sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
     (b) Electronic Communications. Notices and other communications to the Lenders hereunder may (subject to Section 11.01(d)) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to ARTICLE II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including as set forth in Section 11.01(d)); provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) Change of Address, Etc. Any party hereto (other than a Lender) may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
     (d) Posting. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at bridgett.manduk@baml.com or at such other e-mail address(es) provided to the Borrower from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably require. Nothing in this Section 11.01(d) shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.
     To the extent consented to by the Administrative Agent from time to time, Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents; provided that the Borrower shall also deliver to the Administrative Agent an executed original of each Compliance Certificate and an executed copy (which may be by pdf or similar electronic transmission) of each notice or request of the type described in clauses (i) through (iv) of paragraph (d) above required to be delivered hereunder.
     Each Loan Party further agrees that Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED

BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS (AS DEFINED BELOW) OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
     Each Loan Party further agrees and acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such persons’ securities. The Borrower and each other Loan Party hereby agree that it will use commercially reasonable efforts to identify that portion of the materials and/or information provided by or on behalf of the Borrower hereunder (the “Borrower Materials”) that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials hereunder “PUBLIC,” the Loan Parties shall be deemed to have authorized the Arrangers, the Bookrunners, the Agents and the Lenders to treat such materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower, the other Loan Parties or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such materials constitute Information, they shall be treated as set forth in Section 11.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Agents, the Bookrunners and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower, the other Loan Parties or their respective securities for purposes of United States Federal or state securities laws.
     (e) Reliance by the Administrative Agent, the Collateral Agent and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Collateral Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 11.02 Waivers; Cumulative Remedies; Amendment.
     (a) Waivers; Cumulative Remedies. No failure or delay by the Administrative Agent, the Collateral Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section 11.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
     (b) Required Consents. Subject to the terms of the Intercreditor Agreement and to Section 11.02(c) and (d), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or by the Administrative Agent with the written consent of the Required Lenders) or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent (or, in the case of any applicable Security Document, the Collateral Agent) and the Loan Party or Loan Parties that are party thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall be effective if the effect thereof would:

          (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant or Default shall constitute an increase in the Commitment of any Lender);
          (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon (other than interest pursuant to Section 2.06(c)), or reduce any Fees payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby (it being understood that any amendment or modification relating to the calculation of the Total Net Leverage Ratio will not constitute a reduction in the rate of interest);
          (iii) (A) change the scheduled final maturity of any Loan, or any scheduled date of payment of or the installment otherwise due on the principal amount of any Loan under Section 2.09, (B) postpone the date for payment of any interest or fees payable hereunder, (C) change the amount of, waive or excuse any such payment (other than waiver of any increase in the interest rate pursuant to Section 2.06(c) (it being understood that any amendment or modification relating to the calculation of the Total Net Leverage Ratio will not constitute a change the amount of interest)), or (D) postpone the scheduled date of expiration of any Commitment without the written consent of each Lender directly affected thereby;
          (iv) increase the maximum duration of Interest Periods hereunder, without the written consent of each Lender directly affected thereby;
          (v) permit the assignment or delegation by the Borrower of any of its rights or obligations under any Loan Document, without the written consent of each Lender (provided that the Permitted Holdings Amalgamation shall not constitute an assignment or delegation by the Borrower of its rights or obligations under the Loan Documents);
          (vi) except pursuant to the Intercreditor Agreement, release Holdings or all or substantially all of the Subsidiary Guarantors from their Guarantees (except as expressly provided in this Agreement or as otherwise expressly provided by any such Guarantee), or limit their liability in respect of such Guarantees, without the written consent of each Lender;

          (vii) except pursuant to the Intercreditor Agreement or the express terms hereof, release all or a substantial portion of the Collateral from the Liens of the Security Documents or alter the relative priorities of a material portion of the Secured Obligations entitled to the Liens of the Security Documents, in each case without the written consent of each Lender (it being understood that additional Indebtedness consented to by the Required Lenders and additional Loans pursuant to Section 2.23 or Section 2.24 and Additional Senior Secured Indebtedness or Permitted First Priority Refinancing Debt may be equally and ratably secured by the Collateral with the then existing Secured Obligations under the Security Documents);
          (viii) change Section 2.14(b), (c) or (d) in a manner that would alter the pro rata sharing of payments or setoffs required thereby or any other provision in a manner that would alter the pro rata allocation among the Lenders of Loan disbursements, including the requirements of Section 2.02(a), without the written consent of each Lender directly affected thereby (it being understood that additional Indebtedness consented to by the Required Lenders and additional Loans pursuant to Section 2.23 and Section 2.24 may be equally and ratably secured by the Collateral with the then existing Secured Obligations under the Security Documents and may share payments and setoffs ratably with other Loans);
          (ix) change any provision of this Section 11.02(b), (c), or (d), without the written consent of each Lender directly affected thereby (except for additional restrictions on amendments or waivers for the benefit of Lenders of additional Indebtedness consented to by the Required Lenders and additional Loans pursuant to Section 2.23 and Section 2.24);
          (x) change the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, other than to increase such percentage or number or to give any additional Lender or group of Lenders such right to waive, amend or modify or make any such determination or grant any such consent;
          (xi) amend, modify or waive any provision of: (A) Section 2.1 of the Intercreditor Agreement to the extent such amendment, modification or waiver would adversely affect the priority of the Liens on the Collateral held by the Collateral Agent for the benefit of the Secured Parties or (B) Section 6.3 of the Intercreditor Agreement in a manner that adversely affects the priority of payments of Collateral proceeds, in each case without the written consent of each affected Lender; provided that this clause (xi) shall not apply to amending, modifying or waiving any provision of Section 2.1 or 6.3 of the Intercreditor Agreement in order to (1) give effect to any additional Indebtedness, including the designation of any such Indebtedness as Pari Passu Debt (as defined in the Intercreditor Agreement), Subordinated Lien Debt (as defined in the Intercreditor Agreement) or Indebtedness under any Revolving Credit Loan Document and the granting of security interests to the holders of such Pari Passu Debt, Subordinated Lien Debt or Indebtedness under any Revolving Credit Loan Document in the Collateral to secure the obligations under such Pari Passu Debt, Subordinated Lien Debt or Indebtedness under any Revolving Credit Loan Document that is permitted pursuant to Section 6.01 hereof (or would be permitted pursuant to an amendment, modification or waiver of this Agreement that is otherwise permitted by this Section 11.02) or (2) to enable any other Indebtedness to constitute Pari Passu Debt, Subordinated Lien Debt or Indebtedness under any Revolving Credit Loan Document to the extent not prohibited by this Agreement; and
          (xii) change or waive any provision of ARTICLE X as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the written consent of such Agent;
provided, further, that
     (1) any waiver, amendment or modification of the Intercreditor Agreement (and any related definitions) may be effected by an agreement or agreements in writing entered into among the Collateral Agent, the Administrative Agent, the Revolving Credit Collateral Agent and the Revolving Credit Administrative Agent (in each case, with the consent of the Required Lenders but without the consent of any Loan Party, so long as such amendment, waiver or modification does not impose any additional duties or obligations on the Loan Parties or alter or impair any right of any Loan Party under the Loan Documents); and
     (2) upon the effectiveness of any Refinancing Amendment or any Incremental Term Loan Commitment or any Incremental Term Loan, the Administrative Agent, the Borrower and the Lenders providing the relevant Credit Agreement Refinancing Indebtedness or Incremental Term Loan Commitment may amend this Agreement to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness or Incremental Term Loans incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans and/or Other Term Loan Commitments and any Incremental Term Loan Commitments or Incremental Term Loans, as applicable). The Administrative Agent and the Borrower may effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the terms of any Refinancing Amendment;
provided, further, that, notwithstanding anything to the contrary contained herein, each Agent is hereby authorized by each Lender to enter into any amendment to or modification of the Intercreditor Agreement or the Security Documents in connection with the issuance or incurrence of Pari Passu Secured Obligations or Subordinated Lien Secured Obligations (each as defined under the Intercreditor Agreement) or any Permitted Revolving Credit Facility Refinancings, solely to the extent necessary to effect such amendments as may be necessary or appropriate, in the reasonable opinion of such Agent, in connection with any such issuance or incurrence expressly permitted hereunder, so long as such amendment or modification does not adversely affect the rights of any Lender (it being understood that allowing Pari Passu Secured Obligations, Subordinated Lien Secured Obligations and Permitted Revolving Credit Facility Refinancings to be secured by Collateral on the terms set forth in the Intercreditor Agreement will not be deemed to adversely affect the rights of any Lender);
and provided, further, that any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased or extended, the principal owed to such Lender reduced or this proviso amended, without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
     (c) Collateral. Without the consent of any other person, the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Security Document (subject to the consent of the Loan Parties party thereto except as otherwise provided in such Security Document) or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law.
     (d) Dissenting Lenders. If, in connection with any proposed change, waiver, consent, discharge or termination of the provisions of this Agreement as contemplated by Section 11.02(b), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, upon notice by the Borrower to such Lender and the Administrative Agent, to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more persons pursuant to Section 2.16 so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, consent, discharge or termination. Each Lender agrees that, if the Borrower elects to replace such Lender in accordance with this Section, it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such non-consenting Lender to execute an Assignment and Assumption shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.
     (e) Holdings Amalgamation and Increased Commitments. Notwithstanding the foregoing, the Administrative Agent and the Borrower (without the consent of any Lenders) may amend or amend and restate this Agreement and the other Loan Documents if necessary or advisable in connection with or to effectuate (i) the Permitted Holdings Amalgamation and (ii) any additional Loans contemplated by Section 2.23 and Section 2.24.
     (f) Loan Modification Offers.
          (i) The Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes of Loans (each Class subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments (as defined below) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days nor more than 30 Business Days after the date of such notice) (or such shorter periods as are acceptable to the Administrative Agent). Permitted Amendments shall become effective only with respect to the Loans of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans of such Affected Class as to which such Lender’s acceptance has been made.
          (ii) The Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent an agreement in form and substance satisfactory to the Administrative Agent giving effect to the Permitted Amendment (a “Loan Modification Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Commitments of the Accepting Lenders of the Affected Class. Notwithstanding the foregoing, no Permitted Amendment shall become effective under this Section 11.02 unless the Administrative Agent, to the extent so reasonably requested by the Administrative Agent, shall have received corporate documents, officers’ certificates or legal opinions consistent with those delivered on the Closing Date under Section 4.01.
          (iii) “Permitted Amendments” shall be (A) an extension of the final maturity date of the applicable Loans of the Accepting Lenders (provided that such extensions may not result in having more than two additional final maturity dates in any year, or more than three additional final maturity dates at any time, under this Agreement without the consent of the Administrative Agent), (B) a reduction, elimination or extension, of the scheduled amortization of the applicable Loans of the Accepting Lenders, (C) a change in rate of interest (including a change to the Applicable Margin and any provision establishing a minimum rate), premium, or other amount with respect to the applicable Loans of the Accepting Lenders and/or a change in the payment of fees to the Accepting Lenders (such change and/or payments to be in the form of cash, Equity Interests or other property to the extent not prohibited by this Agreement), and (D) any other amendment to a Loan Document required to give effect to the Permitted Amendments described in clauses (A) to (C) of this Section 11.02(g).
Section 11.03 Expenses; Indemnity; Damage Waiver.
     (a) Costs and Expenses. The Borrower shall pay or cause the applicable Loan Party to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Arrangers, the Bookrunners, the Syndication Agent, the Co-Documentation Agents and their respective Affiliates (including the reasonable fees, charges and disbursements of one primary transaction counsel (plus local counsel in each applicable jurisdiction) for the Administrative Agent and/or the Collateral Agent, all fees and time charges for attorneys who may be employees of the Administrative Agent and/or Collateral Agent, expenses incurred in connection with due diligence, inventory appraisal and collateral audit and reporting fees, travel, courier, reproduction, printing and delivery expenses, and the obtaining and maintaining of CUSIP numbers for the Loans) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or in connection with any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including in connection with post-closing searches to confirm that security filings and recordations have been properly made, (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Lender or any Receiver (including the fees, charges and disbursements of one primary counsel (plus local or special counsel in each applicable jurisdiction) for the Administrative Agent and/or the Collateral Agent (and all fees and time charges for attorneys who may be employees of the Administrative Agent and/or the Collateral Agent) and one primary counsel (plus local or special counsel in each applicable jurisdiction) for the Lenders, and one primary counsel (plus local or special counsel in each applicable jurisdiction) for any Receiver), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.03, (B) in enforcing, preserving and protecting, or attempting to enforce, preserve or protect its interests in the Collateral or (C) in connection with the Loans issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans and (iv) all documentary and similar taxes and charges in respect of the Loan Documents.
     (b) Indemnification by Borrower. Each Loan Party shall indemnify each Agent (and any sub-agent thereof), each Lender and Receiver, and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all reasonable out-of-pocket losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property owned, leased or operated by any Company at any time, or any Environmental Claim related in any way to any Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF THE LOAN PARTIES, AND THE LOAN PARTIES AGREE, THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNITEE WITH RESPECT TO LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR), WHICH IN WHOLE OR IN

PART ARE CAUSED BY OR ARISE OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNITEE.
     (c) Reimbursement by Lenders. To the extent that any Loan Party for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section 11.03 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent (or any sub-agent thereof) or any Receiver or any Related Party thereof, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Agent (or any such sub-agent)such Receiver or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Agent (or any such sub-agent) or the Receiver, in each case, in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Collateral Agent (or any such sub-agent)or the Receiver in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.14(g). For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total outstanding Term Loans and unused Commitments of all Lenders at the time (or if the Term Loans have been repaid in full and the Commitments have been terminated, based upon its share of the Term Loans immediately prior to such repayment).
     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Requirements of Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
     (e) Payments. All amounts due under this Section shall be payable not later than three (3) Business Days after demand therefore accompanied by reasonable particulars of amounts due.
     (f) Survival. The agreements in this Section shall survive the resignation of either or both of the Administrative Agent or the Collateral Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the Obligations

Section 11.04 Successors and Assigns.
     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may (except as a result of a transaction expressly permitted by Section 6.05(c) or 6.05(e)) assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section 11.04, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 11.04 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by the Borrower or any Lender shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
          (i) except in the case of any assignment made in connection with the primary syndication of the Commitment and Loans by the Arrangers or their Affiliates up to 45 days after the Closing Date or an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall be an integral multiple of $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01 (a), (b), (g) or (h) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed) and, with respect to the Borrower, such consent shall be deemed given if no objection is made by the Borrower within five Business Days after notice of the proposed assignment; provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

          (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned;
          (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with (except in the case of any such assignments by the Arrangers or the Bookrunners or their respective Affiliates) a processing and recordation fee of $3,500 (provided that only one such fee shall be imposed in the case of simultaneous assignments by related Approved Funds or Affiliates of the assigning Lender), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and
          (iv) Auction Purchases. Each Lender acknowledges that the Borrower is an Eligible Assignee hereunder and may purchase or acquire Term Loans hereunder from Lenders from time to time pursuant to a Dutch Auction in accordance with the terms of this Agreement (including, without limitation, Section 11.04 hereof), subject to the restrictions set forth in the definitions of “Eligible Assignee” and “Dutch Auction” and the following limitations:
          (A) in connection with each Purchase Notice and each Auction Purchase, the Borrower represents and warrants, as of the date of each Purchase Notice and the effective date of any Auction Purchase, to the Administrative Agent and each Lender that the Borrower is not in possession of any information with respect to the Loan Parties, their Subsidiaries and Affiliates of the foregoing and their respective securities or any of the Obligations that (x) has not been disclosed by or on behalf of the Loan Parties either (1) publicly, (2) to Lenders generally or (3) otherwise been posted to that portion of the Intralinks site for the Loans that has been designated for “private-side” Lenders and (y) would reasonably be expected to have a material effect on the market price of the Loans or otherwise be material with respect to the Loan Parties for purposes of United States federal and state securities laws;
          (B) the Borrower agrees that, notwithstanding anything herein or in any of the other Loan Documents to the contrary, with respect to any Auction Purchase, (1) under no circumstances, whether or not any Loan Party is subject to a bankruptcy or other insolvency proceeding, shall the Borrower be permitted to exercise any voting rights or other privileges with respect to any Term Loans and any Term Loans that are assigned to the Borrower shall have no voting rights or other privileges under this Agreement and the other Loan Documents and shall not be taken into account in determining any required vote or consent and (2) the Borrower shall not receive information provided solely to Lenders by the Administrative Agent or any Lender and

shall not be permitted to attend or participate in meetings attended solely by Lenders and the Administrative Agent and their advisors; rather, all Loans held by the Borrower shall be automatically cancelled immediately upon the purchase or acquisition thereof in accordance with the terms of this Agreement (including, without limitation, Section 11.04 hereof);
          (C) at the time the Borrower is making purchases of Loans pursuant to a Dutch Auction it shall enter into an agreement with the Administrative Agent for the benefit of the Administrative Agent and Lenders, setting forth the agreements, representations and warranties set forth in this paragraph (iii) that are applicable to it, in a manner reasonably satisfactory to the Administrative Agent;
          (D) immediately upon the effectiveness of each Auction Purchase, a Cancellation (it being understood that such cancellation shall not constitute a voluntary repayment of Loans for purposes of this Agreement) shall be automatically irrevocably effected with respect to all of the Loans and related Obligations subject to such Auction Purchase for no consideration, with the effect that such Loans and related Obligations shall for all purposes of this Agreement and the other Loan Documents no longer be outstanding, and the Borrower and the Guarantors shall no longer have any Obligations relating thereto, it being understood that such forgiveness and cancellation shall result in the Borrower and the Guarantors being irrevocably and unconditionally released from all claims and liabilities relating to such Obligations which have been so cancelled and forgiven, and the Collateral shall cease to secure any such Obligations which have been so cancelled and forgiven; and
          (E) at the time of such Purchase Notice and Auction Purchase, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (y) no proceeds of Revolving Credit Loans are used to consummate the Auction Purchase.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 11.04, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.12, Section 2.13, Section 2.15, Section 2.16, Section 7.10 and Section 11.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 11.04.

In the event of a transfer by novation of all or part of its rights and obligations under this Agreement by a Lender, such Lender expressly reserves the rights, powers, privileges and actions that it enjoys under any Security Documents governed by French law in favor of its Eligible Assignee, in accordance with the provisions of article 1278 et seq. of the French Code civil.
     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall, at all times at the Administrative Agent’s Office, while any Loans are outstanding, maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain in the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Collateral Agent, the Borrower and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice. The requirements of this Section 11.04(c) are intended to result in any and all Loans being in “registered form” for purposes of Section 871, Section 881 and any other applicable provision of the Code, and shall be interpreted and applied in a manner consistent therewith.
     (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent sell participations to any person (other than a natural person, a Defaulting Lender or the Borrower, any of the Borrower’s or any other Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) each Loan Party, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii) or (iii) of the first proviso to Section 11.02(b) that affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.12, Section 2.13, Section 2.15, Section 2.16 and Section 7.10 (subject to the requirements of those Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to such Section 2.14 as though it were a Lender.
     (e) Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.12, Section 2.13, Section 2.15, Section 2.16 and Section 7.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.
     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 11.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Commitments have not expired or terminated. The provisions of Section 2.12, Section 2.14, Section 2.15, Section 2.16 and ARTICLE X and Section 11.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
Section 11.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to any Agent, the Bookrunners or the Arrangers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 11.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 11.08 Right of Setoff. Subject to the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 11.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.
     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
     (b) SUBMISSION TO JURISDICTION. EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR

PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (C) WAIVER OF VENUE. EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.09(B). EACH FRENCH GUARANTOR AND EACH OTHER FRENCH SUBSIDIARY HEREBY WAIVES THE BENEFIT OF THE PROVISIONS OF ARTICLE 14 OF THE FRENCH CODE CIVIL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (D) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER, E-MAIL OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 11.01. EACH LOAN PARTY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CSC CORPORATION, 1180 AVE OF THE AMERICAS, SUITE 210, NEW YORK, NEW YORK, 10036 (TELEPHONE NO: 212-299-5600) (TELECOPY NO: 212-299-5656) (ELECTRONIC MAIL ADDRESS: MWIENER@CSCINFO.COM)] (THE “PROCESS AGENT”), IN THE CASE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS THAT MAY BE SERVED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY LOAN DOCUMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.
SECTION 11.10 WAIVER OF JURY TRIAL. EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS

CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 11.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 11.12 Treatment of Certain Information; Confidentiality. Each Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and other representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any assignee of or Participant in, or any prospective Lender, or prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations or (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Lender, (g) with the consent of the Borrower or the applicable Loan Party or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties. For purposes of this Section, “Information” shall mean all information received from a Loan Party or any of its Subsidiaries relating to the Loan Parties or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any of their Subsidiaries, provided that, in the case of information received from any Loan Party or any of their Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

Section 11.13 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and the other Loan Parties, which information includes the name, address and tax identification number of the Borrower and the other Loan Parties and other information regarding the Borrower and the other Loan Parties that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and the other Loan Parties in accordance with the Act. This notice is given in accordance with the requirements of the Act and is effective as to the Lenders and the Administrative Agent.
Section 11.14 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 11.15 Lender Addendum. Each Lender to become a party to this Agreement on the date hereof shall do so by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.
Section 11.16 Obligations Absolute. To the fullest extent permitted by applicable Requirements of Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:
     (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;
     (b) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;
     (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

     (d) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;
     (e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or
     (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.
Section 11.17 Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, each Lender acknowledges that the Lien and security interest granted to the Collateral Agent pursuant to the Security Documents and the exercise of any right or remedy by such Collateral Agent thereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement, on the one hand, and the Security Documents, on the other hand, the terms of the Intercreditor Agreement shall govern and control.
Section 11.18 Judgment Currency.
     (a) Each Loan Party’s obligations hereunder and under the other Loan Documents to make payments in Dollars (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the spot selling rate at which the Administrative Agent (or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) offers to sell such Judgment Currency for the Obligation Currency in the London foreign exchange market at approximately 11:00 a.m. London time on such date for delivery two (2) Business Days later (such date of determination of such spot selling rate, being hereinafter referred to as the “Judgment Currency Conversion Date”).
     (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
     (c) For purposes of determining any rate of exchange for this Section 11.18, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
Section 11.19 Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, any of the Administrative Agent and the Collateral Agent, as the relevant Loan Document may provide, in accordance with the terms of the Loan Documents; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent and the Collateral Agent, as the case may be) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with the terms hereof (subject to Section 2.14), (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any bankruptcy, insolvency or Debtor Relief Law or (d) any Person authorized under the Intercreditor Agreement to exercise rights and remedies with respect to the Collateral; and provided, further, that if at any time there is no person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent regarding the enforcement of rights and remedies under to the Loan Documents and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 11.20 No Advisory or Fiduciary Responsibility.In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Collateral Agent, the Bookrunners and the Arrangers are arm’s-length commercial transactions between the Borrower and each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Collateral Agent, the Bookrunners and the Arrangers, on the other hand, (B) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Collateral Agent, and the Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Collateral Agent, the Bookrunners nor the Arrangers has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Collateral Agent, the Bookrunners and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Collateral Agent, the Bookrunners nor any of the Arrangers has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Collateral Agent, the Bookrunners and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 11.21 Abstract Acknowledgment of Indebtedness and Joint Creditorship.
     (a) Notwithstanding any other provision of this Agreement, each Loan Party hereby irrevocably and unconditionally agrees and covenants with the Collateral Agent by way of an abstract acknowledgment of indebtedness (abstraktes Schuldversprechen) that it owes to the Collateral Agent as creditor in its own right and not as a representative of the other Secured Parties, sums equal to, and in the currency of, each amount payable by such Loan Party to each of the Secured Parties under each of the Loan Documents relating to any Secured Obligations, as and when that amount falls due for payment under the relevant Secured Debt Agreement or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting such Loan Party, to preserve its entitlement to be paid that amount.
     (b) Each Loan Party undertakes to pay to the Collateral Agent upon first written demand the amount payable by such Loan Party to each of the Secured Parties under each of the Secured Debt Agreements as such amount has become due and payable.
     (c) The Collateral Agent has the independent right to demand and receive full or partial payment of the amounts payable by each Loan Party under this Section 11.21, irrespective of any discharge of such Loan Party’s obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting such Loan Party, to preserve their entitlement to be paid those amounts.
     (d) Any amount due and payable by a Loan Party to the Collateral Agent under this Section 11.21 shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Secured Debt Agreements and any amount due and payable by a Loan Party to the other Secured Parties under those provisions shall be decreased to the extent that the Collateral Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 11.21; provided that no Loan Party may consider its obligations towards a Secured Party to be so discharged by virtue of any set-off, counterclaim or similar defense that it may invoke vis-à-vis the Collateral Agent.
     (e) The rights of the Secured Parties (other than the Collateral Agent) to receive payment of amounts payable by each Loan Party under the Secured Debt Agreements are several and are separate and independent from, and without prejudice to, the rights of the Collateral Agent to receive payment under this Section 11.21.
     (f) In addition, but without prejudice to the foregoing, the Collateral Agent shall be the joint creditor (together with the relevant Secured Parties) of all obligations of each Loan Party towards each of the Secured Parties under the Secured Debt Agreements.
Section 11.22 Special Appointment of Collateral Agent for German Security.
     (a) (i) Each Secured Party that is or will become party to this Agreement hereby appoints the Collateral Agent as trustee (Treuhaender) and administrator for the purpose of holding on trust (Treuhand), administering, enforcing and releasing the German Security (as defined below) for the Secured Parties, (ii) the Collateral Agent accepts its appointment as a trustee and administrator of the German Security on the terms and subject to the conditions set out in this Agreement and (iii) the Secured Parties, the Collateral Agent and all other parties to this Agreement agree that, in relation to the German Security, no Secured Party shall exercise any independent power to enforce any German Security or take any other action in relation to the enforcement of the German Security, or make or receive any declarations in relation thereto.
     (b) To the extent possible, the Collateral Agent shall hold and administer any German Security which is security assigned, transferred or pledged under German law to it as a trustee for the benefit of the Secured Parties, where “German Security” shall mean the assets which are the subject of a security document which is governed by German law.
     (c) Each Secured Party hereby authorizes and instructs the Collateral Agent (with the right of sub delegation) to enter into any documents evidencing German Security and to make and accept all declarations and take all actions as it considers necessary or useful in connection with any German Security on behalf of the Secured Parties. The Collateral Agent shall further be entitled to rescind, release, amend and/or execute new and different documents securing the German Security.
     (d) The Secured Parties and the Collateral Agent agree that all rights and claims constituted by the abstract acknowledgment of indebtedness pursuant to this Section 11.22 and all proceeds held by the Collateral Agent pursuant to or in connection with such abstract acknowledgment of indebtedness are held by the Collateral Agent with effect from the date of such abstract acknowledgment of indebtedness in trust for the Secured Parties and will be administered in accordance with the Loan Documents. The Secured Parties and the Collateral

Agent agree further that the respective Loan Party’s obligations under such abstract acknowledgment of indebtedness shall not increase the total amount of the Secured Obligations (as defined in the respective agreement governing German Security) and shall not result in any additional liability of any of the Loan Parties or otherwise prejudice the rights of any of the Loan Parties. Accordingly, payment of the obligations under such abstract acknowledgment of indebtedness shall, to the same extent, discharge the corresponding Secured Obligations and vice versa.
Section 11.23 Special Appointment of Collateral Agent in Relation to South Korea.
     (a) Notwithstanding any other provision of this Agreement, each Loan Party hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by such Loan Party to each of the Secured Parties under each of the Loan Documents as and when that amount falls due for payment under the relevant Loan Document or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting that Loan Party, to preserve its entitlement to be paid that amount.
     (b) The Collateral Agent shall have its own independent right to demand payment of the amounts payable by each Loan Party under this Section 11.23, irrespective of any discharge of such Loan Party’s obligation to pay those amounts to the Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting that Loan Party, to preserve their entitlement to be paid those amounts.
     (c) Any amount due and payable by a Loan Party to the Collateral Agent under this Section 11.23 shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Loan Documents and any amount due and payable by a Loan Party to the other Secured Parties under those provisions shall be decreased to the extent that the Collateral Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 11.23.
     (d) Subject to paragraph (c) above, the rights of the Secured Parties (in each case, other than the Collateral Agent) to receive payment of amounts payable by each Loan Party under the Loan Documents are several and are separate and independent from, and without prejudice to, the rights of the Collateral Agent to receive payment under this Section 11.23.
     (e) The Administrative Agent and the Collateral Agent are authorized to enter into consents to any lock-up or listing agreement required by any applicable rule or regulation in connection with any listing or offering of Equity Interests in NKL and may consent to such Equity Interests being held by a depositary or securities intermediary; provided, that the Collateral Agent’s Liens in the Equity Interests of NKL or its direct parents, 4260848 Canada Inc. and 4260856 Canada Inc., are not impaired.

Section 11.24 Special Appointment of Collateral Agent in Relation to France.
     (a) Notwithstanding any other provision of this Agreement, each French Guarantor hereby irrevocably and unconditionally undertakes insofar as necessary, in advance, to pay to the Collateral Agent, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by such French Guarantor to each of the Secured Parties under each of the Loan Documents as and when that amount falls due for payment under the relevant Loan Document or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps to preserve its entitlement to be paid that amount (such payment undertakings, obligations and liabilities which are the result thereof, hereinafter referred to as the “Parallel Debt”).
     (b) The Collateral Agent shall have its own independent right to demand payment of the amounts payable by each French Guarantor under this Section 11.24, irrespective of any discharge of such French Guarantor’s obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps to preserve their entitlement to be paid those amounts.
     (c) Any amount due and payable by a French Guarantor to the Collateral Agent under this Section 11.24 shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Loan Documents and any amount due and payable by a French Guarantor to the other Secured Parties under those provisions shall be decreased to the extent that the Collateral Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 11.24.
     (d) The Collateral Agent shall apply any amounts received in payment of any Parallel Debt in accordance with the terms and conditions of this Agreement governing the application of proceeds in payment of any Secured Obligations.
     (e) The rights of the Secured Parties (other than any Parallel Debt) to receive payment of amounts payable by each French Guarantor under the Loan Documents are several and are separate and independent from, and without prejudice to, the rights of the Collateral Agent to receive payment under this Section 11.24.
Section 11.25 Swiss Tax Ruling. The Borrower shall obtain subsequent to the Closing Date (but within a reasonable time frame) (a) a ruling from the Wallis cantonal tax authority confirming that the payment of Interests under this Agreement shall not be subject to federal, cantonal, and municipal direct taxes levied at source in Switzerland as per Article 51 § 1 lit. d and Article 94 of the Swiss Federal Direct Tax Act of December 14, 1990 and as per Article 21 § 2 lit. a and Article 35 § lit. e of the Swiss Federal Harmonization Direct Tax Act of December 14, 1990, and (b) a ruling from the Zurich cantonal tax authority confirming that the aforesaid direct taxes levied at source may be solely ruled with the Canton where the Swiss real estate is located.

In the event that the aforementioned confirmation is not granted, the Borrower further acknowledges that the gross-up mechanism provided for under Section 2.15 shall apply with respect to any such direct taxes levied at source.
Section 11.26 Designation of Collateral Agent under Civil Code of Quebec. Each of the parties hereto (including each Lender, acting for itself and on behalf of each of its Affiliates which are or become Secured Parties from time to time) confirms the appointment and designation of the Collateral Agent (or any successor thereto) as the person holding the power of attorney (fondé de pouvoir) within the meaning of Article 2692 of the Civil Code of Québec for the purposes of the hypothecary security to be granted by the Loan Parties or any one of them under the laws of the Province of Québec and, in such capacity, the Collateral Agent shall hold the hypothecs granted under the laws of the Province of Québec as such fondé de pouvoir in the exercise of the rights conferred thereunder. The execution by the Collateral Agent in its capacity as fondé de pouvoir prior to the date hereof of any document creating or evidencing any such hypothecs is hereby ratified and confirmed. Notwithstanding the provisions of Section 32 of the Act respecting the special powers of legal persons (Québec), the Collateral Agent may acquire and be the holder of any of the bonds secured by any such hypothec. Each future Secured Party, whether a Lender or any other holder of any Secured Obligation, shall be deemed to have ratified and confirmed (for itself and on behalf of each of its Affiliates that are or become Secured Parties from time to time) the appointment of the Collateral Agent as fondé de pouvoir.
Section 11.27 Maximum Liability. Subject to Section 7.08 and Sections 7.11 through 7.16, it is the desire and intent of (i) each Loan Party and the Lenders, that, in each case, the liability of such Loan Party shall be enforced against such Loan Party to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought after giving effect to the rights of contribution established in the Contribution, Intercompany, Contracting and Offset Agreement that are valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. If, however, and to the extent that, the obligations of any Loan Party under any Loan Document shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state, provincial or federal law relating to fraudulent conveyances or transfers), then the amount of such Loan Party’s obligations (in the case of any invalidity or unenforceability with respect such Loan Party’s obligations) under the Loan Documents shall be deemed to be reduced and such Loan Party shall pay the maximum amount of the Secured Obligations which would be permissible under applicable law; provided that any guarantees of any such obligations that are subject to deemed reduction pursuant to this Section 11.27 shall, to the fullest extent permitted by applicable Requirements of Law, be absolute and unconditional in respect of the full amount of such obligations without giving effect to any such deemed reduction.
Section 11.28 NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.
Section 11.29 Collateral Matters. The Lenders irrevocably agree:

     (a) that the Collateral Agent is authorized to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document, (i) at the time the property subject to such Lien is sold, leased, licensed, consigned, transferred or otherwise disposed of as part of or in connection with any Asset Sale permitted under Section 6.06 to any Person other than a Loan Party (provided that no Lien shall be released in any Series of Cash Neutral Transactions) (or, if such transferee is a Loan Party, the Collateral Agent is authorized to release such Lien on such asset in connection with the transfer so long as (w) the transferee grants a new Lien to the Collateral Agent on such asset substantially concurrently with the transfer of such asset, (x) the transfer is between parties organized under the laws of different countries, (y) the priority of the new Lien is the same as that of the original Lien and (z) the Liens on such property held by or on behalf of the holders of Indebtedness under the Revolving Credit Loan Documents or any Permitted Revolving Credit Facility Refinancing, Permitted First Priority Refinancing Debt, Permitted Secured Priority Refinancing Debt, Additional Senior Secured Indebtedness and Junior Secured Indebtedness are also released), (ii) subject to Section 11.02, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other number of Lenders whose consent is required under Section 11.02), (iii) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guarantee pursuant to Section 7.09 or (iv) upon termination of all Commitments and the repayment in full of all outstanding principal and accrued interest with respect to the Loans, all Fees and other Obligations; and
     (b) to release or subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(i), to the extent required by the terms of the obligations secured by such Liens;
Each Lender irrevocably authorizes the Collateral Agent to, at the Borrower’s expense, execute and deliver documents to authorize the release or subordination of such items of Collateral from the Liens granted under the Security Documents, in each case in accordance with the terms of the Loan Documents and this Section 11.29.
Section 11.30 Electronic Execution of Assignments and Certain other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 11.31 Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Agents upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Agents, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, on the date indicated above.

NOVELIS INC., as the Borrower
By:
Name:
Title

AV METALS INC., as Holdings
By:
Name:

NOVELIS CORPORATION, as U.S. Guarantor
By:
Name:
Title

NOVELIS PAE CORPORATION, as U.S. Guarantor
By:
Name:
Title

NOVELIS BRAND LLC, as U.S. Guarantor
By:
Name:
Title

NOVELIS SOUTH AMERICA HOLDINGS LLC, as U.S. Guarantor
By:
Name:
Title

ALUMINUM UPSTREAM HOLDINGS LLC, as U.S. Guarantor
By:
Name:
Title

NOVELIS ACQUISITIONS LLC, as U.S. Guarantor
By:
Name:
Title

NOVELIS NORTH AMERICA HOLDINGS INC., as U.S. Guarantor
By:
Name:
Title

NOVELIS UK LTD, as U.K. Guarantor
By:
Name:
Title

NOVELIS SERVICES LIMITED, as U.K. Guarantor
By:
Name:
Title

NOVELIS AG, as Swiss Guarantor
By:
Name:
Title

NOVELIS CAST HOUSE TECHNOLOGY LTD., as Canadian Guarantor
By:
Name:
Title

4260848 CANADA INC., as Canadian Guarantor
By:
Name:
Title

4260856 CANADA INC., as Canadian Guarantor
By:
Name:
Title

NOVELIS NO. 1 LIMITED PARTNERSHIP, as Canadian Guarantor, By: 4260848 CANADA INC. Its: General Partner
By:
Name:
Title

NOVELIS EUROPE HOLDINGS LIMITED, as U.K. Guarantor
By:
Name:
Title

NOVELIS SWITZERLAND SA, as Swiss Guarantor
By:
Name:
Title

NOVELIS TECHNOLOGY AG, as Swiss Guarantor
By:
Name:
Title

NOVELIS DEUTSCHLAND GMBH, as German Guarantor
By:
Name:
Title

NOVELIS MADEIRA UNIPESSOAL, LDA, as Madeira Guarantor
By:
Name:
Title

NOVELIS PAE S.A.S., as French Guarantor
By:
Name:
Title

NOVELIS LUXEMBOURG S.A., as Luxembourg Guarantor
By:
Name:
Title

NOVELIS DO BRASIL LTDA., as Brazilian Guarantor
By:
Name:
Title

Signed and Delivered as a Deed for and on behalf of NOVELIS ALUMINIUM HOLDING COMPANY, by its duly authorised attorney, as Irish Guarantor, in the presence of:
Name:
Title:

Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

By:
Name:
Title:

Annex I
Amortization Table

Date	Term Loan Amount
March 31, 2011	$3,750,000
June 30, 2011	$3,750,000
September 30, 2011	$3,750,000
December 31, 2011	$3,750,000
March 31, 2012	$3,750,000
June 30, 2012	$3,750,000
September 30, 2012	$3,750,000
December 31, 2012	$3,750,000
March 31, 2013	$3,750,000
June 30, 2013	$3,750,000
September 30, 2013	$3,750,000
December 31, 2013	$3,750,000
March 31, 2014	$3,750,000
June 30, 2014	$3,750,000
September 30, 2014	$3,750,000
December 31, 2014	$3,750,000
March 31, 2015	$3,750,000
June 30, 2015	$3,750,000
September 30, 2015	$3,750,000
December 31, 2015	$3,750,000
March 31, 2016	$3,750,000
June 30, 2016	$3,750,000
September 30, 2016	$3,750,000
December 31, 2016	$3,750,000
Original Maturity Date	Remaining outstanding principal

EXHIBIT B
Brazilian Security Agreements
German Security Agreements

EXHIBIT C
March __, 2011

To:	Bank of America, N.A., as Administrative Agent 1455 Market Street San Francisco, California 94103 Attention: Bridgett Manduk

Re:	Novelis Inc. Amendment No. 1 to Credit Agreement
Ladies and Gentlemen:
     Reference is hereby made to (i) the Credit Agreement, dated as of December 17, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Novelis Inc., certain affiliates and subsidiaries of Novelis Inc., the several banks and other financial institutions or entities party thereto as lenders, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and (ii) Amendment No. 1 to Credit Agreement (the “First Amendment”) among Novelis Inc., certain affiliates and subsidiaries of Novelis Inc., and the Administrative Agent, in the form posted by the Administrative Agent via Intralinks, Syndtrak or a substantially similar electronic transmission system. Capitalized terms used but not defined herein having the meaning assigned to such terms in the First Amendment.
     CONSENT TO EFFECTIVENESS OF AMENDMENT NO. 1 TO CREDIT AGREEMENT. By signing below, the undersigned, in its capacity as a Lender under the Credit Agreement, hereby acknowledges and consents to, and agrees to the terms of, the First Amendment and hereby irrevocably authorizes Bank of America, N.A., in its capacity as Administrative Agent, to execute the First Amendment on behalf of the undersigned with respect to all Loans owned by the undersigned immediately prior to giving effect to the Amendment.
     AMOUNT OF LOANS TO BE RETAINED. In connection with such consent, the undersigned, in its capacity as a Lender under the Credit Agreement, notifies Bank of America, N.A., in its capacity as Administrative Agent, that such Lender agrees:
                              Retain all Loans
     ☐ to continue to hold the total outstanding principal amount of its existing Loans, as modified by the Amendment.
                              Retain a Portion of the Loans
☐ to hold _____% of the outstanding principal amount of its existing Loans, as modified by the Amendment, with the remaining percentage of its existing Loans assigned on the Amendment Effective Date at par (and such assignment may be consummated by recordation in the Register by the Administrative Agent).
                              Allocate Loans to an Affiliated Fund
☐ to (x) continue to hold $___________ of the outstanding principal amount of its existing Loans, as modified by the Amendment, with the remaining amount of the outstanding principal amount of its existing Loans assigned at par on the Amendment Effective Date (such assigned Loans, the “Assigned Amount”) (and such assignment may be consummated by recordation in the Register by the Administrative Agent) and (y) purchase by assignment to an affiliated fund $__________ aggregate principal amount of Loans (which shall equal the Assigned Amount) promptly following the Amendment Effective Date via such affiliated fund.
                              Increase Amount of Loans
☐ to increase the amount of Loans currently held and to (x) continue to hold the outstanding principal amount of its existing Loans, as modified by the Amendment, and (y) promptly following the Amendment Effective Date, purchase by assignment $___________ aggregate principal amount of Loans (or such lesser amount allocated to such Lender by the Administrative Agent).

IN WITNESS WHEREOF, the undersigned as duly executed this Acknowledgement and Consent as of the date first written above.

,
(Name of Institution)

By:
Name:
Title:

[If a second signature is necessary:

By:
Name:
Title:]